                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             BUSINESS OBJECTS S.A.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                            (BUSINESS OBJECTS LOGO)
                            ------------------------

       NOTICE TO HOLDERS OF AMERICAN DEPOSITARY SHARES OF AN ORDINARY AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2002

     NOTICE IS HEREBY GIVEN THAT an Ordinary and Extraordinary General Meeting of the shareholders of Business Objects S.A., a French corporation (the "Company"), will be held on June 5, 2002 at 2.00 p.m. at CNIT La Defense, Salle Doppler 1&2, 2 Place de la Defense, 92053 Paris La Defense, France, in order to vote on the following items:

Within the authority of the Ordinary General Meeting, the following items will be voted on:

     1. To approve the unconsolidated financial statements of the Company for the year ended December 31, 2001.

     2. To approve the consolidated financial statements of the Company for the year ended December 31, 2001.

     3.        To allocate the profits of the year ended December 31, 2001.

     4. To ratify the appointment of Mr. Bernard Bourigeaud as a Director of the Company.

     5.        To elect Mr. Bernard Bourigeaud as a Director of the Company.

     6. To authorize the Board of Directors to repurchase shares of the Company.

Within the authority of the Extraordinary General Meeting, the following items will be voted on:

     7.        To issue 15,000 share warrants to Mr. Bernard Bourigeaud.

     8. To reserve 260,000 shares for issuance under the Company's French Employee Savings Plan.

     9. To re-affirm the price setting conditions of shares reserved for issuance under the 1995 International Employee Stock Purchase Plan.

     10. To reserve 240,000 shares for issuance under the 1995 International Employee Stock Purchase Plan.

     11. To authorize capital reductions by cancellation of treasury shares.

     12. To delegate to the Board of Directors powers to issue securities of the Company giving immediate or deferred access to the share capital of the Company with preferential subscription rights.

     13. To delegate to the Board of Directors powers to issue securities of the Company giving immediate or deferred access to the share capital of the Company without preferential subscription rights.

     14. To authorize the Board of Directors to increase the share capital of the Company by incorporation of premiums, reserves or profits.


     15. To confirm the waiver of the shareholder's preferential subscription rights to the shares underlying share warrants issued to certain Directors at the shareholders meeting of June 12, 2001.


     16 - 22. To amend the articles of association of the Company in compliance with new French corporate law.

     The foregoing items are more fully described in the Proxy Statement accompanying this notice.

                                          By Order of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. IF THE QUORUM FOR THE ORDINARY AND/OR THE EXTRAORDINARY MEETING IS NOT MET ON JUNE 5, 2002, YOU WILL BE INVITED TO VOTE AT A MEETING ON JUNE 14, 2002 ON THE SAME AGENDA AS DESCRIBED IN THIS NOTICE.

                            [BUSINESS OBJECTS LOGO]

                                PROXY STATEMENT

         FOR ORDINARY AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

                               PROCEDURAL MATTERS

GENERAL; RECORD DATE

     This Proxy Statement is being furnished in connection with the solicitation of Voting Instruction Cards by the Board of Directors of Business Objects S.A. (the "Company") for use at the Ordinary and Extraordinary General Meeting of Shareholders (the "Meeting") to be held on June 5, 2002 at 2:00 p.m., France time, and at any adjournment thereof, for the purposes set forth herein. The Meeting will comprise both an Ordinary and an Extraordinary General Meeting of the Company's shareholders.

     The Meeting will be held at CNIT La Defense, Salle Doppler 1&2, 2 Place de la Defense, 92053 Paris La Defense, France. The Company's principal executive offices are located at 157-159 rue Anatole France 92300 Levallois-Perret, France, and the telephone number at that location is (331) 41 25 21 21.


     These solicitation materials were mailed on or about April 25, 2002, to all holders of American Depositary Shares as of April 10, 2002 (the "Record Date"). The number of shares entitled to vote at the Meeting as of the Record Date is 62,089,010.


INFORMATION CONCERNING VOTING

     Pursuant to a program sponsored by us, our ordinary shares (the "Ordinary Shares" or "Shares") are traded in the United States in the form of American Depositary Shares, each American Depositary Share corresponding to one Ordinary Share deposited with The Bank of New York (the "Depositary"). Our Ordinary Shares are also traded in France on the Premier Marche of Euronext Paris S.A.

     You may vote by using the enclosed Voting Instruction Card. If you wish to vote directly the Ordinary Shares underlying your American Depositary Shares and attend the Meeting, you must contact the Depositary in order to become an owner of the Ordinary Shares corresponding to your American Depositary Shares prior to May 17, 2002.

QUORUM REQUIRED UNDER FRENCH LAW

     The required quorum for ordinary resolutions is one-fourth of the total outstanding Ordinary Shares with voting rights. If such quorum is not met, a second shareholders' meeting will be held. At this second meeting, no quorum is required for ordinary resolutions.

     The required quorum for extraordinary resolutions is one-third of the total outstanding Ordinary Shares with voting rights. If such quorum is not met, a second shareholders' meeting will be held. At this second meeting, the quorum required for extraordinary resolutions is one-fourth of the total outstanding Ordinary Shares with voting rights on second call.

     Ordinary Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Meeting for purposes of establishing a quorum.

MAJORITY VOTE REQUIRED UNDER FRENCH LAW

     Passage of ordinary resolutions requires the affirmative vote of a majority of the Ordinary Shares present or represented at the Meeting.

     Passage of extraordinary resolutions requires the affirmative vote of two-thirds of the Ordinary Shares present or represented at the Meeting.

VOTING BY HOLDERS OF AMERICAN DEPOSITARY SHARES

     You are entitled to notice of this Meeting, and may vote the Ordinary Shares underlying your American Depositary Shares at the Meeting in one of two ways: (A) by properly completing and returning the enclosed Voting Instruction Card to the Depositary by no later than May 30, 2002 (the "Receipt Date"), you will cause the Depositary to vote the Ordinary Shares underlying the American Depositary Shares in the manner prescribed in the Voting Instruction Card as more fully described below; or (B) you may elect to exchange your American Depositary Shares for Ordinary Shares and may attend the Meeting and vote the Ordinary Shares in person.

     The significant differences between these two alternatives are as follows:
(i) a holder of American Depositary Shares will not be entitled to attend the Meeting in person but must rather rely upon the Depositary for representation;
(ii) a holder of American Depositary Shares may not have the opportunity to consider or vote on any matters which may be presented at the Meeting other than those described in this Proxy Statement or any further solicitation made by Business Objects S.A.; (iii) a holder of American Depositary Shares is not entitled to present proposals at the Meeting for consideration at such Meeting; and (iv) a holder of Ordinary Shares must actually be the holder of the Ordinary Shares on June 4, 2002 (and hold such Ordinary Shares through the date of the Meeting), and, therefore, holding American Depositary Shares (or Ordinary Shares) on the Record Date will not be sufficient to entitle one to attend or vote in person at the Meeting.

     Voting Through Depositary. Upon receipt by the Depositary of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary will, insofar as practicable and permitted under applicable provisions of French law and the articles of association of Business Objects S.A., vote or cause to be voted the Ordinary Shares underlying American Depositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card.

     IF (I) VOTING INSTRUCTION CARDS ARE SIGNED BUT ARE MISSING VOTING INSTRUCTIONS, (II) VOTING INSTRUCTIONS CARDS ARE IMPROPERLY COMPLETED, OR (III) NO VOTING INSTRUCTION CARD IS RECEIVED BY THE DEPOSITARY FROM A HOLDER OF AMERICAN DEPOSITARY SHARES ON OR BEFORE THE RECEIPT DATE, THE DEPOSITARY WILL DEEM SUCH HOLDER OF AMERICAN DEPOSITARY SHARES TO HAVE INSTRUCTED THE DEPOSITARY TO GIVE A PROXY TO THE CHAIRMAN OF THE MEETING TO VOTE IN FAVOR OF EACH PROPOSAL RECOMMENDED BY OUR BOARD OF DIRECTORS AND AGAINST EACH PROPOSAL OPPOSED BY OUR BOARD OF DIRECTORS.

     Voting Ordinary Shares. Under French law and our articles of association, only shareholders holding Ordinary Shares may vote the Ordinary Shares and attend a shareholders' meeting, subject to the following: (i) holders of registered Ordinary Shares must have the Ordinary Shares registered in their name at least one Paris (France) business day prior to the date of a shareholders' meeting; (ii) holders of bearer Ordinary Shares must, at least one Paris business day prior to the date of a shareholders' meeting, evidence that the bearer Ordinary Shares are being held in a blocked account by producing a certificate issued by the financial intermediary holding the Ordinary Shares. Therefore, in order for a holder of American Depositary Shares to attend the Meeting and vote the Ordinary Shares, such holder must first become the owner of Ordinary Shares underlying the American Depositary Shares. To accomplish this, a holder of American Depositary Shares must deliver, on or before May 17, 2002, his or her American Depositary Shares to the Depositary for cancellation and pay the related exchange charges of the Depositary, as provided in the Deposit Agreement dated September 22, 1994 and amended on May 8, 1996 and December 30, 1998. The Depositary will then request that the Paris office of BNP Paribas as custodian (the "Custodian") of the Ordinary Shares underlying the American Depositary Shares to register such holder in the share register of Business Objects

S.A. and will request the Custodian to make arrangements to allow the holder of Ordinary Shares to vote at the Meeting. The Custodian will not permit any transfer of the Ordinary Shares during the "blocked period" of June 4 through June 5, 2002.

RECEIPT DATE

     The Depositary must receive the Voting Instruction Card on or before the Receipt Date, which is May 30, 2002.

REVOCABILITY OF VOTING INSTRUCTIONS

     All American Depositary Shares held by holders entitled to vote and represented by properly completed and executed Voting Instruction Cards received on or prior to the Receipt Date, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on the Voting Instruction Cards. A Voting Instruction Card may be revoked by filing with The Bank of New York, before May 30, 2002, a written notice of revocation or a duly executed Voting Instruction Card, in either case dated later than the prior Voting Instruction Card relating to the same American Depositary Shares.

EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Business Objects S.A. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of American Depositary Shares for their reasonable expenses in forwarding proxy material to and in soliciting votes from such beneficial owners. Our Directors, officers and employees may also solicit votes in person or by telephone, telegram, letter, facsimile or other means of communication. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Under French corporate law, owners of Ordinary Shares holding a defined percentage of our share capital may propose new resolutions or modifications to the resolutions presented by the Board of Directors to the shareholders for their approval no later than 10 days following publication of the notice of this Meeting in the "Bulletin des Annonces Legales Obligatoires" ("BALO"). The number of Ordinary Shares required to be held to propose new resolutions for consideration at the Meeting as of the date of this Proxy Statement is 1,670,328. New resolutions or modifications to the resolutions by shareholders must be sent to our registered office at Business Objects S.A., 157-159 rue Anatole France, 92300, Levallois-Perret, France, Attention: Chairman of the Board, by registered mail with acknowledgement of receipt requested. We expect to publish a notice of the Meeting in the BALO on or about May 3, 2002.

DOCUMENTS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY

     The following documents are appended to this Proxy Statement: (i) the report of the Board of Directors relating to the resolutions submitted to the Meeting, (ii) the report of the Board of Directors on the activities of the Company and the Business Objects group in fiscal 2001, (iii) a summary of the unconsolidated financial statements of Business Objects S.A. for fiscal 2001 prepared under French GAAP, (iv) a table showing the unconsolidated results of Business Objects S.A. for the past five fiscal years, (v) a summary of the consolidated financial statements of Business Objects S.A. for fiscal 2001 prepared under French GAAP, (vi) the text of the resolutions submitted to the Meeting and (vii) the Company Audit Committee Charter, as amended. This Proxy Statement is mailed together with our Annual Report on Form 10-K, which includes the consolidated financial results of the Company for fiscal 2001 prepared under U.S. GAAP. In addition, you may request copies of additional information, in accordance with French law relating to commercial companies, using the enclosed Request for Information Form. Such additional information may include, but is not limited to, the statutory auditors' reports.

DISCLAIMER REGARDING COMMITTEE REPORTS

     Neither (i) the compensation committee report contained in this Proxy, (ii) the audit committee report contained in this Proxy, or (iii) any other information required to be disclosed herein by Item 306(a) or (b) of Regulation S-K or item 7(d)(3) of Schedule 14A shall be deemed to be "soliciting material" or to be "filed" with the Securities & Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates it by reference into such filing.

                            ORDINARY GENERAL MEETING

     Within the authority of the Ordinary General Meeting, the following matters will be considered and voted upon:

                                   PROPOSAL 1

     TO APPROVE THE UNCONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR
                        THE YEAR ENDED DECEMBER 31, 2001

     In accordance with French corporate law, the Company's unconsolidated financial statements, prepared under generally accepted accounting principles in France, must be approved by shareholders within six months following the close of the fiscal year. Shareholders are also required to specifically approve certain non-tax deductible expenses, which in the present case correspond mainly to Company car expenses. At the Meeting, the shareholders are being asked to approve the unconsolidated financial statements and these expenses. At the Meeting, the statutory auditors will present their report on the annual unconsolidated financial statements of Business Objects S.A.

     The First Resolution sets forth the full text of the shareholder action to which this Proposal relates.

     A summary of the Company's unconsolidated financial statements for fiscal year 2001 as required by French law, as well as the report of the Board of Directors on these unconsolidated financial statements, are appended to this Proxy Statement.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO
               APPROVE THE UNCONSOLIDATED FINANCIAL STATEMENTS OF
                             BUSINESS OBJECTS S.A.

                                   PROPOSAL 2

      TO APPROVE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR
                        THE YEAR ENDED DECEMBER 31, 2001

     In accordance with French corporate law, the Company's consolidated financial statements, prepared under generally accepted accounting principles in France, must be approved by shareholders within six months following the close of the fiscal year. At the Meeting, the shareholders are being asked to approve the consolidated financial statements. At the Meeting, the statutory auditors will present their report on the annual consolidated financial statements of Business Objects S.A.

     The Second Resolution sets forth the full text of the shareholder action to which this Proposal relates.

     A summary of the Company's consolidated financial statements for fiscal year 2001 as required by French law, as well as the report of the Board of Directors on these consolidated financial statements, are appended to this Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO APPROVE THE
           CONSOLIDATED FINANCIAL STATEMENTS OF BUSINESS OBJECTS S.A.

                                   PROPOSAL 3

          TO ALLOCATE THE PROFITS OF THE YEAR ENDED DECEMBER 31, 2001

     Pursuant to French corporate law, after-tax profits (unconsolidated) of Business Objects S.A. must first be allocated to a "legal reserve" of up to 5% of the annual profits. However, additional allocations for legal reserves are no longer required when the legal reserve reaches 10% of the issued share nominal capital measured as of the close of the fiscal year. After the statutory requirement for allocation to the legal reserve has been met, shareholders may decide to declare a dividend distribution to shareholders, to allocate a portion to a specific reserve and/or to carry the profits forward in retained earnings.

     As of December 31, 2001, the Company's share nominal capital was 6,192,847.40 euros. We propose that of the Company's after-tax profits of 33,130,003.43 euros, 13,445.93 euros shall be allocated to the legal reserve, and the balance of 33,116,557.50 euros shall be carried forward in retained earnings. If this allocation of profits is approved, the legal reserve will amount to 619,284.74 euros, which amount is equal to 10% of the nominal share capital as of December 31, 2001. Pursuant to French law, we remind you that the Company has not declared any dividends during the three previous fiscal years.

     The Third Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
                         TO WHICH THIS PROPOSAL RELATES

                                   PROPOSAL 4

        TO RATIFY THE APPOINTMENT OF MR. BERNARD BOURIGEAUD AS DIRECTOR

     Your Board of Directors appointed Mr. Bernard Bourigeaud as Director of the Company, subject to ratification at the next general meeting of shareholders. This appointment was made to fill the vacancy created by the resignation of Mr. Vincent Worms effective June 29, 2001. In accordance with French law and the articles of association of the Company, shareholders are requested to ratify this decision. Pursuant to French law however, actions of your Board of Directors remain valid even in the absence of such ratification. The term of office of Mr. Bernard Bourigeaud on the Board of Directors is, in accordance with French law, equal to the remainder of the term of office of Mr. Vincent Worms, the leaving Director, and therefore expires at the end of this Meeting.

     The Fourth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

     Information regarding the nominee and other Directors of the Company is set forth on page 18.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
             RATIFYING THE APPOINTMENT OF THE NOMINEE LISTED ABOVE

                                   PROPOSAL 5

           TO ELECT MR. BERNARD BOURIGEAUD AS DIRECTOR OF THE COMPANY

GENERAL

     The Company's Board of Directors is currently comprised of six members. Each Director is appointed for a three-year term. Directors are appointed by shareholders and serve in office until the expiration of their respective term, or until their death or resignation, or until their removal, with or without cause, by the shareholders. There is no limitation, other than applicable age limits, on the number of terms that a Director may serve.

     Information regarding the nominees and other Directors of the Company is set forth on page 18.

NOMINEE

     Mr. Bernard Bourigeaud's term of office will come to an end at the close of this Meeting. Your Board of Directors proposes that his term of office be renewed for a period of three years, expiring at the end of the Ordinary General Meeting called to deliberate upon the Company's financial statements for the fiscal year ending on December 31, 2004, i.e. at the annual shareholders meeting to be held in 2005.

     The Fifth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
                       ELECTING THE NOMINEE LISTED ABOVE

                                   PROPOSAL 6

               TO AUTHORIZE THE BOARD OF DIRECTORS TO REPURCHASE
                             SHARES OF THE COMPANY

     Your Board of Directors was given the authority to repurchase a maximum of 2,000,000 shares at a price not to exceed 60 euros per share, pursuant to the Sixth Resolution adopted at the shareholders meeting held on June 12, 2001. Such authorization will expire on December 11, 2002.

     At the Meeting, shareholders are requested to replace such authorization with a new authorization under which your Board of Directors would be authorized to repurchase a maximum of 2,000,000 shares at a maximum purchase price of 70 euros per share, for a period of eighteen months following this Meeting. Provided, however, that in accordance with French corporate law, the repurchase of shares may not be completed in the event it would reduce the net equity of Business Objects S.A. to an amount lower than the aggregate of its share capital and reserves available for distribution. If this Resolution is adopted, the previous authorization granted at the shareholders meeting of June 12, 2001 would be canceled.

     Under the new authorization, the share repurchase program would be used, among other things, (i) to provide for shares to be used as a consideration in the context of an acquisition or an exchange, (ii) to provide for shares to be used in the context of the implementation of employee stock purchase plans and stock option plans, (iii) to minimize the dilutive effect of a securities issuance, or (iv) to make use of excess cash balances. Repurchased shares may also be cancelled pursuant to the Eleventh Resolution presented below. We currently do not intend to cancel treasury shares.

     Approval of Proposal 6 would have the effect of permitting all treasury shares, including the shares previously repurchased under a separate authorization, to be treated in the same manner and to be used for the same purposes described above.

     The Company currently holds 817,675 treasury shares, including 574,500 Shares repurchased in May 1999 and 243,175 Shares repurchased in September 2001.


     As of the Record Date, the Company had 62,906,685 Ordinary Shares including 22,725,114 shares represented by American Depositary Shares and 817,675 treasury shares. Assuming shareholders' approval of this Proposal, we may repurchase up to an aggregate of 2,000,000 Ordinary and/or American Depositary Shares, which represents approximately 3.2% of the total share capital. The repurchases are not intended to materially reduce the number of holders of Ordinary Shares or American Depositary Shares, nor to reduce the liquidity for such shares on the U.S. or French stock markets on which our securities are traded. The repurchases are not part of a "going private" or similar transaction and, although there are currently fewer than 300 record holders of our American Depositary Shares, we have no current intention to withdraw our Nasdaq listing or our registration under the Securities Act of 1934, as amended.


     We intend to fully comply with applicable U.S. and French securities laws in connection with any repurchase we may make.

     In accordance with article L. 225-209 et seq of the French Commercial Code, repurchased shares have no voting or dividend rights.

     If this Resolution is approved, the shareholders' authorization will be valid for a period of 18 months following the date of this Meeting.

     The Sixth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
                         AUTHORIZING SHARE REPURCHASES

                         EXTRAORDINARY GENERAL MEETING

     Within the authority of the Extraordinary General Meeting, the following items will be voted on:

                                   PROPOSAL 7

                  TO ISSUE WARRANTS TO MR. BERNARD BOURIGEAUD

GENERAL

     Pursuant to French law, the shareholders are being asked to approve the issuance of warrants to subscribe for an aggregate 15,000 Ordinary Shares of the Company to Mr. Bernard Bourigeaud, subject to the condition precedent that the shareholders elect Mr. Bernard Bourigeaud as Director pursuant to the Fifth Resolution.

     This Proposal requires that shareholders waive their preferential subscription rights related to such warrants and to the Ordinary Shares which may be issued upon exercise of such warrants.

EXERCISE PRICE

     The exercise price per Ordinary Share will be equal to the estimated market value of one Ordinary Share of the Company, determined using the last closing sale price of the Company's Ordinary Shares on the last trading day prior to the date of the Meeting, as reported on the Premier Marche of Euronext Paris S.A.

AUDITORS REPORT

     The issuance of warrants without payment as consideration may be viewed as a "special advantage" granted to the recipient within the meaning of French corporate law. As a result, an independent auditor appointed by the courts will consider, in a specific report, the nature and the consequences, if any, on the situation of the shareholders, of the special advantages granted to the recipient. The special advantage from which the recipient of the warrants would benefit consists of the benefit of a fixed exercise price per Ordinary Share on the date of grant, which may be lower than the fair market value at the time of exercise, and the granting of such warrants without payment as consideration.

VESTING AND EXERCISE

     Your Board of Directors intends to provide for the following provisions: the right to subscribe for the Ordinary Shares underlying the warrants would vest over three years, with one third of the warrants exercisable on or after June 1, 2003, one third of the warrants exercisable on or after June 1, 2004 and one third of the warrants exercisable on or after June 1, 2005.

     The share warrants would expire on the earlier of June 5, 2007, or ninety days after Mr. Bourigeaud's termination as a Director.

TRANSFERABILITY

     Mr. Bourigeaud would be required to agree that the warrants are not transferable, except that vested warrants may be transferred to a spouse, a direct descendant or ascendant, or a sibling of the warrant holder.

DILUTIVE EFFECT

     In accordance with French law, the following is an analysis of the dilutive effect of the issuance of the proposed warrants, based on the unconsolidated equity of Business Objects S.A. as of December 31, 2001.

     In the event that none of the warrants to purchase 268,500 shares already issued and outstanding as of December 31, 2001 to certain Directors are exercised, and that the 15,000 additional warrants to be issued are exercised at the price per share of 45 euros, the percentage ownership interest of a shareholder holding 1% of the outstanding shares of the Company will, after the completion of the capital increase, have decreased to 0.999%. If all of the warrants to subscribe for 268,500 shares were exercised before the exercise of the new warrants mentioned above, such shareholder's percentage ownership would decrease to 0.995%.

     In addition, assuming an issue price per share equal to 45 euros, the equity capital per share, which was 3.65 euros at December 31, 2001 would increase to 3.66 euros per share (before taking into account the assumed exercise of the warrants to subscribe for 268,500 shares).

OTHER CONSEQUENCES OF ISSUING WARRANTS

     Should shareholders approve the issuance of the proposed warrants, the Company shall, in accordance with French law, and for as long as any warrant is outstanding, refrain from redeeming its share capital and modifying the allocation of profits without reserving the rights of the holder.

     The Seventh Resolution sets forth the full text of the shareholder action to which this Proposal relates.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ISSUANCE OF WARRANTS TO BERNARD BOURIGEAUD

                                   PROPOSAL 8


           TO RESERVE 260,000 SHARES FOR ISSUANCE UNDER THE COMPANY'S

                          FRENCH EMPLOYEE SAVINGS PLAN

GENERAL


     The French Employee Savings Plan (the "Savings Plan") was approved at the shareholders' meeting held on June 21, 1995. The Savings Plan is a plan under which France-based employees may invest personal savings as well as profit-sharing payments, if any, received from the Company. As part of the Savings Plan, employees may subscribe for securities of the Company through a mutual fund, if and when an offering period is opened by the Board of Directors. The Savings Plan is intended to qualify under the provisions of French tax regulations and is specifically designed to enable the employees to benefit from the French statutory and tax provisions relating to employee stock purchase plans.


     Since its adoption in 1995 through December 31, 2001, the Company has issued 732,242 Ordinary Shares under the Savings Plan, of which 1,854 Ordinary Shares were issued in fiscal 2001 with a weighted average subscription price of
42.06 euros.

     At the shareholders' meeting held on June 12, 2001, the shareholders authorized 50,000 Ordinary Shares reserved for issuance under the Savings Plan, of which 35,525 have been issued as of the date of this Proxy Statement in connection with the subscription period ended in March 2002.

PROPOSAL

     In order to allow the continuance of the Savings Plan, shareholders are requested to approve the issuance of 260,000 Ordinary Shares under the Savings Plan to employees of Business Objects S.A., to establish the mechanism for setting the issue price of the Shares reserved under the Savings Plan, and to authorize the Board of Directors within the limits set forth by the shareholders, to set the dates of subscription and the conditions under which the subscribed Ordinary Shares will be paid for and issued.

     If approved, this reservation for issuance of the 260,000 Ordinary Shares would be effective for a period of two years and would therefore expire in June 2004. Approval of this Proposal constitutes a waiver by the shareholders of their preferential subscription right with respect to the Shares to be issued under the Savings Plan.

     The Eighth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

SUMMARY OF THE FRENCH EMPLOYEE SAVINGS PLAN

     Purpose. The purpose of the Savings Plan is to attract and retain the best available personnel for positions of substantial responsibilities, to provide additional incentive to employees and to promote the success of the Company's business.

     Administration. The Board of Directors administers the Savings Plan. Subject to the other provisions of the Savings Plan, the Board has full and exclusive authority to construe, interpret and apply the terms of the Savings Plan, and to determine eligibility.


     Eligibility and Participation. Any employee of Business Objects S.A. being employed by the Company for at least three months is eligible to participate in the Savings Plan. The number of Ordinary Shares that a given employee may subscribe to is determined as a percentage from 1% to 10% of the compensation received by said employee over a period of six months. No participant may subscribe for more than 500 Shares per subscription period. All employees participating in the Savings Plan have the same rights and privileges, except for the number of Shares that each employee may subscribe to. The right to subscribe for the Shares may be exercised only by the employee and is not transferable.


     Offering Periods. The Board of Directors may, from time to time, and provided that the price setting conditions described below are met, open offering periods of up to approximately six months, generally from April 1 to September 30, and from October 1 to March 31.

     Subscription Price. The issue price of one Share is calculated in euros and is equal to the higher of (i) 85% of the closing sale price for one Ordinary Share as quoted on the Premier Marche of Euronext Paris S.A. on the last trading day prior to the date of the Board of Directors' meeting called to set the opening date for subscription and (ii) 80% of the average of the closing sale prices quoted on such stock exchange on the twenty days of quotation preceding the day of the Board of Directors' meeting called to set the opening date for subscription. The issue price may not exceed 100% of such average.

     Withdrawals. Funds invested by employees cannot be disposed of for a period of five years from the investment, except under limited circumstances defined by French law.

     Tax information. The Savings Plan is intended to qualify under the provisions of French law regulating employee savings plans, which provides for the exemption from income tax and social security contributions on gains realized. The Savings Plan is also intended to qualify under the provisions of Sections 421 and 423 of the United States Internal Revenue Code of 1986, as amended.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESERVATION OF SHARES FOR
                        ISSUANCE UNDER THE SAVINGS PLAN

                               PROPOSALS 9 AND 10

         RELATED TO THE 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     The 1995 International Employee Stock Purchase Plan ("IESPP") was approved at the shareholders' meeting held on June 21, 1995. The IESPP is intended to qualify under the provisions of Sections 421 and 423 of the United States Internal Revenue Code of 1986, as amended.

     Since its adoption in 1995, the Company has issued 1,281,291 Ordinary Shares under the IESPP, of which 153,252 Ordinary Shares were issued in fiscal 2001 with a weighted average subscription price of 22.91 euros.

                                   PROPOSAL 9

   TO RE-AFFIRM THE PRICE SETTING CONDITIONS OF SHARES RESERVED FOR ISSUANCE
           UNDER THE 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN


     At the shareholders' meeting of June 12, 2001, 200,000 Ordinary Shares were authorized for issuance, of which 9,084 have been issued as of the date of this Proxy Statement. The authorization to issue these Shares was granted by the shareholders for two years and therefore expires in June 2003. However, pursuant to French law, the June 2001 shareholders' authorization will expire on the date of this Meeting unless shareholders vote on the issue price of the Shares remaining available for subscription.


     In order to keep the 190,916 Ordinary Shares available for subscription until June 2003, shareholders are requested to vote on the price setting conditions of the issue price of the Shares. We recommend keeping the price setting conditions approved by the shareholders meeting of June 12, 2001 and described below in Proposal 10 unchanged.

     The Ninth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

                                  PROPOSAL 10


      TO RESERVE 240,000 SHARES FOR ISSUANCE UNDER THE 1995 INTERNATIONAL


                          EMPLOYEE STOCK PURCHASE PLAN


     The authorization to issue the Shares referred to in Proposal 9 will expire in June 2003. In order to allow the continuance of the IESPP from June 2003 and replace the pool of shares which will expire in June 2003, shareholders are requested to approve the issuance of 240,000 Ordinary Shares under the IESPP.

     We propose to waive the preferential subscription right granted to shareholders pursuant to French law and to reserve the 240,000 new Shares for issuance to the Business Objects S.A. Employee Benefits Trust, acting on behalf of employees of the group.

     The authorization to issue the 240,000 Ordinary Shares under the IESPP would be granted for a period of two years from the date of this Meeting and would therefore expire in June 2004.

     The Board of Directors will determine the issue price of the Ordinary Shares approved for issuance under the IESPP in accordance with the terms and conditions of the IESPP described below.

     In accordance with French law, set forth below is an analysis of the dilutive effect of the issuance of the 240,000 Shares referred to in this Proposal 10, based on the unconsolidated equity of Business Objects S.A. as of December 31, 2001.

     In the event that none of the warrants to subscribe to 268,500 Shares already issued to certain Directors as of December 31, 2001 are exercised, and that the 240,000 additional Ordinary Shares are issued at the price of 45 euros per Share, the percentage ownership interest of a shareholder holding 1% of the outstanding Shares of the Company will, after the completion of the capital increase, have decreased to 0.996%. If all of the warrants to subscribe 268,500 Ordinary Shares already issued were exercised, such shareholder's percentage ownership interest would decrease to 0.992%.

     In addition, assuming an issue price per Share equal to 45 euros, the equity capital per share, which was 3.65 euros at December 31, 2001, would increase to 3.78 euros per Share (before taking into account the assumed exercise of the warrants to subscribe 268,500 Ordinary Shares already issued).

     The Tenth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

SUMMARY OF THE 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     Purpose. The purpose of the IESPP is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and to promote the success of the Company's business.

     Administration. The Board of Directors administers the IESPP. Subject to the other provisions of the IESPP, the Board has full and exclusive authority to construe, interpret and apply the terms of the IESPP, and to determine eligibility.

     Eligibility. Any employee of the Company or a subsidiary designated by the Board of Directors on a given enrollment date is eligible to participate in the IESPP.

     Participation. An eligible employee may become a participant in the IESPP by completing a subscription agreement authorizing payroll deductions and filing it with the Company or a designated subsidiary prior to the applicable enrollment date.

     Payroll Deductions. At the time a participant files his or her participation agreement, he or she elects to have payroll deductions made on each pay day during the offering period in an amount not to exceed 10% of the compensation which he or she receives on each pay day during the offering period. No participant may subscribe for more than 500 Shares per subscription period. A participant may discontinue, increase or decrease his or her participation during the offering period by filing a new subscription agreement. No interest accrues on payroll deductions.

     Offering Periods. The offering period is a period of approximately six months, commencing on the first trading day on or after April 1 and terminating on the last trading day in the period ending September 30, or commencing on the first trading day on or after October 1 and terminating on the last trading day in the period ending March 31.

     Issue Price. The issue price per Ordinary Share is set in euros and may not be less than eighty five percent (85%) of the lowest closing sales price for one Ordinary Share as quoted on the Premier Marche of Euronext Paris S.A. on the last trading day prior to the first day of the offering period or on the last trading day of the offering period.

     Withdrawal; Termination of Employment. A participant may withdraw all but not less than all of the payroll deductions credited to his or her account at any time prior to the exercise date. A participant's withdrawal from an offering period has no effect on his or her eligibility to participate in any succeeding offering period. Upon a participant ceasing to be an employee for any reason, he or she is deemed to have elected to withdraw from the IESPP and the payroll deductions not yet used to exercise the option are returned to such participant.

TAX INFORMATION

     The IESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the United States Internal Revenue Code of 1986, as amended.

     Under these provisions, no income will be taxable to a participant until the shares purchased under the IESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Under current French tax regulations, the Company is not entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the IESPP. Reference should be made to the applicable provisions of the United States Internal Revenue Code of 1986, as amended. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTIONS
                              RELATED TO THE IESPP

                                  PROPOSAL 11

       TO AUTHORIZE CAPITAL REDUCTIONS BY CANCELLATION OF TREASURY SHARES

     If the shareholders authorize the share repurchase program pursuant to the Sixth Resolution, we also propose that shareholders authorize the Board of Directors to reduce the share capital, on one or more occasions, by cancellation of the treasury shares held by us following repurchases of our own shares. In accordance with applicable law, shares cancelled over a twenty-four month period may not exceed 10% of the outstanding share capital.


     The above authorization would replace the authorization granted at the shareholders meeting of June 12, 2001 and would be valid for a period of eighteen months from the date of this Meeting.


     The Eleventh Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO REDUCE THE SHARE CAPITAL BY CANCELLATION OF TREASURY SHARES

                              PROPOSALS 12 AND 13

    TO DELEGATE TO THE BOARD OF DIRECTORS POWERS TO ISSUE SECURITIES OF THE COMPANY GIVING IMMEDIATE OR DEFERRED ACCESS TO THE SHARE CAPITAL OF THE
            COMPANY WITH OR WITHOUT PREFERENTIAL SUBSCRIPTION RIGHT

GENERAL

     Under applicable French corporate law, shareholders must decide the issuance of securities that provide, or may provide, access to the share capital of a corporation. This shareholders' approval may be given with respect to a specific transaction. Alternatively, the authority to issue this type of security may be delegated to the Board of Directors who may then issue securities without further shareholder action subject, in some instances, to the shareholders' preferential subscription right. The preferential subscription right is a statutory pre-emptive right of a shareholder to subscribe to a pro rata portion of securities being issued. The right is transferable by a shareholder during the subscription period and may be waived automatically by law or by consent of the shareholders depending on the securities being issued.


     At the shareholders' meeting held on June 5, 2000, the issuance of securities corresponding to 10,000,000 Shares with or without preferential subscription rights was approved by shareholders. The authorization to issue securities with preferential subscription rights was increased by the shareholders meeting held on February 6, 2001 to 32,000,000 shares, 20,320,380 of which have been used as a result of the three-for-two stock split effected in March 2001 in the form of a free allocation of Shares.



     The shareholders authorizations to issue securities will expire in August 2002. In order to maintain the right to issue securities, shareholders are requested to renew the authorizations to issue securities with or without preferential subscription rights for up to 5,000,000 Shares, representing approximately 8% of our total share capital as of the date of this Proxy Statement. These authorizations shall replace those previously granted and will be valid for a period of 26 months following the date of this Meeting.

     Proposals 12 and 13 seek to delegate to the Board of Directors full authority to effect, at its discretion, various securities issuances, it being specified that the Board of Directors may delegate to its Chairman all of the powers to carry out the share capital increase(s).

     We do not currently intend to use these authorizations, but rather seek the flexibility to issue one or more types of securities in response to the Company's funding and development needs, if any.

LIMITATIONS ON ISSUANCES


     Pursuant to Proposals 12 and 13, we seek authorization to issue new securities having an aggregate nominal value of up to 500,000 euros (corresponding to 5,000,000 Shares). Where the transaction involves securities, which do not give immediate access to the share capital of the Company but are convertible into or exchangeable or redeemable for securities with such access, the 500,000 euros limit applies to the underlying securities providing the right to participate in the share capital.


     As part of the 500,000 euros limit, shareholders are requested to set specific limits applicable to the following securities:

          (a) no "preferred shares" which have preferred dividend rights but no voting rights and no "investment certificates" which have voting rights only would be authorized. Given the complexity of these two types of securities, your Board of Directors recommends not issuing these types of securities.

          (b) A limit of 500,000 euros par value for shares underlying debt securities convertible or exchangeable into equity securities or redeemable with equity securities of the Company.

          (c) A limit of 500,000 euros par value for debt securities with warrants to purchase equity securities ("Obligations a Bons de Souscription d'Actions" or "OBSA").

     In addition, the aggregate nominal value of debt securities could not exceed 200,000,000 euros.

                                  PROPOSAL 12

TO DELEGATE TO THE BOARD OF DIRECTORS POWERS TO ISSUE SECURITIES OF THE COMPANY
  GIVING IMMEDIATE OR DEFERRED ACCESS TO THE SHARE CAPITAL OF THE COMPANY WITH
                        PREFERENTIAL SUBSCRIPTION RIGHT

     Under this Proposal, and subject to the limitations discussed under the headings "General" and "Limitations on issuances", your Board of Directors will be granted the right to issue, on one or more occasions, all types of securities giving immediate or deferred access to a portion of the share capital. Securities which could be issued include Ordinary Shares, warrants, debt securities or other securities, which are convertible into, exchangeable for or redeemable with equity securities of the Company.


     Owners of Ordinary Shares would have preferential subscription rights with respect to any securities proposed to be issued under the authority sought in this Proposal 12. While shareholders would have the right to subscribe for convertible or similar securities in the original issuance, they would have no right with respect to Shares issuable upon later conversion, exercise or redemption of such convertible or similar securities.


     At the Meeting, shareholders are being asked to: (i) delegate to the Board of Directors the authority to issue securities which immediately or in the future give right to access to the share capital of the Company; and (ii) waive preferential subscription rights with respect to any securities that may later be issued upon exercise, conversion, redemption, presentation of a warrant or any other means or other exchange of the securities referred to in clause (i).

     The issue price of the securities issued under this Proposal 12 will be determined by the Board of Directors provided that the sum paid to the Company for each of the Shares issued or to be issued shall be at least equal to the nominal value of the Ordinary Shares.

     The authorization under Proposal 12 would replace the authorization granted at the shareholders meeting of June 12, 2001 and would be valid for a period of twenty-six months following this Meeting.

     The Twelfth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

                                  PROPOSAL 13

TO DELEGATE TO THE BOARD OF DIRECTORS POWERS TO ISSUE SECURITIES OF THE COMPANY GIVING IMMEDIATE OR DEFERRED ACCESS TO THE SHARE CAPITAL OF THE COMPANY WITHOUT
                        PREFERENTIAL SUBSCRIPTION RIGHT

     Under this Proposal, and subject to the limitations discussed under the headings "General" and "Limitations on issuances", your Board of Directors will be granted the right to issue, on one or more occasions, all types of securities that immediately or in the future give right to access to the share capital of the Company. As with Proposal 12, securities which could be issued under this Proposal include Ordinary Shares, warrants, debt securities or other securities which are convertible into, exchangeable for or redeemable with equity securities of the Company.


     In contrast to Proposal 12, owners of Ordinary Shares would not have preferential subscription rights with respect to any securities issued under the authority sought in this Proposal 13, or to the Shares issuable upon later conversion, exercise or redemption of such convertible or similar securities.



     Your Board of Directors may however, in its discretion, provide "priority rights" with respect to issuances covered by this Proposal 13 to owners of Ordinary Shares which would provide such owners the right to subscribe for new securities on a prorated basis before such securities are offered in connection with a public offering of such securities. Unlike the preferential subscription right however, a priority right is not a statutory pre-emptive right and may not be transferred during the subscription period.


     In addition, your Board may use the authorization solely in connection with public offerings. Any issuance reserved to specific persons would require the prior authorization of shareholders at an extraordinary shareholders' meeting.

     At the Meeting, shareholders are being asked to: (i) delegate to the Board of Directors the authority to issue securities which immediately or may in the future give the right to access to the share capital of the Company; (ii) to waive preferential subscription rights with respect to the issuance of any securities issued by the Company with the authority described in clause (i); and
(iii) to further waive preferential subscription rights with respect to securities that may later be issued upon exercise, conversion, redemption, exchange, presentation of a warrant or any other means or other exchange, of the securities referred to in clause (i).

     The issue price for securities issued under the authority of this Proposal 13 would be set in accordance with applicable law, and would be at least equal to the average price of our Ordinary Shares during ten consecutive days occurring within the twenty trading days preceding the beginning of issuance, as quoted on the Premier Marche of Euronext Paris S.A.

     The authorization under Proposal 13 would replace the authorization granted at the shareholders meeting of June 12, 2001 and would be valid for a period of twenty-six months following the Meeting.

     The Thirteenth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTIONS TO WHICH
                           PROPOSALS 12 AND 13 RELATE

                                  PROPOSAL 14

    TO AUTHORIZE THE INCREASE OF THE SHARE CAPITAL THROUGH CAPITALIZATION OF
                         PROFITS, RESERVES AND PREMIUMS

     Shareholders are requested to renew the authority of the Board of Directors to increase the share capital by incorporation of premiums, reserves and profits, up to a maximum of 500,000 euros nominal value.

     Your Board does not currently intend to use such authorization but believes it is important to have the flexibility to do so, should the Company decide for instance to effect a stock split in the form of free allocation of shares.

     The Fourteenth Resolution sets forth the full text of the shareholder action to which this proposal relates.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO WHICH THIS
                                PROPOSAL RELATES

                                  PROPOSAL 15


 TO CONFIRM THE WAIVER OF THE SHAREHOLDERS' PREFERENTIAL SUBSCRIPTION RIGHTS TO THE SHARES UNDERLYING WARRANTS ISSUED AT THE SHAREHOLDERS MEETING OF JUNE 12,
                                      2001


     At the shareholders' meeting held on June 12, 2001, shareholders approved the issuance of warrants to subscribe to an aggregate of 45,000 Ordinary Shares to three of the Company's Directors. Pursuant to French law, such issuances require that shareholders waive their preferential subscription rights to both the warrants and to the Shares underlying such warrants. In the French language version of the resolutions adopted by the shareholders meeting of June 12, 2001, the waiver of the preferential rights for the 45,000 Ordinary Shares underlying the warrants was omitted due to a technical error. We therefore propose that shareholders acknowledge this technical error and confirm their resolution to waive their preferential subscription rights to both the warrants and the underlying Shares, and to reserve the subscription of both the warrants and the underlying Shares to the three Directors.

     The Fifteenth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION CONFIRMING THE
                   WAIVER OF PREFERENTIAL SUBSCRIPTION RIGHTS

                            PROPOSALS 16 THROUGH 21

     TO AMEND THE ARTICLES OF ASSOCIATION OF THE COMPANY IN COMPLIANCE WITH
                            NEW FRENCH CORPORATE LAW

     Proposals 16 through 21 seek to amend the Company's articles of association, in compliance with French law n.2001-420 dated May 15, 2001 (the "New Law") which amends a number of provisions governing French corporations. Pursuant to this New Law, all French public companies are required to amend their articles of association no later than November 16, 2002 to reflect the New Law.

     Items which are required to be amended include:

          a) A new definition of the respective powers of the Board of Directors, the Chairman and the Chief Executive Officer.

          Prior to the adoption of the New Law, the two management bodies of a corporation such as our Company, i.e. the Board of Directors and its Chairman and Chief Executive Officer, had almost identical powers. One of the objectives of the New Law was to clarify the respective duties and powers and to eliminate the possible overlap. In accordance with the New Law, shareholders are requested to approve amendments to our articles of association as follows:

        - The Board of Directors determines the directions of the Company's activities and oversees their implementation. Within the limits of the Company's corporate purpose and the powers expressly reserved by law to shareholders, the Board addresses all questions relating to the Company's good standing. The Board of Directors implements all controls and verifications that it deems appropriate. Each Director receives information necessary to the fulfillment of his or her duties and may request copies of all documents he or she deems appropriate (PROPOSAL 16 amending article 12 of our articles of association).

        - The Chairman of the Board represents the Board of Directors, directs and organizes its activities and reports to shareholders on such activities. The Chairman sees that the various bodies of the

          Company operate correctly and in particular that Directors are each able to fulfill their duties (PROPOSAL 17 amending article 13 of our articles of association).

        - The Chief Executive Officer ("Directeur General") is responsible for the general management of the Company. He or she is vested with the most extensive powers to act under all circumstances on behalf of the Company, within the limits of the corporate purpose of the corporation and the powers expressly reserved by law to the Board of Directors and the shareholders. In compliance with the New Law, the Board of Directors may appoint one or several individuals (named "Directeur General Delegue") to assist the Chief Executive Officer (Part of PROPOSAL 18 amending article 14 of our articles of association).

          b) The possible separation of the office of the Chairman of the Board and that of the Chief Executive Officer (part of PROPOSAL 18 amending article 14 of the article of association).

          Prior to the adoption of the New Law, the combination of the role of Chairman and Chief Executive Officer was mandatory. The New Law now allows for the separation of the offices of the Chairman and that of the Chief Executive Officer.


          In accordance with the New Law, the Board of Directors determines whether or not the roles of the Chairman and Chief Executive Officer should be separate or combined. Under Proposal 18, your Board will select between these two alternatives at each election or renewal of the Chairman of the Board, or at each election or renewal of the Chief Executive Officer if the office of the Chairman and the office of the Chief Executive Officer are separate.


          c) The broadening of the scope of related party transactions subject to prior authorization and disclosure (PROPOSAL 19 amending article 15 of the article of association).

          French corporate law requires prior Board approval and shareholders ratification for transactions in which Directors and members of the management have directly or indirectly an interest. The New Law broadens the definition of such transactions, mainly by adding transactions in which a shareholder holding 5% or more of our share capital has an interest.

          The text of the Nineteenth Resolution reflects the new definition and procedural matters with respect to the related party transactions under the New Law.

          d) Other amendments

          PROPOSAL 20 amends article 11.2 of our articles of association to provide, in accordance with the New Law, that when no meeting of the Board of Directors has taken place for a period of two months, Directors representing at least one third of the members of the Board or the Chief Executive Officer may request the Chairman of the Board to call a Board meeting on a specific agenda.

          PROPOSAL 21 amends article 7 of our articles of association. Under
     Article 7 of our articles of association and French law, shareholders who, through one or several entities, hold shares or voting rights representing more than 5% of the share capital or voting rights, or any multiple thereof, or one third or two thirds of the share capital or voting rights must notify the Company of the total number of Ordinary Shares or voting rights owned, within 15 days from the date these thresholds have been reached. The notification obligations also apply each time the percentage of capital or voting rights falls under 5% or a multiple thereof or one third or two thirds of the share capital or voting rights. In the absence of notification, a shareholder may be deprived from its voting rights for a two-year period. The proposed amendment is to conform to the New Law and provides that the notification obligations apply to the intermediary registered with the Company or an authorized financial intermediary, on behalf of shareowners which are not resident of France.

     The Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth and Twenty-First Resolutions set forth the full text of the shareholder action to which these proposals relate.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTIONS TO AMEND THE
                            ARTICLES OF ASSOCIATION

                                  PROPOSAL 22

TO AMEND THE ARTICLES OF ASSOCIATION IN ORDER TO COMPLY WITH THE TERMINOLOGY OF
 THE NEW LAW AND THE CONSOLIDATION OF THE LAW N.66-537 OF JULY 24, 1966 AND THE
                             FRENCH COMMERCIAL CODE

     This Proposal is to amend the form but not the content of our articles of association in order to (i) reflect the terminology of the New Law, by replacing the words "Chairman" and "Directeur General" by "Chairman or Chief Executive Officer" and "Directeur General Delegue" respectively; and to (ii) replace all references to articles of the law n.66-537 of July 24, 1966 relating to commercial companies with applicable references to articles of the French Commercial Code, due to the consolidation of the law n.66-537 into the French Commercial Code and the related renumbering of the provisions.

     The Twenty Second Resolution sets forth the full text of the shareholder action to which this proposal relates.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO AMEND THE
                            ARTICLES OF ASSOCIATION

     INFORMATION REGARDING NOMINEES. OTHER DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information regarding the nominee for Director, each other Director of the Company whose term of office continues after the Meeting, and each Executive Officer of the Company.

             NAME               AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----               ---    ------------------------------------------------------------
                                                                 NOMINEE

Bernard Bourigeaud              58     Chairman of the Management Board and Chief Executive Officer
                                       of Atos Origin. Mr. Bourigeaud has been since 2000 Chairman of the Executive Board and Chief Executive Officer of Atos
                                       Origin, a leading business and technology integrator
                                       resulting from the merger of Atos and Origin, a subsidiary of Philips. From 1992 to 2000, he was Chairman and Chief
                                       Executive Officer of Axime, which after merger with Sligos, became Atos. Prior to that, Mr. Bourigeaud was a partner at
                                       Deloitte Haskins and Sells, first heading the consulting
                                       practice, then in charge of all areas of the French practice including audit, tax, consulting and corporate finance. Mr.
                                       Bourigeaud is a French chartered accountant with graduate
                                       degrees in economics and management. Mr. Bourigeaud is a
                                       director of Atos Origin BV, Atos ODS Origin, CCMX Holding
                                       and SNT Group NV; he is the Chairman of the Supervisory
                                       Board of Atos Odyssee, Atos Origin Nederland, and Atos
                                       Origin Processing Services; and he is the Chairman of the
                                       Management Board of Atos Origin, and the representative of
                                       Atos Origin in the Supervisory Board of Atos Euronext.

                                                             OTHER DIRECTORS

Bernard Liautaud                40     Chairman of the Board and Chief Executive Officer. Mr.
                                       Liautaud is a founder of Business Objects and has served as
                                       Chairman of the Board and Chief Executive Officer of
                                       Business Objects since its inception in August 1990. Prior to the founding of Business Objects, Mr. Liautaud was the
                                       Sales Marketing Manager with Oracle France. Mr. Liautaud is the son-in-law of Mr. Silverman, a Director of Business
                                       Objects. Mr. Liautaud does not hold directorships other than in subsidiaries of Business Objects, including Business
                                       Objects (U.K.) Ltd., Business Objects Switzerland AG,
                                       Business Objects Nihon BV, Business Objects Belux NV,
                                       Business Objects Deutschland GmbH, Business Objects Iberica
                                       S.L., Set Analyzer Ltd., Business Objects Canada Inc and
                                       Business Objects Canada Co. Mr. Liautaud's term of office on the Board of Directors expires in 2003.

Bernard Charles                 44     President of Dassault Systemes. Mr. Charles has been
                                       President of Dassault Systemes, a worldwide leader in
                                       computer aided design (CAD) since September 1995. From 1988 to September 1995, he was President of the Dassault Systemes
                                       Research & Development. Mr. Charles joined the Board of
                                       Directors in 1998. Mr. Charles is also a director of
                                       Dassault Systemes Provence S.A., Dassault Data Services
                                       S.A., Dassault Systemes of America Corp, Dassault Systemes
                                       Corp, Dassault Systemes K.K., DELMIA Corp., Enovia Corp.,
                                       Solidworks Corp., SmarTeam Corporation Ltd and Invention
                                       Machine Corp. Mr. Charles' term of office on the Board of
                                       Directors will expire in 2004.

Albert Eisenstat                70     Consultant and Private Investor. Mr. Eisenstat has been a
                                       consultant and private investor since 1993. Mr. Eisenstat
                                       was a Director and Executive Vice President for Corporate
                                       Development and Corporate Secretary of Apple Computer Inc.
                                       from 1988 to 1993. Mr. Eisenstat is a director of Sungard
                                       Data Systems and the Benham Funds of the American Century
                                       Mutual Funds Group. Mr. Eisenstat joined the Business
                                       Objects Board of Directors in June 1995, and his term of
                                       office on our Board of Directors will expire in 2004.

             NAME               AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----               ---    ------------------------------------------------------------
Arnold Silverman                63     Consultant and Private Investor. Mr. Silverman is a venture capital investor. Mr. Silverman was a director of Oracle
                                       Corporation from 1984 to 1991. Mr. Silverman is a director in Times Ten Performance Software Company, Nishan Systems,
                                       iRise, Quiq Corporation, e-Intelligence, Exemplary Software
                                       and Presidio Software. Mr. Silverman is the father-in-law of
                                       Mr. Liautaud. Mr. Silverman joined the Business Objects
                                       Board of Directors in February of 1991, and his term of
                                       office on our Board of Directors will expire in 2004.

John Olsen                      50     President and Chief Operating Officer. Mr. Olsen became a
                                       Director of Business Objects in October 2000. He joined
                                       Business Objects as President and Chief Operating Officer in
                                       July 2001. Mr. Olsen runs Business Objects global
                                       operations, worldwide marketing, alliances, professional
                                       services, and the Business Objects e-store. Prior to joining
                                       Business Objects, he was President and Chief Executive
                                       Officer of Marimba, Inc., a provider of Internet
                                       infrastructure management solutions. Prior to joining
                                       Marimba in July 2000, he served as President of the Design
                                       Realization Group of Cadence Design Systems, Inc. Mr. Olsen
                                       also spearheaded new business initiatives for Cadence, such as electronic commerce, which targeted the distribution of design productivity software over the Internet. In addition,
                                       Mr. Olsen had previously served as Executive Vice President of Cadence's Worldwide Field Operations, overseeing the
                                       sales, marketing and services functions and a staff of
                                       2,400. Before joining Cadence in 1993, Mr. Olsen had held
                                       the position of partner, Strategic Services, at KPMG Peat
                                       Marwick. Mr. Olsen had previously served as regional
                                       director of sales and marketing for Electronic Data Systems
                                       (EDS). Mr. Olsen holds a Masters in Management Science from
                                       University of South Florida, and a B.S. in Industrial
                                       Engineering from Iowa State University. Mr. Olsen is a
                                       director of Zamba Solutions, Inc. His term of office on our
                                       Board of Directors will expire in 2003.

                                                            EXECUTIVE OFFICERS

Clifton Weatherford             55     Executive Vice-President and Chief Financial Officer. Mr.
                                       Weatherford joined Business Objects in August 1997 as Senior
                                       Group Vice-President, Chief Financial Officer and was
                                       promoted in 2001 Executive Vice President and Chief
                                       Financial Officer. Mr. Weatherford is responsible for our
                                       worldwide finance, information technology and administration organization. He has more than 30 years of financial
                                       management experience, most recently, from January 1996 to
                                       August 1997, as Chief Financial Officer of NETCOM On-Line
                                       Communication Services, Inc., a global internet service
                                       provider. Prior to joining NETCOM, Mr. Weatherford served as
                                       Chief Financial Officer of Logitech, Inc., a manufacturer of computer peripheral products, from February 1994 to December
                                       1995. He has also held senior financial positions at Texas
                                       Instruments, Schlumberger, and Tandem Computers. Mr.
                                       Weatherford serves as the Business Objects representative on the Board of InStranet, Inc., a privately held software
                                       company. He does not hold other directorships, other than in subsidiaries of Business Objects.

David Kellogg                   39     Senior Group Vice-President, Marketing. Mr. Kellogg joined
                                       Business Objects in May 1995 as Vice President of Product
                                       Marketing, was promoted to Senior Group Vice President,
                                       Corporate Marketing in May 1999 and was further promoted to
                                       Senior Group Vice President of Worldwide Marketing in
                                       January 2002. Mr. Kellogg is responsible for marketing at
                                       Business Objects, including product, product line, strategic marketing, market intelligence and field marketing, as well as corporate communications. Mr. Kellogg has more than 15
                                       years of experience in the database and business
                                       intelligence software tools industry. Before joining
                                       Business Objects, he was Vice President of Marketing at
                                       Versant Object Technology, a provider of enterprise database management systems, from June 1992 to April 1995.

             NAME               AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----               ---    ------------------------------------------------------------
Eric Bregand                    35     Group Vice President, Product Group. Eric Bregand joined
                                       Business Objects in 1994 as Product Marketing Manager.
                                       Director of the Product Design team from 1996 to 1998, Mr.
                                       Bregand was promoted to General Manager of Core Products in
                                       1998 and further promoted to Vice-President of Enterprise
                                       Products in May 1999. Mr. Bregand is responsible for product development for the Business Objects product line, including
                                       Business Objects and WebIntelligence. His responsibilities include long-term product strategy as well as product vision and design, development, quality assurance, documentation, localization, product packaging, and maintenance. He has a solid experience in software process engineering, business intelligence and database software including
                                       multidimensional analysis and reporting tools. Prior to
                                       joining Business Objects, Mr. Bregand held senior positions related to product development and software process
                                       engineering at GSI, a leading outsourcing company
                                       specialized in payroll services in Europe. Mr. Bregand has a masters degree in engineering from Ecole Superieure
                                       d'Electricite in France.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 16 meetings, including 4 quarterly meetings and 12 technical meetings during fiscal 2001. Mr. Charles attended 4 meetings. Mr. Bourigeaud attended 2 meetings after his nomination on the Board of Directors. No other incumbent Director during the last fiscal year attended in person or via conference call fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which such Director served.

     On July 17, 2001, the Board of Directors appointed Mr. Bernard Bourigeaud as a Director of the Company, subject to ratification at the next general meeting of shareholders. Although Mr. Bourigeaud has served as a Director since such date, due to an inadvertent failure to timely purchase a single Ordinary Share, under French law, Mr. Bourigeaud technically lost his status as Director for a period. This minor technical deficiency has been cured, and for the purposes of disclosure in this Proxy Statement, we have considered Mr. Bourigeaud a Director of the Company since his original appointment in July 2001.

     The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     During fiscal year 2001, the Audit Committee held 4 meetings and was composed of Messrs. Silverman, Charles and Eisenstat. On June 5, 2001, the Board of Directors elected Mr. Vincent Worms as a member of the Audit Committee. After Mr. Worms resigned from his position as Director and Audit Committee member, he was replaced by Mr. Bernard Bourigeaud on October 30, 2001. Pursuant to the Nasdaq Market Rules, the Audit Committee must comprise at least three independent members. Messrs. Charles, Bourigeaud and Eisenstat meet the independence requirements of the Nasdaq National Market listing standards. Mr. Silverman is the father-in-law of Mr. Liautaud, the Chief Executive Officer of the Company. As a result of this relationship, Mr. Silverman would not be considered independent under the Nasdaq National Market rules regarding the independence of Audit Committee members. Mr. Silverman, however, resigned from the Audit Committee effective March 27, 2002 and his resignation was accepted by the Board of Directors on March 28, 2002.


     In compliance with the Nasdaq National Market rules, the Board of Directors adopted a formal written Audit Committee Charter on June 5, 2000. Such Charter was amended on March 28, 2002, a copy of which is appended to this Proxy statement. The Audit Committee is responsible for, among other things, (i) recommending engagement of the Company's independent auditors, (ii) reviewing the audit plan and scope with the independent auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the

Company's operating results, and (v) reviewing the Company's system of internal controls. The Audit Committee held 4 meetings during fiscal 2001.


     The Compensation Committee, which currently consists of Messrs. Eisenstat and Charles, is responsible for reviewing the compensation and benefits for the Company's Chief Executive Officer and other Executive Officers. The Compensation Committee held 4 meetings during fiscal 2001. None of the Compensation Committee members is an officer or employee of the Company.

     Each of the Committees makes recommendations to the Board of Directors, for final decision by the Board.

                           COMPENSATION OF DIRECTORS


     With the exception of Mr. Liautaud and Mr. Olsen after he joined as President and Chief Operating Officer, Directors received cash remuneration for serving on the Board of Directors, consisting in fiscal 2001 of fees of U.S.$4,500 per quarterly Board meeting attended, U.S.$1,000 for each additional Board meeting attended and a U.S.$3,000 quarterly retainer. Directors are also reimbursed for reasonable expenses incurred in attending Board and Committee meetings. Directors do not receive additional compensation for serving on a Committee.


                      WARRANTS ISSUED TO CERTAIN DIRECTORS

     On April 25, 1995, the Board of Directors proposed the issuance of warrants to subscribe to 36,000 shares to a Director with an exercise price of 3.70 euros per share, vesting at a rate of 33.33% per year from June 22, 1995. The warrants were issued in June 1995 after shareholder approval. The difference between the exercise price and the estimated fair value of such warrants was immaterial. All of these warrants were exercised during the year ended December 31, 2000.

     On April 28, 1997, the Board of Directors proposed the issuance of warrants to subscribe to a total of 144,000 shares to four Directors with an exercise price of 2.81 euros per share. These warrants vested monthly over three years commencing January 1, 1997. The warrants were issued in June 1997 after shareholder approval. The difference between the exercise price and the estimated fair value of such warrants was immaterial. As of December 31, 2001, 36,000 of these warrants were outstanding.

     On April 28, 1998, the Board of Directors proposed the issuance of warrants to subscribe to a total of 210,000 shares to five Directors. The warrants were issued on June 18, 1998 after shareholder approval and have an exercise price of
4.91 euros. As of December 31, 2001, 165,000 of these warrants were outstanding.

     On May 4, 1999, the Company's shareholders approved the issuance of warrants to subscribe to an aggregate of 45,000 shares at an exercise price of
7.59 euros per share to a Director. These warrants were fully vested as of May 4, 1999. As of December 31, 2001, all of these warrants were exercised.

     On February 6, 2001, the Company's shareholders approved the issuance of warrants to subscribe to a total of 22,500 shares at an exercise price of 57.97 euros per share to a Director. These warrants vest over three years, beginning on May 1, 2001. As of December 31, 2001, all of these warrants were outstanding.

     On June 12, 2001, the Company's shareholders approved the issuance of warrants to subscribe to a total of 45,000 shares at an exercise price of 36.13 euros per share to three Directors. These warrants vest over three years, beginning on June 1, 2001. As of December 31, 2001, all of these warrants were outstanding.

     Except as otherwise noted, all share and per share information set forth in this section and throughout this Proxy Statement gives effect to the three-for-two stock split effected on March 12, 2001.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of American Depositary Shares or Ordinary Shares (together referred to as the "shares") of the Company for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company; (ii) each of the Company's Directors; (iii) the Company's Chief Executive Officer and each of the Named Executive Officers named in the Summary Compensation Table hereof; and (iv) all Directors and executive officers of the Company as a group. Information related to holders of more than 5% of the outstanding shares was obtained from filings made with the Securities & Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or filings made in France with the Conseil des Marches Financiers. Information related to Directors and Executive Officers is as of April 2, 2002.

                                                            SHARES                 PERCENTAGE
5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS    BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
-------------------------------------------------    ---------------------    ---------------------
5% SHAREHOLDERS
FMR Corp and Fidelity International Limited...             3,318,056                  5.40%
DIRECTORS
Bernard Bourigeaud.........................                        1                     *
Albert Eisenstat(2)........................                   92,003                     *
Arnold Silverman(3)........................                  249,879                     *
Bernard Charles(4).........................                   80,003                     *
EXECUTIVE OFFICERS
Bernard Liautaud(5)........................                1,946,810                  3.17%
John Olsen(6)..............................                   15,003                     *
Clifton Weatherford(7).....................                  147,953                     *
David Kellogg(8)...........................                   44,749                     *
Eric Bregand(9)............................                  101,410                     *
All Directors and executive officers as a group
  (10 persons)(10).........................                2,677,811                  4.36%

---------------
  *  Less than 1%.

 (1) Applicable percentage ownership in the above table is based on 61,421,991 shares outstanding as of April 1, 2002, which excludes 817,675 shares held in treasury. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 10, 2002, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Includes 50,000 shares issuable upon the exercise of share warrants exercisable on or after June 9, 2002.

 (3) Includes 5,000 shares issuable upon the exercise of share warrants exercisable on or after June 9, 2002.

 (4) Includes 80,000 shares issuable upon the exercise of share warrants exercisable on or after June 14, 2001.

 (5) Mr. Liautaud is also Chairman and Chief Executive Officer of the Company. Includes 368,749 shares issuable upon the exercise of stock options exercisable on or after June 9, 2002.

 (6) Mr. Olsen is also President and Chief Operating Officer and a Director of the Company Includes 15,000 shares issuable upon the exercise of share warrants exercisable on or after June 9, 2002.

 (7) Includes 122,320 shares issuable upon the exercise of stock options exercisable on or after June 9, 2002.

 (8) Includes 26,654 shares issuable upon the exercise of stock options exercisable on or after June 9, 2002.

 (9) Includes 8,312 shares issuable upon the exercise of stock options exercisable on or after June 9, 2002.

(10) Includes 676,035 shares issuable upon the exercise of options or warrants exercisable after June 9, 2002.

                         EXECUTIVE OFFICER COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table shows certain information concerning the compensation of (i) the Company's Chief Executive Officer, and
(ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                    OTHER ANNUAL     SHARES      ALL OTHER
                                    FISCAL                          COMPENSATION   UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)   BONUS(1)      (1)(2)       OPTIONS        (1)(3)
   ---------------------------      ------   ---------   --------   ------------   ----------   ------------
Bernard Liautaud..................   2001    $424,219    $321,884     $21,616       175,000       $    --
  Chairman of the Board and          2000     366,664     356,780      16,328       150,000            --
  Chief Executive Officer            1999     344,355     427,357      15,468       100,000            --
John Olsen(4).....................   2001     143,269     112,285          --       632,500            --
  President and                      2000          --          --          --            --            --
  Chief Operation Officer            1999          --          --          --            --            --
Clifton T. Weatherford............   2001    $300,000    $ 93,184(5)        --       59,600            --
  Executive Vice President and       2000     275,000     127,037(5)        --           --            --
  Chief Financial Officer            1999     250,008     137,085(5)        --      120,000            --
John Powell(6)....................   2001    $215,874    $116,624     $ 1,935        49,500            --
  Senior Group Vice President,       2000     179,356     151,504       2,030        30,000            --
  Worldwide Operations               1999     151,743     281,547      28,148        50,000            --
David Kellogg.....................   2001    $230,000    $ 67,102     $18,000        45,000            --
  Senior Group Vice-President,       2000     186,186      82,311      13,832           750       $23,851
  Worldwide Marketing                1999     145,050      91,810      29,131        60,000        17,013
Eric Bregand......................   2001    $176,532    $ 51,891     $ 8,440        45,000       $18,199
  Group Vice-President, Products     2000     136,389      52,783       8,691            --            --
                                     1999     118,451      19,350      10,995        76,500        18,397

---------------
(1) All amounts are stated in U.S. dollars. For executive officers paid in total or in part in currencies other than the US dollar, translation of compensation into U.S. dollars is made using the average exchange rate for the relevant year. Executive officers paid in total or in part in currencies other than the U.S. dollar are Bernard Liautaud (French francs and euros), Eric Bregand (French francs and euros) and John Powell (Pound sterling). David Kellogg was paid in part in French francs for fiscal years 2000 and 1999. Due to the variation of the exchange rate of the U.S. dollar against the French franc, the euro and the Pound sterling, the dollar values in this Summary Compensation Table do not reflect actual compensation raises.

(2) Other annual compensation for Mr. Liautaud includes (i) tax return preparation fees of $15,000 in 2001, $10,000 in 2000, and $10,000 in 1999,
    (ii) life insurance premiums of $3,887.03 in 2001, $3,608 in 2000 and $4,161 and (iii) unemployment coverage of $2,729 in 2001, $2,720 in 2000 and $1,307 in 1999. Other annual compensation paid to other executive officers corresponds to company car and/or housing expenses and/or and relocation allowance for moving back to the U.S. (David Kellogg) paid by the Company on their behalf.

(3) All other compensation paid to some executive officers corresponds to a contingent profit-sharing program payable to employees of Business Objects S.A. in accordance with French laws.

(4) John Olsen joined as President and Chief Operation Officer in July 2001.

(5) Deferred Compensation contributions in 2001 was 100% of bonus, and includes $100,000 deferred in accordance with Business Objects Americas Deferred Compensation Plan in 1999 and $127,037 in 2000.

(6) John Powell ceased to be an executive officer as of December 31, 2001.

     Option Grants in Fiscal 2001. The following table contains information concerning the grant of stock options or share warrants to the Named Executive Officers during fiscal 2001.

                                             INDIVIDUALS GRANTS                      POTENTIAL REALIZABLE
                            -----------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL   EXERCISE                  ANNUAL RATES OF STOCK
                              SECURITIES       OPTIONS      OR BASE                 PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED       PRICE                      OPTION TERM(1)
                            OPTIONS GRANTED   IN FISCAL    ($/SHARE)   EXPIRATION   -----------------------
           NAME             IN FISCAL YEAR       YEAR         (2)         DATE        5% ($)      10% ($)
           ----             ---------------   ----------   ---------   ----------   ----------   ----------
Bernard Liautaud..........      100,000          1.72%       28.31     06/15/2011    1,780,338    4,511,727
                                 75,000          1.30%       49.70     02/09/2011    2,343,969    5,940,079
John Olsen................      610,000         10.50%       29.08     08/03/2011   11,155,931   28,271,319
                                 22,500          0.39%       52.60     02/06/2006      744,276    1,886,140
Clifton Weatherford.......       25,000          0.43%       28.31     06/15/2011      445,085    1,127,932
                                    100          0.00%       33.21     12/18/2011        2,088        5,293
                                 34,500          0.60%       33.96     01/11/2011      736,863    1,867,356
Eric Bregand..............       15,000          0.26%       33.29     06/15/2011      314,041      795,843
                                 30,000          0.52%       39.22     01/11/2011      740,039    1,875,403
David Kellogg.............       15,000          0.26%       28.31     06/15/2011      267,051      676,759
                                 30,000          0.52%       33.96     01/11/2011      640,751    1,623,788
John Powell...............       15,000          0.26%       28.31     06/04/2008      267,051      676,759
                                 34,500          0.60%       33.96     01/10/2008      736,863    1,867,356

---------------
(1) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options over the period of the option terms. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the Named Executive Officer would be zero.

(2) All stock options have been granted at no less than the fair market value on the date of grant, in accordance with the terms of the Company's 1999 and 2001 Stock Option Plans.

     Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values. The following table sets forth the value of in-the-money options held by each of the Named Executive Officers as of December 31, 2001.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                          OPTIONS AT FY-END              AT FY-END($)(1)
                               ACQUIRED         VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------------   -----------   -----------   -------------   -----------   -------------
Bernard Liautaud..........          --               --      293,750        331,250       6,663,278      2,197,350
John Olsen................          --               --        7,500        625,000              --      2,878,082
Clifton Weatherford.......     135,074        5,208,345       87,509        159,290       2,085,514      2,052,063
Eric Bregand..............          --               --       88,250         84,253       2,293,848        946,170
David Kellogg.............     113,735        4,503,600       38,298        105,394         967,440      1,350,904
John Powell...............      92,687        2,802,409       85,438        111,376       1,961,749      1,304,159

---------------

(1) These values represent the spread between the respective exercise prices of outstanding options and the closing price of the Company's American Depositary Shares on the Nasdaq National Market on December 31, 2001 (U.S.$33.80). Option prices are set in euros, in accordance with French law, and are converted, for purposes of this table, at the year-end exchange rate of the euro versus U.S. dollar.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive pay programs are designed to:

     - attract and retain executives who will contribute to the Company's long-term success by paying compensation that is competitive with the practices of other leading high technology companies;

     - mesh executive and shareholders' interests through stock option-based plans; and

     - set challenging performance goals and provide short-term incentives through variable compensation based upon achievement of these goals.

     The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial goals.

     Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. The Committee has engaged the services of outside consultants from time to time to determine appropriate compensation levels.

     Stock Options. Under the Company's stock option plans, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position, and the competitive marketplace. The size of stock option awards is based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology industry in which the Company competes, the Committee believes stock option grants are an effective method of incenting executives to take a longer term view of the Company's performance and to ensure that the executive's and the stockholder's interests are in alignment. All Business Objects stock options have an exercise price equal to the fair market value of the Company stock on the grant date. In 2001, individual grants were based on internal factors, such as the size and vesting schedule of prior grants, and an estimate of the potential value of the options.

     Bonuses. The bonuses awarded to executive officers are determined based on achievement of individual and Company performance goals. Target bonuses for each Executive Officer is based on his potential impact on the Company's operating and financial results and based on market competitive practices.

     Other. Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan, with, effective January 1999, the benefit of the Company matching employee contribution up to a maximum of U.S.$1,500 per year vesting over three (3) years. Executive officers employed with the Company in France are entitled to participate in a profit-sharing plan, which provides for contingent compensation, based on the Company's achievement of certain revenues and operating profit targets. Executive officers in the United States can participate in a deferred compensation plan.

  CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2001

     During fiscal 2001, the Chief Executive Officer's compensation was comprised of a base salary of U.S.$424,219 and a variable salary of up to 100% of his base if certain performance criteria were met, with the ability to overachieve these performance criteria up to U.S.$100,000. Variable salary is based on the Company's achievement of certain revenues and earnings per share thresholds as well as personal objectives. For fiscal 2001, the Company's objectives represented 60% of the total variable salary. For fiscal 2001, based on objectives achieved, the amount of the variable compensation to be awarded to the Chief Executive Officer is U.S.$321,884. The Company's Chief Executive Officer has not received any other special or additional compensation other than as described in the Compensation Table.

     The Committee has considered the potential impact of Section 162(m) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding U.S.$1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the U.S.$1 million threshold and the Committee believes that any options granted under the Company's Option Plans will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.


                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS
                                          Albert Eisenstat       Bernard Charles

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") operates pursuant to an Audit Committee Charter that was approved by the Board of Directors on June 5, 2000 and amended on March 28, 2002. A copy of the amended Audit Committee Charter is appended to this Proxy Statement.

     The Audit Committee has reviewed and discussed the audited financial statements, consolidated and unconsolidated, for the fiscal year ended December 31, 2001 (the "Audited Financial Statements") with the Company's management. In addition, the Audit Committee has discussed with the independent auditors of the Company (the "Auditors"), the matters required to be discussed by Statements on Auditing Standards No. 61 ("SAS 61").

     The Audit Committee has also received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with the Auditors their independence from the Company. The Audit Committee has also discussed with the management of the Company and Auditors such other matters and received such assurances from them as deemed appropriate by the Audit Committee.

     Based on the review and discussion above, the Audit Committee has recommended to the Board of Directors of the Company that the Audited Financial Statements prepared under U.S. generally accepted accounting principles be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission, and that the Audited Financial Statements prepared under French generally accepted accounting principles be included in the report of the Board of Directors to shareholders.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Albert Eisenstat
                                          Bernard Charles
                                          Bernard Bourigeaud

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has served as Business Objects' independent auditors for our financial statements prepared under U.S. generally agreed accounting principles since 1992. Ernst & Young Audit in Paris, France, since our inception in 1990, and Mr. Dupuy, since 1997, have served as our statutory independent auditors for our financial statements prepared under French generally agreed accounting principles and were our independent auditors for the fiscal year ended December 31, 2001. Our statutory auditors are expected to be available at the Meeting with the opportunity to make a statement if such representative desires to do so, and are expected to be available to respond to appropriate questions.

     Services performed by Ernst & Young for fiscal 2001 consisted of the examination of Business Objects financial statements, services related to filings with the Securities and Exchange Commission (SEC), due diligence work in connection with acquisitions, and tax consulting services.

FEES PAID TO ACCOUNTANTS FOR SERVICE RENDERED DURING FISCAL YEAR 2001

  AUDIT FEES


     During fiscal year 2001, we retained our Auditors, to review the Company's annual financial statements prepared under French and U.S. generally agreed accounting principles and those financial statements included in the Company's quarterly reports on Form 10-Q. The fees for these services totaled U.S.$615,725.


  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage the Auditors to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

  ALL OTHER FEES

     Fees billed to the Company by the Auditors during fiscal year 2001 for all other services rendered to the Company totaled U.S.$515,210. Of this amount, U.S.$115,750 was for audit related services (i.e., registration statements and accounting consultations) and U.S.$399,460 dollars was for non-audit related services (i.e., due diligence work in connection with acquisitions, tax filings and tax consulting services).

     The Audit Committee has considered whether the Auditors provision of such non-audit services is compatible with maintaining the Auditors independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS


     The Company's Compensation Committee currently consists of Messrs. Eisenstat and Charles. Mr. Worms also served on the Compensation Committee until he resigned from his position as Director on June 29, 2001. Mr. Worms was replaced by Mr. Charles on the Audit Committee effective October 30, 2001. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.


     French law prohibits the Company from entering into indemnification agreements with its Directors providing for limitations on personal liability for damages and other costs and expenses that may be incurred by Directors and officers arising out of or related to acts or omissions in such capacity. French law also prohibits the articles of association of the Company from providing for limitation of liability of a member of the Board of Directors. These prohibitions may adversely affect the ability of the Company to attract and retain Directors. Generally, under French law, Directors and officers will not be held personally liable for decisions taken diligently and in the corporate interests of the Company.

     The Company has entered into an agreement with each of its Directors, its Chairman and Chief Executive Officer, and other members of senior management designated by the Board of Directors pursuant to which the Company agreed to contract for and maintain liability insurance against liabilities which may be incurred by such persons in their respective capacities, including liabilities which may be incurred under the U.S. federal and state securities laws, subject to certain limitations. The Company believes that entering into such agreement and maintaining appropriate liability insurance for its Directors and officers will assist the Company in attracting and retaining qualified individuals to serve as Directors and officers.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a).

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 and Forms 5 and amendments thereto furnished to the Company with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with, except as follows: one late report filed by Clifton T. Weatherford regarding the acquisition of beneficial ownership of ordinary shares pursuant to his marriage to their owner in August 2001. A corrective filing has been made for this incidence of noncompliance.

     We have revised our Insider Trading Policy to allow our Directors, officers and other employees covered under such policy to establish, under the limited circumstance contemplated by Rule 10b5-1 promulgated under the Securities and Exchange Act of 1934, as amended, written programs that permit automatic trading of our stock or trading of our stock by an independent person (such as an investment bank) who is not aware of material inside information at the time of the trade. As of November 29, 2001, Bernard Liautaud, our Chairman of the Board and Chief Executive Officer and his wife have adopted Rule 10b5-1 trading plans. The Company believes that additional Directors, officers and employees may establish such programs in the future.

               COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

     The following graph sets forth the Company's total cumulative shareholder return as compared to the NASDAQ Market Index and the MG Group Index, which includes application software companies. The total shareholder return assumes U.S.$100 invested on January 1, 1997 in shares of the Company, the Nasdaq Index and the MG Group Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG BUSINESS OBJECTS S.A.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              (PERFORMANCE GRAPH)

                    ASSUMES $100 INVESTED ON JANUARY 1, 1997
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2001

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Business Objects
  S.A.                 $100.00   $76.85    $240.74   $989.80   $838.88   $750.73
 MG Group Index        $100.00   $133.47   $234.58   $448.83   $245.30   $233.75
 NASDAQ Market Index   $100.00   $122.32   $172.52   $304.29   $191.25   $152.46
--------------------------------------------------------------------------------

           REPORT OF THE BOARD OF DIRECTORS ON THE ACTIVITIES OF THE
              COMPANY AND OF THE GROUP DURING THE FISCAL YEAR 2001

     In accordance with French corporate law, the following discussion relates to the unconsolidated accounts of Business Objects S.A. (the "Company"), the French parent company of the Business Objects group, as well as the consolidated accounts of Business Objects S.A. and its subsidiaries (the "Group"), which accounts are prepared in euros and in accordance with French generally agreed accounting principles. Consolidated accounts in U.S. dollars prepared in accordance with U.S. generally agreed accounting principles are not included in this report. For a discussion of the consolidated financial statements prepared in accordance with US generally agreed accounting principles, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission in the United States.

     The financial data included in this report is expressed in thousands of euros, except as otherwise stated herein. The exchange rate between the French franc and the euro is the statutory rate of FF 6.55957 for 1 euro.

     The general shareholders meeting of February 6, 2001 authorized a three for two stock split in the form of a free allocation of new Shares following the capitalization of additional paid-in capital amounting to 2,032,038 euros. In this report, all Ordinary Share and American depositary share information and per share information has been adjusted to take into account these modifications.

 1. RESULTS OF THE GROUP DURING THE FISCAL YEAR 2001

     1.1  OVERVIEW

     Business Objects develops, markets, and supports business intelligence software for client/server environments, intranets, extranets, and the internet. Business intelligence lets organizations access, analyze, and share information internally with employees and externally with customers, suppliers, and partners. Business intelligence helps organizations improve operational efficiency, build customer relationships, and develop differentiated product offerings.

     We enter into arrangements for the sale of 1) licenses of software products and related maintenance contracts; 2) bundled license, maintenance, and services; and 3) services on a time and material basis. In instances where maintenance is bundled with a license of software products, such maintenance terms are typically one year.

     For each arrangement, we determine whether evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In software arrangements that include rights to multiple software products and/or services, we use the residual method, under which revenue is allocated to the undelivered elements based on vendor specific objective evidence of fair value of such undelivered elements and the residual amount of revenue is allocated to the delivered elements.

     For those contracts that consist solely of license and maintenance, we recognize license revenues based upon the residual method after all licensed software product has been delivered as prescribed by the Statement of Position 98-9 "Modification of SOP No. 97-2 with Respect to Certain Transactions." We recognize maintenance revenues over the term of the maintenance contract as vendor specific objective evidence of fair value for maintenance exists. There is no right of return or price protection for sales to domestic and international distributors or value-added resellers (collectively, "resellers"). In situations where the reseller has a purchase order from the end-user that is immediately deliverable, we recognize revenue on shipment to the reseller, if other criteria in SOP 97-2 are met, since we have no risk of concessions.

     Services can consist of maintenance, training and/or consulting services. In all cases, we assess whether the service element of the arrangement is essential to the functionality of the other elements of the arrangement. When software services are considered essential or the arrangement involves customization or modification of the software, both the license and service revenue under the arrangement are recognized under the percentage of completion method of contract accounting. For those arrangements for which we have concluded that the service element is not essential to the other elements of the arrangement, we determine whether the services are available from other vendors, do not involve a significant degree of risk or unique acceptance criteria, and whether we have sufficient experience in providing the service to be able to separately account for the service. When the service qualifies for separate accounting, we use vendor specific objective evidence of fair value for the services and the maintenance to account for the arrangement using the residual method, regardless of any separate prices stated within the contract for each element. Revenue allocable to services is recognized as the services are performed.

     Vendor-specific objective evidence of fair value of services is based upon hourly rates. As previously noted, we enter into contracts for services alone and such contracts are based upon time and material basis. Such hourly rates are used to assess the vendor specific objective evidence of fair value in multiple element arrangements.


     We generate a significant portion of our revenue and incur a significant portion of our expenses in foreign currencies, primarily the U.S. dollar, the British pound sterling and the Japanese yen. Accordingly, our results of operations are affected by year-over-year exchange rate fluctuations of the euro relative to these currencies. However, the net impact of foreign exchange rate fluctuations on operating income has been low as the variance in translated revenue is primarily offset by a variance in foreign operating expenses.


     As with many software companies, we experience seasonality in our business, with revenues generally higher in the fourth quarter of each year and lower in the first quarter of the following year. We believe that this trend is primarily the result of a tendency of customers to delay software purchases until the fourth quarter due to their annual budget cycle. In addition, our third quarter is a relatively slow quarter due to the lower economic activity throughout Europe during the summer months.

     In view of our significant growth in recent years, we believe that period-to-period comparisons of our financial results are not necessarily meaningful and you should not rely upon them as an indication of future performance.

     1.2  RESULTS OF OPERATIONS

     The following table sets forth selected items from our consolidated statements of income expressed as a percentage of total revenues for the periods indicated:

                                                           FISCAL YEAR ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                          1999    2000    2001
                                                          ----    ----    ----
Revenues:
  License fees..........................................   64%     63%     60%
  Services..............................................   36      37      40
                                                          ---     ---     ---
          Total revenues................................  100     100     100
                                                          ===     ===     ===
Cost of revenues:
  License fees..........................................    2       1       1
  Services..............................................   14      15      15
                                                          ---     ---     ---
Total Cost of revenues..................................   16      16      16
                                                          ---     ---     ---
Gross Margin............................................   84      84      84
Operating expenses:
  Sales and marketing...................................   49      48      49
  Research and development..............................   11      12      13
  General and administrative............................    7       6       6
                                                          ---     ---     ---
Total Operating expenses................................   67      66      68
                                                          ---     ---     ---
Income from Operations..................................   17      18      16
Financial income........................................    1       2       2
                                                          ---     ---     ---
  Income before extraordinary result, provisions for
     income taxes and goodwill amortization.............   18      20      18
                                                          ---     ---     ---
Exceptional income......................................    0       1       1
Income taxes............................................   (7)     (8)     (7)
Goodwill amortization...................................   (1)     (1)     (1)
                                                          ---     ---     ---
Net consolidated income.................................   10      12      11
                                                          ===     ===     ===
Gross Margin:
  License fees..........................................   97%     99%     99%
  Services..............................................   60%     59%     62%

     1.3  REVENUES

     The following table sets forth information regarding the composition of our revenues and period-to-period changes:

                                                        FISCAL YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                                         PERCENT               PERCENT
                                               1999      CHANGE      2000      CHANGE      2001
                                              -------    -------    -------    -------    -------
                                                            (IN THOUSANDS OF EUROS)
License fees................................  144,257      66%      239,742      16%      279,153
  Percentage of total revenues..............     63.6%                 63.2%                 60.0%
Services....................................   82,471      69%      139,695      33%      185,794
  Percentage of total revenues..............     36.4%                 36.8%                 40.0%
                                              -------      --       -------      --       -------
          Total revenues....................  226,728      67%      379,437      23%      464,947

     Total revenues increased to 464.9 million euros in 2001, up from 379.4 million in 2000, and 226.7 million in 1999, representing increases of 23% from 2000 to 2001 and 67% from 1999 to 2000. In each year presented, a majority of our total revenues was derived from license fees for the Business Objects product line. Our services revenues were comprised of revenues from maintenance, consulting and training activities. Our success in the extranet market was a key growth driver throughout the year, as license and allocated service revenues for extranets grew to 93.6 million euros, an increase of 97% over 2000. Also contributing to our growth to a lesser extent was the increase in analytic applications, whereby revenue from license fees grew to 9.1 million euros from
3.6 million in 2000. There can be no assurance that increases in revenues related to extranets and analytic applications will continue to occur, or occur to the same extent to which they have historically occurred.

     - License Fees. Revenues from license fees increased by approximately 39.4 million euros or 16% in 2001 over the level achieved in 2000. This compares to an increase of 95.5 million euros or 66% during 2000 over the level achieved in 1999. The increase in license fees in 2001 and 2000 was primarily due to increased unit sales in all geographic areas in which we sell, representing sales to new customers and existing customers for either existing and/or new applications.

     - Services. Revenues from services increased by approximately 46.1 million euros or 33% from 2000 to 2001. This compares to an increase of 57.2 million euros or 69% from 1999 to 2000. The increase in revenues from services for each period was primarily due to increases in maintenance resulting from the expansion of our installed customer base and concentration on the renewal of existing support contracts, and to a lesser extent increases in consulting and training revenues.

     1.4  COST OF REVENUES

     The following table sets forth information regarding our cost of revenues and period-to-period changes:

                                                          FISCAL YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------
                                                           PERCENT              PERCENT
                                                  1999     CHANGE      2000     CHANGE      2001
                                                 ------    -------    ------    -------    ------
                                                             (IN THOUSANDS OF EUROS)
Cost of license fees...........................   4,032     (31.2)%    2,772     (13.8)%    2,389
  Percentage of license revenues...............     2.8%                 1.2%                 0.9%
Cost of services...............................  33,278      73.5%    57,741      22.9%    70,950
  Percentage of services revenues..............    40.4%                41.3%                38.2%
                                                 ------     -----     ------     -----     ------
          Total cost of revenues...............  37,310      62.2%    60,513      21.2%    73,339
  Percentage of total revenues.................    16.5%                15.9%                15.8%

     - Cost of License Fees. Cost of license fees consist primarily of materials, packaging, freight, and third-party royalties. Cost of license fees as a percentage of license fees was 1% for 2001 and 2000, down from 3% in 1999. The decrease in 2001 and 2000 from 1999 as a percent of related revenues was primarily due to improved management of inventory levels, and decreases in freight and documentation production costs and third-party royalty expense due to lower sales of third-party products.

     - Cost of Services. Cost of services, which consist of the cost of providing consulting, training, and maintenance, increased by approximately 13.2 million euros or 23% in 2001 over the level experienced in 2000. This compares to an increase of 24.5 million euros or 74% in 2000 over the level experienced in 1999. In 2001, cost of services decreased by 3% as a percentage of service revenues from 2000. Cost of services as a percentage of service revenues increased 1% in 2000 from 1999. The decrease as a percentage of related revenues in 2001 was due to a change in the revenue mix, whereby higher margin maintenance was sold as a percent of total service revenue and to improved productivity in providing maintenance support.

     1.5  OPERATING EXPENSES

     The following table sets forth information regarding the composition of our operating expenses and period-to-period changes:

                                                        FISCAL YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                                         PERCENT               PERCENT
                                               1999      CHANGE      2000      CHANGE      2001
                                              -------    -------    -------    -------    -------
                                                            (IN THOUSANDS OF EUROS)
Sales and marketing.........................  110,679     64.7%     182,341     24.8%     227,500
  Percentage of total revenues..............     48.8%                 48.1%                 48.9%
Research and development....................   25,095     76.4%      44,270     39.5%      61,751
  Percentage of total revenues..............     11.1%                 11.7%                 13.3%
General and administrative..................   15,491     53.2%      23,729     15.4%      27,386
  Percentage of total revenues..............      6.8%                  6.3%                  5.9%
                                              -------     ----      -------     ----      -------
          Total operating expenses..........  151,265     65.5%     250,340     26.5%     316,637
  Percentage of total revenues..............       67%                   66%                   68%

     - Sales and Marketing. Sales and marketing expenses were 227.5 million euros, or 49% of total revenues in 2001 as compared to 182.3 million, or 48% of total revenues in 2000 and 110.7 million, or 49% of total revenues in 1999. Sales and marketing expenses consist primarily of salaries and commissions for our sales and marketing personnel, together with amounts paid for advertising and product promotion activities, and related facilities expenses. The sales and marketing organization grew to 1,268 employees at December 31, 2001 from 1,121 at December 31, 2000 and 812 at December 31, 1999. Sales and marketing expenses as a percentage of total revenues increased by 1% in 2001 from 2000, and decreased by 1% in 2000 from 1999. The increase as a percentage of total revenues and absolute terms from 2000 to 2001 was attributable to the expansion of our sales and marketing organization and increased facilities expenses related to new facilities in France, the U.S. and the U.K. The decrease as a percentage of total revenues from 1999 to 2000 was attributable to increased productivity of our sales and marketing organization. The increase in absolute terms from 1999 to 2000 was due to the expansion of our sales and marketing organization. Sales and marketing expenses are expected to continue to increase in absolute terms but may vary as a percentage of revenues in the future.

     - Research and Development. Research and development expenses were 61.8 million euros in 2001, or 13% of total revenues in 2001 as compared to 44.3 million, or 12% of total revenues in 2000, and 25.1 million or 11% of total revenues in 1999. Research and development expenses consist primarily of salaries, related benefits, third party consultant fees, related facilities costs and amortization of intangible assets allocated to employment contingencies resulting from business acquisitions for research and development. The increase in research and development expenses both as a percentage of total revenues and in absolute terms was primarily due to increased staffing and associated support for software engineers as part of our ongoing operations and expansion into the analytical applications market and increased facilities expenses related to new facilities in France, the U.S. and the U.K. Our research and development organization grew to 517 employees at December 31, 2001 from 395 at December 31, 2000 and 243 at December 31, 1999. The Company capitalizes eligible software development costs upon achievement of technological feasibility subject to net realizable value considerations. Based on the Company's development process, technological feasibility is generally established upon completion of a working model. Research and development costs prior to the establishment of technological feasibility are expensed as incurred. Because the period between achievement of technological feasibility and the general release of the Company's products has been of relatively short duration, costs qualifying for capitalization were insignificant and all research and development costs have been expensed as incurred. Research and development expenses are expected to continue to increase in absolute terms but may vary as a percentage of revenues in the future.

     - General and Administrative. General and administrative expenses were 27.4 million euros, or 6% of total revenues in 2001 as compared to 23.7 million, or 6% of total revenues in 2000 and 15.5 million, or 7% of total revenues in 1999. General and administrative expenses consist primarily of salaries, related benefits, fees for professional services including legal and accounting services, and allowances for doubtful accounts.

General and administrative expenses increased in absolute terms in 2001 due to increased staffing to support our growth and increased facilities expenses related to new facilities in France, the U.S. and the U.K. General and administrative expenses increased in 2000 due to increased allowances for doubtful accounts related to the growth of accounts receivable associated with higher revenue levels, increased staffing to support our growth, and higher expenditures for legal and accounting services associated with operating a larger company. Our general and administrative organization grew to 244 employees at December 31, 2001 from 193 at December 31, 2000 and 146 at December 31, 1999. General and administrative expenses are expected to continue to increase in absolute terms but may vary as a percentage of revenues in the future.

     1.6  FINANCIAL INCOME

     The following table sets forth information regarding our financial income, net:

                                                         FISCAL YEAR ENDED
                                                           DECEMBER 31,
                                                      -----------------------
                                                      1999     2000     2001
                                                      -----    -----    -----
                                                      (IN THOUSANDS OF EUROS)
Net Interest Income...............................    2,625    7,966    9,364
Net Exchange Gain.................................       35      486     (12)
                                                      -----    -----    -----
Financial Income..................................    2,660    8,452    9,352
                                                      =====    =====    =====

     Financial income primarily represents net interest income/(losses) and net losses resulting from foreign currency exchange rate changes.

     Financial income totaled 9.4 million euros in 2001, 8.5 million in 2000 and
2.7 million in 1999. The increase in financial income in 2001 compared to 2000 resulted from higher levels of invested cash due to increased cash provided by operations, partially offset by a decrease in average interest rates. The increase in financial income from 2000 compared to 1999 resulted from higher levels of invested cash due to increased cash provided by operations, as well as from the 70.5 million euros we received in November 1999 from the sale of 3,105,000 ordinary shares in France and the rest of Europe in connection with the listing of our Ordinary Shares on the Premier Marche of the Euronext Paris in France.

     1.7  EXCEPTIONAL INCOME

     The following table sets forth information regarding our exceptional income:

                                                    FISCAL YEAR ENDED DECEMBER 31,
                                                    -------------------------------
                                                      1999        2000       2001
                                                    --------    --------    -------
                                                        (IN THOUSANDS OF EUROS)
Exceptional Gains...............................      1,989       5,543      2,808
Exceptional Losses..............................    (1,766)     (1,311)      (215)
                                                     ------      ------      -----
Net Exceptional Income..........................        223       4,232      2,593
                                                     ======      ======      =====


     During September 1999, we executed a Memorandum of Understanding with Brio Software Inc. in settlement of pending patent litigation. As part of the settlement, we dismissed our pending lawsuit against Brio Software involving U.S. patent number 5.555.403 and Brio Software dismissed its pending lawsuit against us involving U.S. patent number 5.915.257 and agreed to pay us $10.0 million (11.3 million euros) payable in quarterly instalments of $1.0 million (1.1 million euros), beginning September 30, 1999. We received and recognized $2.5 million (2.8 million euros) from Brio Software under the settlement agreement in 2001 compared to $4.0 million (4.3 million euros) received and recognized in 2000 included in other income. As at December 31, 2001, $1.5 million (1.7 million euros) remained due under the agreement. Due to the inherent uncertainties with respect to Brio Software making the remaining quarterly payments on the settlement, we are recognizing the gain on settlement as payments are received.

     1.8  INCOME TAXES

     The following table sets forth information regarding our income taxes:

                                                FISCAL YEAR ENDED DECEMBER 31,
                                         --------------------------------------------
                                                  PERCENT            PERCENT
                                          1999    CHANGE     2000    CHANGE     2001
                                         ------   -------   ------   -------   ------
                                                   (IN THOUSANDS OF EUROS)
Provision for income taxes.............  15,775     95%     30,717      2%     31,346
Effective tax rate.....................      41%                40%                38%

     Income taxes totaled 31.3 million euros in 2001, 30.7 million euros in 2000 and 15.8 million euros in 1999. This represented an effective income tax rate of 38% in 2001, 40% in 2000 and 41% in 1999. The 2001 and 2000 rates were lower primarily due to a decline in French statutory income tax rate in both years.

     1.9  AMORTIZATION OF GOODWILL

     Goodwill amortization was 5.0 million euros in 2001 as compared to 4.6 million euros in 2000 and 2.9 million euros in 1999. Net goodwill totaled 15.4 million euros at December 31, 2001. Goodwill amortization expense was approximately 1% of total revenues for all years presented. Goodwill and intangible asset amortization expense increased in 2001 over 2000 due to the purchase of Olap@Work, Inc. in April 2000 and the purchase of a division of Executive Computing Group, previously our Australian distributor, in August 2000. During all periods presented, goodwill has been amortized over its estimated useful life of five years, and intangible assets have been amortized over useful lives ranging from one to five years.

     1.10  LIQUIDITY AND CAPITAL RESOURCES

                                                  FISCAL YEAR ENDED DECEMBER, 31
                                        ---------------------------------------------------
                                                  PERCENT               PERCENT
                                         1999     CHANGE       2000     CHANGE       2001
                                        -------   -------     -------   -------     -------
                                                      (IN THOUSANDS OF EUROS)
Working capital.......................  137,336      31%      179,620      22%      219,747
Cash and cash equivalents.............  175,425      30%      227,763      24%      283,301
Net cash provided by operating
  activities..........................   44,137      70%       75,240      10%       82,791
Net cash used for investing
  activities..........................  (26,623)     45%      (38,726)     (9)%     (35,264)
Net cash provided by financing
  activities..........................   88,912     (86)%      12,882     (67)%       4,310

     As of December 31, 2001, we had cash and cash equivalents of 283.3 million euros, an increase of 55.5 million from December 31, 2000. Net cash provided by operating activities for the twelve months ended December 31, 2001 was 82.8 million euros, as compared to 75.2 million for the same period in 2000. The increase in cash provided by operating activities in 2001 was due to higher net income and non-cash charges for depreciation and increased net favorable changes in operating assets and liabilities, principally the change in accounts receivable, which used only 4.0 million euros of cash in 2001 as compared to
44.3 million in 2000, offset by the change in accounts payable, which used 1.5 million euros as compared to providing 12.5 million in 2000, taxes and social charges payable, which generated 10.9 million in 2001 as compared to 29.6 million in 2000, and deferred revenue, which provided 14.6 million euros in 2001 as compared to 21.5 million in 2000.

     Accounts receivable net of allowances for doubtful accounts slightly increased to 99.3 million euros at December 31, 2001 from 95.4 million at December 31, 2000. Accounts receivable days sales outstanding was 67 days as of December 31, 2001 and 75 days at December 31, 2000.

     Our investing activities in 2001 consisted of purchases of property and equipment for 27.0 million euros and business acquisitions net of cash received totaling 8.2 million euros (euro equivalent of $6.7 million for the acquisition of Blue Edge and $1.3 million for a less than 10 percent minority interest investment). This compares to purchases of property and equipment for 16.9 million euros and business acquisitions net of cash received of 21.8 million euros in 2000. The increase in spending for property and equipment was primarily due to spending on leasehold improvements for our new facilities in the U.S. and the U.K. Purchases of property and equipment are expected to be lower in 2002 than in 2001 as no other major leasehold improvements are anticipated.

     Our net financing activities provided 4.3 million euros in cash in 2001 and provided 12.9 million euros of cash in 2000. Financing activities in 2001 included 11.5 million euros from the issuance of shares under employee stock option, purchase plans and directors warrants, which was partially offset by the
4.9 million euros purchase of treasury shares and the use of 2.3 million euros as the net balance of the notes payable activity. Financing activities in 2000 included 14.5 million euros from the issuance of shares under employee stock option, purchase plans and directors warrants partially offset by 1.6 million euros used by the notes payable activity.

     The following table summarizes our outstanding cash commitments as of December 31, 2001. We are not aware of any provisions that would accelerate our commitments. In addition, we have issued a 7.9 million euros standby letter of credit to the lessor of our San Jose facilities as part of the lease contract. The letter of credit is fully secured by a restricted cash deposit.

                                                             PAYMENTS DUE BY PERIOD
                                       ------------------------------------------------------------------
                                                   WITHIN                                       AFTER
       CONTRACTUAL OBLIGATIONS          TOTAL      1 YEAR     2 - 3 YEARS    4 - 5 YEARS       5 YEARS
       -----------------------         -------    --------    -----------    -----------    -------------
                                                            (IN THOUSANDS OF EUROS)
Long-term Debt.......................    6,851      3,958        2,893             --              --
Operating Leases.....................  197,578     21,863       40,042         38,984          96,689
                                       -------     ------       ------         ------          ------
Total Contractual Cash Obligations...  204,429     25,821       42,935         38,984          96,689
                                       =======     ======       ======         ======          ======

     Our principal source of liquidity is our operating cash flow. There is a risk that a decrease in demand for our products could reduce the availability of operating cash flow; however, we believe that cash from operations together with existing cash and cash equivalents will be sufficient to meet our cash requirements for the next twelve months.

 2. UNCONSOLIDATED RESULTS OF BUSINESS OBJECTS S.A. DURING THE FISCAL YEAR 2001

     During fiscal year 2001 total revenue increased by 32% over the prior period to reach 197 million euros. Revenue includes sales of licenses representing 23% of total turnover or 44.8 million euros (33.6 million in 2000), services representing 14% or 27 million euros (22 million in 2000) and royalties received from Business Objects subsidiaries representing 57% of total revenue or
110.2 million euros (83.2 million in 2000). The structure of the different revenue streams in fiscal year 2001 is consistent with the prior period. Other revenue representing approximately 2% of total revenue mainly relates to cost offsets (specific accounting treatment in France of cost relief).

     Operating income amounted to 39.1 million euros compared to 33.6 million in 2000, an increase of 5.5 million euros or 16% year on year. Net income from financial activities slightly decreased from 11.3 million euros in 2000 to 10.4 million in 2001 mainly due to a decrease in exchange rate gains, partially offset by a decrease in the reserve for exchange rate losses. As a result of those variances, income before tax and exceptional items grew 4.6 million euros, or 10% year-on-year, to reach 49.5 million.

     The variance in exceptional result (decrease of 1.5 million euros year-on year) is mainly due to the payments made by Brio Software Inc. in settlement of pending patent litigation: these payments amounted to $2.5 million (2.8 million euros) during fiscal year 2001 as compared to $4.0 million (4.2 million euros) during fiscal 2000

     Net income after profit sharing and provision for income tax amounted to
33.1 million euros in 2001 compared to 29.9 million euros in 2000, an increase of 11% year-on-year.

 3. FUTURE ORIENTATION OF THE COMPANY

     Our objective is to be the leading supplier of business intelligence software solutions worldwide. Our business strategy to achieve our objective is focused on four key areas:

     Maintain enterprise-wide focus. We believe that enterprise-wide deployments will continue to represent a significant business opportunity for us. To capitalize on this opportunity, we intend to ensure that our software can be used throughout the enterprise by the maximum number of users.

     Continue to develop and deploy products and services for extranets. We believe that the internet represents a tremendous opportunity for business intelligence technology. We developed WEBINTELLIGENCE(R) and BUSINESS OBJECTS INFOVIEW to extend the business intelligence capabilities of BUSINESSOBJECTS from its original client/server environment into intranet and extranet environments. We intend to continue developing and optimizing our products for use on the internet, including integrating new technologies such as web services to offer second-generation extranets.

     Expand the analytic applications strategy. We believe that corporations today are focusing more and more on the relationships with their customers and suppliers, and that business intelligence has an important role to play in both the customer relationship management and supply chain management markets.

     Expand our strategic relationships. We believe that our relationships with key enterprise software vendors, systems integrators, and value-added resellers are important to our success. We currently have marketing relationships with several large relational database management, enterprise resource planning
(ERP), customer relationship management (CRM), supply chain management, wireless, portal, and e-business vendors to promote our solution in their respective markets, which we believe will improve our competitive position. In the ERP market, we have continued to work very closely with SAP and PeopleSoft, and have received certifications on their most recent offerings. In the supply chain management space, we significantly expanded our relationship in 2001 with i2 Technologies and our software is now embedded in their products. We have a strategic relationship with IBM, who is currently the largest reseller of Business Objects products worldwide. We created formal partnership programs to work with many of the leading enterprise information portal vendors and wireless device, service, and platform companies. We also have reseller agreements with indirect sales channel partners to expand our market coverage, as well as to provide a source of revenue at attractive margins. Finally, we have relationships with system integrators who not only market our products with larger systems solutions, but have also generated revenues for us by recommending our products to their customer base. We intend to continue to pursue and develop these relationships to expand our market opportunity.


     This section relating to the future orientation of the Company contains forward looking statements, including statements regarding the company's revenue, operating profit, margin and earnings expectations for the year ending December 31, 2002, projections relating to development of the Company's products, expectations relating to the Company's strategic partnerships and the expansion of relationship and market coverage, the revenue expectations for the extranet business and the analytic applications, the company's momentum in its new markets, its customer growth, and the growth potential of the analytic applications markets and of the internet. These forward-looking statements are based on the Company's current expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. The factors that could cause actual results to differ materially include, but are not limited to, the level of demand for the Company's business intelligence solutions, changes in customer order patterns, the importance of business intelligence in the intranet and extranet markets, unexpected expenses, the continued success in technological advances and the ability of the Company to adapt to technological changes, in particular with respect to the greater technical stability and better performance required by larger enterprise-wide deployments of our products on Unix platforms, the ability of the Company to gain acceptance of its products, the Company's reliance on partners and other third party distribution channels to market and distribute its products, the impact of events outside the United States such as fluctuating currency rates, in particular fluctuations of the euro and yen, worldwide economic and political conditions, the ability of the company to protect its intellectual property, litigation involving intellectual property and other issues, and increased competition. For a more complete discussion of risk factors and additional risk factors that could materially affect the Company's current and future operating results, see the discussions in the company's Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements at any time or for any reason.


 4. RESEARCH AND DEVELOPMENT ACTIVITIES


     Our research and development organization grew to 517 employees at December 31, 2001 from 395 at December 31, 2000 and 243 at December 31, 1999. The Company capitalizes eligible software development costs upon achievement of technological feasibility subject to net realizable value considerations. Based on the Company's development process, technological feasibility is generally established upon completion of a working model. Research and development costs prior to the establishment of technological feasibility are expensed as incurred. Because the period between achievement of technological feasibility and the general release of the Company's products has been of relatively short duration, costs qualifying for capitalization were insignificant and all research and development costs have been expensed as incurred.


     We believe that innovation, timeliness of product releases, and high product quality are essential to maintain our competitive position. Consequently, we dedicate considerable resources to development efforts to enhance our existing products and to develop new products. To date, we have relied primarily on internal development of our products, but have in the past and may in the future continue to license or acquire technology or products from third parties. The product development group is responsible for the design, development and release of product enhancements, upgrades, and new products, and is based primarily in Levallois-Perret, France, with smaller groups located in Canada, the U.K., and the U.S.

     For customers requiring a deeper analytic and forecasting capability, we have released in 2001 BUSINESSOBJECTS APPLICATION FOUNDATION, a new set of analytic tools and application and five integrated analytic application modules that provide business managers with a complete view of their organization's customers, products, supply chain, and operations.

 5. ACQUISITIONS

     During April 1999, the Company acquired all the outstanding shares of Prophecy Holding B.V., the sole shareholder of Prophecy Automatisering B.V. ("Prophecy"), a Dutch consulting firm predominately focused on decision support solutions as they relate to packaged applications. The aggregate purchase price, including direct acquisition costs, was $3.0 million (2.9 million euros) in cash plus notes payable totaling $3.0 million (2.8 million euros). The notes were payable in two installments, with $2.0 million (1.9 million euros) due and paid in full in April 2000 and the remaining $1.0 million (1.0 million euros) due and paid in full in April 2001, subject to certain contingencies relating to continuing employment of the principals of Prophecy. $5.3 million (5.7 million euros) of the purchase price has been allocated to goodwill and is being amortized over a five year period that began in April 1999.

     During October 1999, the Company acquired all the outstanding shares of Next Action Technology, Ltd. ("NAT"), a UK-based developer of set-based analysis technology for customer selection and segmentation applications. The total purchase price including direct acquisition costs was $8.4 million (8.4 million euros), including notes payable of $7.6 million (7.5 million euros). The notes bear interest at 5% and are due in four installments, with $4.6 million (4.8 million euros) due and paid in full in April 2000, $1.0 million (1.2 million euros) due and paid in full in December 2000, $1.0 million (1.1 million euros) due and paid in full in December 2001 and $1.0 million (1.0 million euros) due December 2002. The final installment due December 2002 is subject to certain contingencies relating to continuing employment of the NAT principals. Of the purchase price, approximately $5.4 million (5.4 million euros) has been allocated to goodwill and has been amortized over a five year life beginning October 1999, and $3.0 million (2.9 million euros) has been allocated to deferred employee retention costs and is being amortized to research and development, sales and marketing and general and administrative expenses over the term of the related notes payable.

     During April 2000, the Company acquired all the outstanding shares of Olap@Work, Inc., a privately held software company based in Ottawa, Canada, that develops and markets high-end online analytical processing reporting tools. The total purchase price including direct acquisition costs was $15.2 million (16.7 million euros), including notes payable of $5.0 million (5.5 million euros). The notes are due in three annual installments subject to employment related contingencies, and are secured by $5.0 million (5.5 million euros) of restricted cash that the Company has placed into an escrow account. Of the purchase price, approximately $8.7 million (9.6 million euros) has been allocated to goodwill, $5.0 million (5.5 million euros) has been allocated to deferred employee retention costs, and $1.5 million (1.7 million euros) has been allocated to the net book value of the acquired assets and liabilities, which approximate fair value. Goodwill has been amortized over a five year life beginning April 2000, and employee retention costs are being amortized to research and development expense over the term of the related notes payable. During 2001, one of the principals voluntarily terminated his employment with the Company and forfeited his rights to $1.7 million (1.9 million euros) of notes payable. As a result, the Company reduced the purchase price allocated to deferred employee retention costs by $1.7 million (1.9 million euros), and has recovered $1.7 million (1.9 million euros) of cash previously placed into a restricted escrow account. The total remaining balance at December 31, 2001 under notes issued for the purchase of Olap@Work, Inc, was $1.7 million (1.9 million euros) payable in two equal annual installments due April 2002 and 2003.

     During August 2000, the Company acquired a division of Executive Computing Group, the Company's Australian distributor, for approximately $2.5 million (2.7 million euros) in cash and $0.5 million (0.54 million euros) in notes payable fully secured by a restricted cash escrow account. The purchase price has been allocated to goodwill and other intangible assets and has been amortized over 5 years from the date of acquisition. As of December 31, 2001, the note has been paid in full and the restricted cash has been released.

     During December 2001, the Company acquired all the outstanding shares of Blue Edge Software, a privately held software company based in Leeds, England, that develops and markets applications that specialize in web-based information delivery. Blue Edge has developed a set of information delivery solutions based on BusinessObjects, and the purchase was undertaken to extend the Company's information delivery capabilities by leveraging the Blue Edge information distribution architecture to provide intuitive report access, navigation, and analysis to further empower both passive and interactive information consumers. The total purchase price, including direct acquisition costs, was $6.7 million (7.6 million euros) consisting of $4.4 million (5.0 million euros) of cash, notes payable totaling $1.8 million (2.0 million euros) due in two annual installments and $0.56 million (0.64 million euros) of assumed liabilities and transaction costs. The notes are partially secured by $0.63 million (0.72 million euros) that the Company has transferred into a restricted escrow account. Of the purchase price, $5.1 million (5.8 million euros) has been allocated to developed technology which will be amortized over the greater of ratable related revenues or its five year estimated useful life, $1.1 million (1.3 million euro) has been allocated to employment related contingencies which are being amortized to research and development over the term of the related notes payable, and $0.5 million (0.56 million euros) has been allocated to goodwill. Key elements of the purchase that are not valued separately in purchase accounting, such as the members of the Blue Edge management team and workforce, contributed to the generation of goodwill.

 6. ACTIVITY OF SUBSIDIARIES

     Segment. The Company has one reportable segment -- business intelligence software products.

     Geography. Operations outside of France consist principally of sales, marketing, finance, customer support, and to a lesser extent, research and development activities. Transfers between geographic areas are accounted for at amounts that are generally above cost and consistent with the rules and regulations of governing tax authorities. Such transfers are eliminated in the consolidated financial statements. Identifiable assets are those assets that can be directly associated with a particular geographic area. The following is a summary of operations within geographic area:

                                                   REVENUES      TRANSFERS
                                                     FROM         BETWEEN
                                                 UNAFFILIATED    GEOGRAPHIC     TOTAL      IDENTIFIABLE
                                                  CUSTOMERS        AREAS       REVENUES       ASSETS
                                                 ------------    ----------    --------    ------------
                                                                  (EUROS IN THOUSANDS)
France.........................................     67,589         110,046      177,635       303,205
United Kingdom.................................     75,051              --       75,051        80,609
Rest of Europe.................................    100,692              --      100,692        75,566
Americas.......................................    183,743              --      183,743       137,432
Rest of the World..............................     37,872              --       37,872        19,571
Eliminations...................................         --       (110,046)     (110,046)    (138,240)
                                                   -------        --------     --------      --------
Total..........................................    464,947              --      464,947       478,143
                                                   =======        ========     ========      ========

     List of Subsidiaries of the Company:

               SUBSIDIARIES                           SHAREHOLDERS             OWNERSHIP %
               ------------                           ------------             -----------
Business Objects Australia Pty Ltd. .......  Business Objects S.A.                  100%
Business Objects Asia Pacific Pte Ltd. ....  Business Objects S.A.                  100%
Business Objects Holding B.V. .............  Business Objects S.A.                  100%
Business Objects Nihon B.V. ...............  Business Objects Holding B.V.          100%
Business Objects Nederland B.V. ...........  Business Objects Holding B.V.          100%
Business Objects Japan K.K. ...............  Business Objects S.A.                  100%
Business Objects BeLux S.A./N.V. ..........  Business Objects S.A.                99.96%
Business Objects Deutschland GmbH..........  Business Objects S.A.                  100%
Business Objects Iberica S.L. .............  Business Objects S.A.                99.98%
Business Objects Italia S.p.A. ............  Business Objects S.A.                  100%
Business Objects Nordic A.B. ..............  Business Objects S.A.                  100%
Business Objects Switzerland Ltd. .........  Business Objects S.A.                  100%
Business Objects (U.K.) Ltd. ..............  Business Objects S.A.                  100%
Business Objects Americas, Inc. ...........  Business Objects S.A.                  100%
Business Objects Canada, Inc. .............  Business Objects S.A.                  100%
Ithena U.K. Ltd. ..........................  Business Objects Americas, Inc.        100%
Set Analyzer Ltd. .........................  Business Objects Americas, Inc.        100%
Business Objects Holding, Inc. ............  Business Objects Americas, Inc.        100%
Business Objects Canada Co. ...............  Business Objects Holding, Inc.         100%
Blue Edge Software Ltd. ...................  Business Objects Americas, Inc.        100%
Alphadere Ltd. ............................  Blue Edge Software Ltd.                100%
Business Objects Brazil Ltda...............  Business Objects S.A.                  100%

 7. OUTSTANDING SHARE OWNER


     To the best of our knowledge, Fidelity International Ltd./Fidelity Management Trust Company are the only shareholder holding 5% or more of the Company's outstanding shares at December 31, 2001.


     Employees of the Group own less than 1% of the Company.

     Mr. Bernard Liautaud, Chairman of the Board and Chief Executive Officer owns 2.5% of the Company's share capital and 2.6% of the Company's voting rights.

 8. ALLOCATION OF NET INCOME 2001

     The company has not paid any dividends for the 3-year period ended 31st December 2001. The net income may be allocated to the retained earnings.

 9. SIGNIFICANT POST YEAR-END EVENTS AND LITIGATION

     On October 17, 2001, The Company filed a lawsuit in the United States District Court for the Northern District of California against MicroStrategy Incorporated (MicroStrategy) for alleged patent infringement. The lawsuit alleges that MicroStrategy infringes on our United States Patent No. 5.555.403 and 6.247.008 by making, using, offering to sell and selling its product currently known as MicroStrategy Version 7.0. Our complaint requests that the defendant be enjoined from further infringing the patent and seeks an as yet undetermined amount of damages.

     On October 30, 2001, an action for alleged patent infringement was filed in the United States District Court for the Eastern District of Virginia against us and our subsidiary, Business Objects Americas, by MicroStrategy. The complaint alleges that our software products, Broadcast Agent, Infoview and Broadcast Agent Publisher, infringe MicroStrategy's United States Patent No. 6.279.033 entitled "System and Method for Asynchronous Control of Report Generation Using a Network Interface" and United States Patent No. 6.260.050 entitled "System and Method of Adapting Automatic Output of Service Related OLAP Reports to Disparate Output Devices". The complaint seeks relief in the form of an injunction against us and unspecified damages. Our current assessment is that our products do not infringe. If successful, a claim of infringement against us and our inability to license the infringed or similar technology on commercially reasonable terms could have a material adverse effect on our business, operating results, and financial condition.

     On January 25th, 2002 we filed requests for reexamination of MicroStrategy's United States Patent No. 6.279.033 and United States Patent No.
6.260.050 with the United States Patent and Trademark Office. On February 21, 2002, MicroStrategy filed a Motion for Leave to File First Amended Complaint by which it seeks to add claims against us and our subsidiary, Business Objects Americas, for (i) violations of the Computer Fraud and Abuse Act, (ii) misappropriation of trade secrets, and (iii) tortious interference with contractual relations with employees. We intend to oppose the Motion at a hearing set by the Court for April 2, 2002. This case is set to proceed to trial on July 16, 2002 provided that such date is subject to change according to the Court's rulings on April 2, 2002.

     On May 5, 2000, the Company filed a lawsuit in United States District Court for the Northern District of California against Cognos, Inc. and Cognos Corporation for alleged patent infringement. The lawsuit alleges that Cognos Incorporated and Cognos Corporation (collectively Cognos) infringe the Company's United States Patent No. 5.555.403 by making, using, offering to sell and selling its product known as Impromptu. The Company's complaint requests that the defendants be enjoined from further infringing the patent and seeks damages. On September 7, 2001, the United Stated District Court denied Cognos' motion for a partial summary judgment where Cognos was seeking to invalidate the Company's United States Patent No. 5.555.403. The Court determined that the case should proceed to trial and set a date of May 20, 2002.

     On September 9, 1999, the Company executed a Memorandum of Understanding with Brio Software Inc. in settlement of pending patent litigation. As part of this settlement, the Company dismissed its pending lawsuit against Brio Software involving patent number 5.555.403 and Brio dismissed its pending lawsuit against the Company involving patent number 5.915.257 and agreed to pay the Company $10 million (11.3 million euros), payable quarterly in $1.0 million (1.1 million euros), payments beginning September 30, 2000. Due to the inherent uncertainties with respect to Brio Software making the remaining quarterly payments on the settlement, the Company deferred the gain on the settlement and is recognizing it under the cost-recovery method. Under the cost-recovery method, no gain is recognized until cash payments by Brio exceed the legal expenses incurred by the Company. Payments under the settlement are included in interest and other income, net of related legal expenses. Total payments received under the settlement were $2.5 million (2.8 million euros), $4.0 million (4.3 million euros) and $2.0 million (2.3 million euros), for the years ended December 31, 2001, 2000 and 1999, respectively.

     The Company is involved in various other legal proceedings arising in the ordinary course of business. The Company believes that the ultimate resolution of these matters, and the ones above, will not have a material effect on the Company's financial position, results of operations, or cash flows.

10. STOCK REPURCHASE PROGRAM

     In October 1998, the Board of Directors approved the implementation of a share repurchase program whereby the Company could repurchase its ordinary shares or ADSs up to a set amount of shares at a maximum price per share or ADS. In May 1999, the Company repurchased on the Nasdaq National Market a total of 574,500 shares for an aggregate cost of 4.3 million euros (7.53 euro per share).

     In September 2001, the Board of Directors authorized a share repurchase program whereby the Company could repurchase up to 2,000,000 of its Ordinary Shares or ADSs at a price not to exceed 60 euros per share in accordance with the authorization given by shareholders at the shareholders meeting of June 12, 2001. In September 2001, the Company repurchased on the Euronext Paris stock exchange a total of 243,175 Ordinary Shares for an aggregate cost of 4.9 million euros (19.99 euros per share). As of December 31, 2001, the Company was authorized to repurchase an additional 1,756,825 of its ordinary shares or ADSs at a price not to exceed 60 euros per share. This authorization will expire in December 2002.

11. EMPLOYEE RELATED BENEFITS PROGRAMS

     11.1  EMPLOYEE STOCK OPTION PLAN


     The authorizations to issue options under the Company's 1993 Stock Option Plan expired in 1998, and the 1994 Stock Option Plan expired in 1999.


     At the shareholders' meeting held on February 6, 2001, the shareholders of the Company approved a new stock option plan (the 2001 Plan) in the form of an "evergreen plan" pursuant to which the Board of Directors was authorized to issue options corresponding to 3,450,000 shares, plus an annual increase to be added on June 30 of each year beginning in 2002 equal to the lesser of (i) 4,500,000 Shares, (ii) 5% of the total shares of the Company on such date, or
(iii) a lesser amount determined by the Board.

     On May 4, 1999, the shareholders of the Company approved a new stock option plan (the 1999 Plan) pursuant to which the Board of Directors was authorized to issue options corresponding to 2,625,000 Ordinary Shares. During June 2000, the shareholders approved an additional 4,500,000 shares reserved for issuance under the 1999 Plan.

     The 2001 and 1999 Plans provide in accordance with French regulations applicable to companies listed on a French stock exchange that the option price may not be less than the higher of (i) 100% of the closing price as reported on the French stock exchange on the last trading day prior to the date of grant, or
(ii) 80% of the average of the closing prices on such market over the twenty trading days preceding the grant date

     The 2001 and 1999 Plans are intended to qualify as incentive stock option plans within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Board of Directors determines the vesting schedule of option grants, which generally vest at a rate of 25% per year subject to a minimum of one year of continued service with the Company. The options granted under both Plans are exercisable up to ten years from the date of grant (other than options granted to employees in the United Kingdom, which have a term of seven years less one day).


     During fiscal year 2001, 5,738,150 options were granted under the 2001 and 1999 Plans. As at December 31, 2001, a total of 10,446,999 options were issued and outstanding, with a weighted average of 30.10 euros per share.


     11.2  STOCK OPTION EXCHANGE PROGRAM

     On May 16, 2001, the Company announced a voluntary stock option exchange program for its eligible employees. This program included two separate offers: one to France based employees (the "French program") and the other to international employees including employees in the United States (the

"International program"). Pursuant to the terms and conditions of each program, eligible employees were given the opportunity to renounce the right to the benefit of all outstanding stock options granted on or after January 1, 2000 under the Business Objects S.A. 1999 Stock Option Plan, as amended, in exchange for an equal number of new options to be granted on or after December 18, 2001. If an employee renounced the right to the benefit of any one option, the employee was required to renounce the right to the benefit of all options granted to the employee during the six-month period prior to the cancellation of any options. The offer expired June 14, 2001. A total of 140 eligible employees elected to participate in the French program and these employees tendered a total of 329,287 options. A total of 301 eligible employees elected to participate in the International program and these employees tendered a total of 1,083,554 options. As a result of the two separate offers, an aggregate of 441 eligible employees tendered an aggregate of 1,412,841 options in return for the promise to grant new options on or after December 18, 2001.


     On December 18, 2001, the Company granted the new options. Under the French program, a total of 314,137 options with an exercise price of 36.60 Euros per share were regranted. Under the International program, a total of 1,068,015 options were regranted with an exercise price of 36.60 euros, except for Italy based employees where the exercise price was set at 37.94 Euros in accordance with Italian tax regulations. Fewer options were regranted than were canceled due to employee terminations.



     The exercise price of the new options was calculated as the higher of (i) 100% of the closing price of our ordinary shares as reported on the French stock exchange on the last trading day before the date of grant, or (ii) 80% of the average of the closing prices of our ordinary shares on such exchange over the twenty trading days preceding the grant date. In addition, for eligible employees who are Italy-based employees, the exercise price per share could not be less than 100% of the average of the closing prices of our ordinary shares on the Premier Marche over the thirty trading days preceding the grant date.


     The new options granted under the International program retained the vesting schedule of the old options they replaced. The new options granted under the French program retained substantially the vesting schedule of the old options they replaced, except that the new options will not become exercisable until one year following the date of grant of the new options.

     The programs were not available to (i) members of our extended executive committee, (ii) employees with general management and/or management responsibility for multiple countries, (iii) employees with general sales management responsibility for named strategically important countries, (iv) employees responsible for sales representing 10% or more of our consolidated budget revenues for fiscal 2001, (v) former employees and (vi) any of our employees who were resident in Belgium or Switzerland. In addition, new options were not granted to individuals who were not employees as of the grant date of the new options.

     12.3  INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     The general shareholders meeting of 21st June 1995 authorized the creation of the 1995 International Employee Stock Purchase Plan for generally all employees other than French employees in order to enable these employees to subscribe to the Company's shares at a preferential price. The Company issued approximately 153,000 shares under the plan in 2001 and 125,000 shares in 2000. There are approximately 312,000 shares remaining available for issuance under the plan as of December 31, 2001.

     12.4  FRENCH EMPLOYEE SAVINGS PLAN


     The Company also has an Employee Stock Purchase Plan available to the Company's French employees as part of the Employee Savings Plan, which is qualified under the provisions of French tax regulations. Stock subscriptions are limited under this plan to 10% of an employee's compensation received during the offering period. The Company issued approximately 2,000 shares under the plan in 2001 and 71,000 shares in 2000. There are approximately 124,000 shares remaining available for issuance under the plan as of December 31, 2001.

     12.5  FRENCH EMPLOYEE PROFIT SHARING PLANS

     The Company is subject to a Statutory Profit Sharing Plan (Statutory Plan) for substantially all of the employees of its French entity. Contributions under the Statutory Plan are based on a formula prescribed by French law. In addition, employees of the Company's French entity may receive contributions from a separate profit sharing plan sponsored by the Company. Contributions under this plan are based on the achievement of certain goals established by the Board of Directors. Contributions under this plan are reduced by contributions required to be made under the Statutory Plan. The Company accrued 3,6 million euros for all contributions required by both plans as of December 31, 2001.

                             BUSINESS OBJECTS S.A.

                           CONSOLIDATED BALANCE SHEET

                            (IN THOUSANDS OF EUROS)


                                     ASSETS


                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1999       2000       2001
                                                              -------    -------    -------
Net intangible fixed assets.................................   13,978     26,413     28,286
Net tangible fixed assets...................................   12,289     20,038     36,014
Net financial fixed assets..................................    1,977      4,544      5,530
                                                              =======    =======    =======
          TOTAL FIXED ASSETS................................   28,244     50,995     69,830
Inventory...................................................      152         50        152
Trade accounts receivable...................................   55,388     99,649    103,692
Allowance for doubtful accounts.............................  (1,642)    (4,284)    (4,381)
                                                              -------    -------    -------
Trade accounts receivable, net..............................   53,746     95,364     99,311
Deferred tax assets, net....................................    5,969      8,015     11,233
Other receivables and prepaid expenses......................    7,681     14,300     14,316
Cash & Cash equivalent......................................  175,425    227,763    283,301
                                                              =======    =======    =======
          TOTAL CURRENT ASSETS..............................  242,973    345,492    408,313
                                                              -------    -------    -------
          TOTAL ASSETS......................................  271,217    396,489    478,143
                                                              -------    -------    -------

                            LIABILITIES & SHAREHOLDERS' EQUITY
Share Capital issued, nominal value 0,10 E per share as of
  December 31, 2001, 58 437 434, 60 583 880, 61 928 474
  shares outstanding as of December 31, 1999, 2000 and
  2001......................................................    2,922      6,058      6,193
Additional paid in capital..................................  109,755    121,077    132,432
Prior years' retained earnings..............................   24,445     46,756     92,691
Net income..................................................   22,311     45,935     50,544
Cumulative currency translation adjustment..................    7,563     10,505     13,302
Treasury shares (817 675 shares purchased as of December 31,
  2001).....................................................  (4,326)    (4,326)    (9,187)
Investment grant............................................       --         --         --
                                                              =======    =======    =======
          TOTAL SHAREHOLDERS' EQUITY........................  162,670    226,005    285,974
Notes payable and other long term liabilities...............    2,910      4,609      3,601
Notes payable -- current portion............................    7,600      4,324      3,013
Accounts payable............................................   11,726     24,184     22,662
Accrued wages...............................................   23,884     32,971     42,458
Accrued taxes payable.......................................   15,379     26,655     22,477
Deferred revenue............................................   31,703     53,187     67,788
Other payable...............................................   15,345     24,552     30,170
                                                              =======    =======    =======
          TOTAL LIABILITIES.................................  105,637    165,873    188,568
                                                              -------    -------    -------
          TOTAL LIABILITIES AND SHAREHOLDER' EQUITY.........  271,217    396,489    478,143
                                                              -------    -------    -------

                             BUSINESS OBJECTS S.A.

                      CONSOLIDATED STATEMENT OF OPERATION
                 (IN EURO IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED ON DECEMBER 31,
                                                              -----------------------------
                                                               1999       2000       2001
                                                              -------    -------    -------
Revenues:
  License fees..............................................  144,257    239,742    279,153
  Services..................................................   82,471    139,695    185,794
                                                              -------    -------    -------
          Total revenues....................................  226,728    379,437    464,947
Cost of revenues:
  License fees..............................................    4,032      2,772      2,389
  Services..................................................   33,278     57,741     70,950
                                                              -------    -------    -------
          Total cost of revenues............................   37,310     60,513     73,339
Gross margin................................................  189,418    318,924    391,608
Operating expenses:
  Sales and Marketing.......................................  110,679    182,341    227,500
  Research and development..................................   25,095     44,270     61,751
  General and administrative................................   15,491     23,729     27,386
                                                              -------    -------    -------
          Total operating expenses..........................  151,265    250,340    316,637
                                                              =======    =======    =======
Income from operations......................................   38,153     68,584     74,971
                                                              =======    =======    =======
Financial expenses..........................................     (222)      (439)      (236)
Financial revenues..........................................    2,847      8,405      9,600
Net foreign exchanges gain/(loss)...........................       35        486        (12)
                                                              =======    =======    =======
  Income before tax and exceptional items...................   40,813     77,036     84,323
                                                              =======    =======    =======
Exceptional expenses........................................   (1,766)    (1,311)      (215)
Exceptional revenue.........................................    1,989      5,543      2,808
                                                              =======    =======    =======
  Exceptional income........................................      223      4,232      2,593
                                                              =======    =======    =======
Provision for income taxes..................................  (15,775)   (30,717)   (31,346)
Goodwill and intangible assets amortization.................   (2,950)    (4,616)    (5,026)
                                                              =======    =======    =======
CONSOLIDATED NET INCOME.....................................   22,311     45,935     50,544
                                                              =======    =======    =======
NET INCOME PER SHARE
Net income per share -- basic...............................     0.41       0.77       0.83
Shares and ADS used in computing net income -- basic........   54,159     59,741     60,879
Net income per share -- diluted.............................     0.38       0.70       0.79
Shares and ADS and common share equivalent used in
computing net income per share and ADS -- diluted...........   59,303     65,292     64,361

                             BUSINESS OBJECTS S.A.

                          UNCONSOLIDATED BALANCE SHEET
                                   (IN EUROS)

                                     ASSETS

                                                         DECEMBER 31, 2001              DECEMBER 31,
                                              ---------------------------------------       2000
                                                 GROSS      PROVISIONS        NET           NET
                                              -----------   -----------   -----------   ------------
Intangible fixed assets.....................    6,363,278    (3,725,020)    2,638,258     2,871,905
Tangible fixed assets.......................   17,888,545    (8,782,511)    9,106,034     7,335,209
Equity in subsidiaries......................   63,094,635                  63,094,635    61,319,312
Loans to subsidiaries.......................      578,704                     578,704       775,194
Deposits....................................      416,255                     416,255       315,607
                                              -----------   -----------   -----------   -----------
          TOTAL LONG TERM ASSETS............   88,341,418   (12,507,531)   75,833,886    72,617,226
                                              ===========   ===========   ===========   ===========
Inventory...................................      429,626      (322,123)      107,503       155,405
Prepaid expenses............................    5,516,210      (350,000)    5,166,210     3,273,435
Trade accounts receivable...................   62,790,337      (997,580)   61,792,757    57,449,993
Other accounts receivable...................    3,407,315    (1,006,337)    2,400,978     4,490,144
Cash & Cash equivalents.....................  173,121,386                 173,121,386   113,371,487
                                              -----------   -----------   -----------   -----------
          TOTAL CURRENT ASSETS..............  245,264,874    (2,676,040)  242,588,834   178,740,464
                                              ===========   ===========   ===========   ===========
Unrealized exchange losses..................       57,272                      57,272       221,718
                                              -----------   -----------   -----------   -----------
          TOTAL ASSETS......................  333,663,564   (15,183,571)  318,479,993   251,579,409
                                              ===========   ===========   ===========   ===========

                       LIABILITIES & SHAREHOLDERS' EQUITY


                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2001
                                                              ------------   ------------
Capital stock, par value....................................    6,192,847      6,058,388
Paid-in capital.............................................  132,432,247    121,077,102
Legal reserves..............................................      605,839        292,187
Change differential, euro translation.......................       47,574         47,574
Prior years' retained earnings..............................   53,596,164     24,012,081
Current year net income.....................................   33,130,003     29,897,734
                                                              -----------    -----------
          TOTAL SHAREHOLDERS' EQUITY........................  226,004,674    181,385,067
                                                              ===========    ===========
Contingency and loss provisions.............................    3,802,720      2,781,095
Intercompany payables and bank overdrafts...................   20,762,587         75,841
Accounts payable............................................   31,028,051     30,557,287
Accrued wages and taxes.....................................   23,866,761     27,316,627
Other payables..............................................      561,530        267,350
                                                              -----------    -----------
          TOTAL LIABILITIES.................................   80,021,649     60,998,200
                                                              ===========    ===========
Deferred revenue............................................   12,453,670      9,140,959
Unrealized exchange gains...................................            0         55,183
                                                              -----------    -----------
          TOTAL LIABILITIES & SHAREHOLDERS' EQUITY..........  318,479,993    251,579,409
                                                              ===========    ===========

                             BUSINESS OBJECTS S.A.

                    UNCONSOLIDATED STATEMENTS OF OPERATIONS
                                   (IN EUROS)


                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2000
                                                              ------------    ------------
Manuals and packages........................................       252,802         473,052
Product revenues............................................   192,835,948     146,685,321
                                                              ------------    ------------
     TOTAL PRODUCT REVENUES.................................   193,088,750     147,158,373
Other revenues..............................................     3,904,261       2,324,657
                                                              ------------    ------------
          TOTAL OPERATING REVENUES..........................   196,993,011     149,483,030
Purchases of goods for resale...............................      (344,480)       (534,311)
Change in inventory.........................................       (54,657)        (78,901)
Other outside purchases.....................................   (79,866,017)    (58,781,301)
Taxes.......................................................    (3,030,788)     (2,630,726)
Salaries....................................................   (41,825,704)    (29,982,343)
Social charges..............................................   (19,160,457)    (14,236,428)
Depreciation & amortization.................................    (4,496,135)     (3,010,489)
Reserves against current assets.............................    (2,541,404)       (814,956)
Other expenses..............................................    (6,527,727)     (5,805,048)
                                                              ------------    ------------
     TOTAL OPERATING EXPENSES...............................  (157,847,368)   (115,874,501)
                                                              ------------    ------------
          OPERATING INCOME..................................    39,145,643      33,608,527
Interest income.............................................    11,627,751      10,109,913
Exchange rate gains.........................................     2,069,617       6,438,220
                                                              ------------    ------------
     FINANCIAL REVENUES.....................................    13,697,369      16,548,134
Reserve for exchange rate losses............................      (515,564)     (2,384,190)
Interest expense............................................      (733,751)         (6,432)
Exchange rate losses........................................    (2,064,758)     (2,876,736)
                                                              ------------    ------------
     FINANCIAL EXPENSES.....................................    (3,314,073)     (5,267,358)
                                                              ------------    ------------
          INCOME FROM FINANCIAL ACTIVITIES..................    10,383,296      11,280,776
               INCOME BEFORE TAX AND EXCEPTIONAL ITEMS......    49,528,939      44,889,303
Exceptional income..........................................     3,037,064       5,542,978
Exceptional expenses........................................      (334,361)     (1,310,723)
                                                              ------------    ------------
     NET EXCEPTIONAL INCOME (EXPENSE).......................     2,702,703       4,232,255
Profit sharing..............................................    (3,593,458)     (2,873,056)
                                                              ------------    ------------
          NET INCOME BEFORE TAX.............................    48,638,185      46,248,503
Income tax benefit (provision)..............................   (15,508,181)    (16,350,769)
                                                              ------------    ------------
          NET INCOME........................................    33,130,003      29,897,733

                             BUSINESS OBJECTS S.A.

            FIVE YEAR SUMMARY FINANCIAL INFORMATION (UNCONSOLIDATED)
                                   (IN EUROS)

                                                         YEAR ENDED DECEMBER 31,
                                     ----------------------------------------------------------------
                                        1997         1998         1999         2000          2001
                                     ----------   ----------   ----------   -----------   -----------
1. CAPITAL AT YEAR-END
Capital stock, par value...........   2,514,234    2,581,942    2,921,872     6,058,388     6,192,847
Number of ordinary shares issued...  49,476,891   50,809,281   58,437,435    60,583,881    61,928,474(1)
Number of preferred shares.........          --           --           --            --            --
Maximum number of shares to be
  created in the future
  - by conversion of bonds.........          --           --           --            --            --
  - by exercise of subscription
     rights........................   7,603,884    9,515,349    8,477,127     8,520,854    10,715,499(1)
2. OPERATIONS AND INCOME FOR THE
  YEAR
Total product revenues.............  40,760,448   55,341,524   87,320,438   147,158,373   193,088,750
Income before taxes, profit
  sharing, depreciation expenses
  and provisions...................   4,450,018    7,661,776   16,237,574    53,720,281    59,163,920
Income tax benefit (provision).....  (1,162,523)  (1,584,472)  (3,070,055)  (16,350,769)  (15,508,181)
Legal profit sharing...............     673,150    2,038,244    2,464,192     2,873,056     3,593,455
Income after taxes, profit sharing,
  depreciation expenses and
  provisions.......................   1,388,182    2,749,905    7,916,309    29,897,734    33,130,003
Dividends distributed..............          --           --           --            --            --
3. INCOME PER ISSUED SHARE
Income after taxes and profit
  sharing but before depreciation
  expenses and provisions..........        0.05         0.08         0.18          0.57          0.65(1)
Income after taxes, profit sharing,
  depreciation expenses and
  provisions.......................        0.03         0.05         0.14          0.49          0.53(1)
Dividends distributed per share....          --           --           --            --            --
4. PERSONNEL
Average number of employees........         303          340          465           659           777
Total payroll and social charges...  13,508,387   16,375,260   21,228,061    29,982,343    41,825,704
Total social benefits..............   6,343,430    9,006,453   11,086,873    14,236,428    19,160,457

---------------

(1) Adjusted to take into account the three-for-two stock split effected on March 12, 2001.

                   TEXT OF RESOLUTIONS SUBMITTED FOR APPROVAL

FIRST RESOLUTION

     This Resolution is to approve the unconsolidated financial statements of the Company for the year ended December 31, 2001:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the annual management report of the Board of Directors on the activity and the situation of the Company during the fiscal year ended December 31, 2001, as well as the annual report of the statutory auditors on the performance of their duties during this fiscal year,

     RESOLVED, that the unconsolidated financial statements of the fiscal year ended December 31, 2001, as they have been presented, the expenses referred to in article 39-4 of the French Tax Code amounting to 138,307 euros as well as the amount of tax relating to these expenses, and the transactions indicated in the above-mentioned financial statements and summarized in the above-mentioned reports are approved hereby.

SECOND RESOLUTION

     This Resolution is to approve the consolidated financial statements of the Company for the year ended December 31, 2001:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the annual management report of the Board of Directors on the activity and the situation of the Company and its consolidated subsidiaries during the fiscal year ended December 31, 2001, as well as the annual report of the statutory auditors on the performance of their duties during this fiscal year,

     RESOLVED, that the consolidated financial statements of the fiscal year ended December 31, 2001, as they have been presented and summarized in the above-mentioned reports are approved hereby.

THIRD RESOLUTION

     This Resolution is to allocate the profits for the year ended December 31, 2001:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, it has been noted that the profits for the fiscal year ended December 31, 2001 amount to 33,130,003.43 euros,

     RESOLVED, that the above-mentioned profits be allocated:

     - up to the limit of 13,445.93 euros to the legal reserve which will amount, after allocation, to 619,284.74 euros,

     - the balance of 33,116,557.50 euros to be carried forward to retained earnings, which will amount after allocation to 86,712,721.35 euros.

     Pursuant to the provisions of article 243 bis of the French Tax Code, it is reminded hereby that no dividends were distributed with respect to the last three fiscal years.

FOURTH RESOLUTION


     This Resolution is to ratify the appointment of Mr. Bernard Bourigeaud as a Director of the Company:


     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and noted that Mr. Bernard Bourigeaud was elected by the Board of Directors pending ratification by the next shareholders meeting,

     RESOLVED, that the election of Mr. Bernard Bourigeaud as Director of the Company is hereby ratified,

     NOTED FURTHER, that Mr. Bourigeaud's term of office as Director shall be equal to the remainder of the term of office of Mr. Vincent Worms, the leaving Director, and shall therefore expire at the end of this meeting.

FIFTH RESOLUTION

     This Resolution is to elect Mr. Bernard Bourigeaud as a Director of the
Company:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and noted that the term of office of Mr. Bernard Bourigeaud, Director, expires at the end of this general meeting,

     RESOLVED, that Mr. Bernard Bourigeaud is elected as Director hereby for a period of three years expiring at the end of the ordinary general meeting which will deliberate upon the financial statements for the fiscal year ending December 31, 2004.

SIXTH RESOLUTION

     This Resolution is to authorize the Board of Directors to repurchase shares of the Company:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the prospectus (note d'information) approved by the Commission des Operations de Bourse,

     Pursuant to the provisions of Article L. 225-209 et seq. of the Commercial Code,

     RESOLVED to authorize the Board of Directors to purchase up to 2,000,000 shares of the Company of 0.10 euro par value each, at a price per share not to exceed 70 euros or the U.S. dollar equivalent for shares represented by American Depositary Shares, excluding expenses and commissions,


     RESOLVED FURTHER that treasury shares may not be sold at a price of less than 1 euro per share or the U.S. dollar equivalent, excluding expenses and commissions,



     RESOLVED FURTHER that the Board of Directors may effect the purchase, sale or transfer of shares of the Company, in the open market or over the counter, by any means including, in particular, through block trades, without limitation of volume, or though derivative instruments, excluding the purchase of call options.


     RESOLVED FURTHER that repurchased shares may be used, among other things,
(i) to provide for shares to be used as a consideration in the context of an acquisition or an exchange (ii) to provide for shares to be used in the context of the implementation of employee stock purchase plans and stock option plans,
(iii) to minimize the dilutive effect of a securities issuance, or (iv) to make use of excess cash balances.


     RESOLVED FURTHER that the powers delegated to the Board of Directors by this Resolution may be used by the Board of Directors with respect to all shares held in treasury, including the ones purchased prior to the admission of the shares of the Company on a regulated market within the meaning of the Monetary and Financial Code,



     RESOLVED FURTHER that in the event the Company effects a share capital increase by way of incorporation of premiums, reserves or profits, resulting either in an increase of the nominal value of the shares or in the creation and free allocation of shares, or effects a stock split or reverse stock split, the Board of Directors is granted to the extent necessary full powers to adjust the number of shares and purchase and sale price set forth in this Resolution, to reflect the change in capitalization.


     This authorization voids and replaces the prior authorization to repurchase the Company's shares granted according to the Sixth Resolution of the meeting of shareholders held on June 12, 2001 and shall be valid for a period of eighteen months from the date of this meeting.

     The Board of Directors shall report to the Conseil des Marches Financiers on a monthly basis any purchase, sale, transfer or cancellation of shares realized and shall inform the shareholders in its yearly report to the annual shareholders' meeting of any purchase or transfer of shares so realized.

SEVENTH RESOLUTION

     This Resolution is to issue warrants to subscribe 15,000 shares of the Company to Mr. Bernard Bourigeaud without payment as consideration, to cancel shareholders' preferential right of subscription to such warrants and to the shares resulting from the exercise of such warrants, and to authorize the Board of Directors to take all appropriate actions with respect to the grant of the share warrants.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors, the special report of the statutory auditors and the report of the special advantages auditor, and has noted that the share capital has been fully paid-up,


     RESOLVED, in accordance with article L.228-95 of the Commercial Code, and subject to the condition precedent that the Fifth Resolution is adopted, to issue 15,000 warrants without payment as consideration for such warrants, each warrant entitling the holder to the subscription to one share of 0.10 euro nominal value, to be subscribed in cash or by way of compensation and to be fully paid upon subscription,


     RESOLVED FURTHER, to waive the preferential subscription right for the warrants given to shareholders pursuant to L.225-132 of the Commercial Code in favor of Mr. Bernard Bourigeaud and to reserve the subscription of the 15,000 warrants to the holder of the warrant,

     RESOLVED FURTHER, to authorize the increase in share capital by an amount of 1,500 euros, subject to necessary adjustments which may be made in compliance with the then applicable regulations in order to protect the rights of the holder, to be fully paid upon subscription, either in cash or by compensation, corresponding to the issuance of 15,000 new shares of 0.10 euro nominal value each, to which the exercise of the warrants entitles,

     RESOLVED FURTHER, that the issuance of the warrants entails the waiver by shareholders of their preferential subscription right to the 15,000 new shares to be issued upon the exercise of such warrants,


     RESOLVED FURTHER, that the exercise price per share is equal to the closing price of one share of the Company as quoted on the Premier Marche of Euronext Paris S.A. on the last Paris trading day prior to this meeting,


     RESOLVED FURTHER, to approve the special advantages granted to the holder consisting of (i) the grant of such warrants without payment as consideration and (ii) the benefit from of a fixed exercise price per share,

     RESOLVED FURTHER, that the warrants shall have a term of no more than five years from the date of this meeting,

     RESOLVED FURTHER, that in the event of merger or other change of control of the Company, the holder of the warrants will be notified and given the same information as if he were a shareholder in order to exercise, if he so wishes, his subscription rights,

     RESOLVED FURTHER, that the new shares will be subject to all provisions of the articles of association, and will entitle the holder thereof to the rights attached to a share from the effective date of the issuance,

     RESOLVED FURTHER, that the Board of Directors is authorized, within the limits set above:

     - to implement this resolution, including to set the terms and conditions of the warrants,

     - to verify the number of shares issued following the exercise of the warrants, proceed with all formalities resulting from the relevant capital increases, and modify the articles of association accordingly,

     - to make the necessary arrangements for ensuring that the protection of the rights of the holder of the share warrants, in the event of any financial transactions concerning the Company, is in compliance with all statutory and regulatory provisions in effect,

     - to carry out, by itself or through an agent, all acts and formalities in order to finalize the capital increases that could be carried out pursuant to the authorization of the resolution hereof, and to modify the articles of association accordingly, and in general, to take all necessary steps and carry out any formal procedure useful to these resolutions,

     RESOLVED FURTHER, in accordance with article 55 of the decree n.67-236 of March 23, 1967 to insert in Article 6 of the articles of association the following, in order to indicate therein the recipient's identity of special advantages and the nature of such advantages:

     "Mr. Bernard Bourigeaud is a recipient of special advantages resulting from the grant of warrants giving the right to subscribe to 15,000 shares by the shareholders meeting held on June 5, 2002. The special advantages consist of (i) the grant of such warrants without payment as consideration and (ii) the benefit from a fixed exercise price per share corresponding to the estimated value of a share as of June 4, 2002."

EIGHTH RESOLUTION

     This Resolution is to authorize a capital increase of 260,000 Ordinary Shares to be reserved to employees of the Company under the French Employee Savings Plan, to waive shareholders' preferential subscription right to such shares and to authorize the Board of Directors to carry out the issuance of such shares:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors,


     RESOLVED, in accordance with the provisions of article L.443-5 of the Labor Code, articles L.225-138 and L.225-129 VII of the Commercial Code, as amended by the law n.2001-152 of February 19, 2001, to authorize the Board of Directors to increase the share capital, once or more than once upon its own decisions, by way of issuance of a maximum of 260,000 shares of 0.10 euro nominal value each, payable upon subscription in cash or by way of satisfaction of indebtedness, the subscription of which being reserved to the employees of the Company who adhere to the Employee Savings Plan,


     RESOLVED FURTHER that the issue price of one share will be the higher of:


     - eighty percent (80%) of the average of the closing prices for one share as quoted on the Premier Marche of Euronext Paris S.A. on the twenty days of quotation preceding the day of the decision of the Board of Directors called to set the opening date for subscription, or

     - eighty five (85%) of the closing price for one share as quoted on the above referenced market on the last trading day preceding the day of the decision of the Board of Directors called to set the opening date for subscription,



     RESOLVED FURTHER, that the issue price may not be higher than one hundred percent (100%) of the average of the closing prices as quoted on the Premier Marche of Euronext Paris on the twenty trading days of quotation preceding the day of the Board of Directors called to set the opening date for subscription,



     RESOLVED FURTHER, that the preferential subscription right of the shareholders pursuant to article L.225-132 of the Commercial Code be waived and that the subscription of the new shares to be issued be reserved for the employees of the Company who adhere to the Employee Savings Plan directly or through a Company Sponsored Mutual Fund,


     RESOLVED FURTHER, that the new shares will be subject to all provisions of the articles of association, and will entitle the holder thereof to the rights attached to existing shares from the effective date of issuance,

     RESOLVED FURTHER, to give to the Board of Directors all powers, within the limits set out above, in order, at once or severally:

     - to set, subject to the law and the terms of this Resolution, the dates of subscription and the conditions under which the new subscribed shares will be paid and issued, and to request, as the case may be, the admission with Euronext Paris S.A. of the new shares.

     - to fix the amount of the increase(s) of the share capital and to carry out, by itself or upon delegation to its Chairman, all acts and formalities in order to finalize the capital increases that could be carried out pursuant to the authorization of the Resolution hereof,

     - to modify the articles of association accordingly, and in general, to carry out all formalities that are necessary to implement this Resolution.

     This authorization is granted for a period of two years from the date of this meeting.

NINTH RESOLUTION

     This Resolution is to re-affirm the price setting conditions of shares reserved for issuance at the June 12, 2001 shareholders' meeting under the 1995 International Stock Purchase Plan:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors,


     RESOLVED, in accordance with articles L.225-137 II and L.225-138 III of the Commercial Code, not to change the price setting conditions for the issuance of the shares approved by the shareholders meeting of June 12, 2001 under the 1995 International Stock Purchase Plan.


TENTH RESOLUTION

     This Resolution is to authorize the issuance of 240,000 Ordinary Shares under the 1995 International Stock Purchase Plan, to waive the shareholders' preferential right of subscription to such shares, and to authorize the Board of Directors to fix the terms and conditions of the subscription of such shares and to take all appropriate actions with respect to the issuances of such shares:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors and has noted that the share capital has been fully paid-up,

     RESOLVED that the share capital is to be increased once or more than once by way of issuance of a maximum of 240,000 shares of 0.10 euro nominal value each, payable upon subscription in cash or by way of satisfaction of indebtedness, the subscription being reserved to Business Objects S.A. Employee Benefits Trust,


     RESOLVED FURTHER, that the issue price of one share may not be less than eighty five percent (85%) of the lowest closing price for such share as quoted on the Premier Marche of Euronext Paris S.A. on the last trading day prior to the first day of the offering period and on the last trading day of the offering period, as reported in La Tribune, or such other source the Board will deem reliable,


     RESOLVED FURTHER, that the new shares will be subject to all provisions of the articles of association of the Company and will entitle the holder thereof to the rights attached to the existing shares from the effective date of issuance,

     RESOLVED FURTHER, that the preferential right of subscription granted to the shareholders pursuant to article L.225-132 of the Commercial Code is waived and that the subscription of the 240,000 new shares to be issued is reserved to Business Objects S.A. Employee Benefits Trust,

     RESOLVED FURTHER, that the Board of Directors is authorized to, once or more than once:

     - fix the amount(s) of the increase(s) of the share capital, the dates of offering periods, the terms and the conditions of the subscription, payments for the shares, and the issue within the limits decided by this Resolution, it being specified that the shares, the issue of which will have been resolved by the Board of Directors, must be issued, at the latest, within two years from the date of this meeting,

     - collect the subscriptions for the new shares and the payments related thereto,

     - proceed to the anticipated closing date of the subscriptions or to the extension of its deadline, if applicable,

     - request, as the case may be, the admission with Premier Marche of Euronext Paris S.A. of the new shares,

     - obtain from the funds depository the certificate attesting that the capital increase has been fully paid-up,

     - proceed with the withdrawal of funds after accomplishment of the capital increase,

     - carry out, by itself or upon delegation to its Chairman, all acts and formalities in view of finalizing the share capital increase which has been decided upon in this Resolution,

     - amend the articles of association as a result of the share capital increase and, in general, to take all necessary steps in that respect.

     This authorization is granted for a period of two years from the date of this meeting.

ELEVENTH RESOLUTION

     This Resolution is to authorize capital reductions by cancellation of treasury shares.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors,

     RESOLVED to authorize, for an eighteen month period, the Board of Directors to decrease the share capital once or more than once by way of cancellation of shares held by the Company in connection with a repurchase of shares completed pursuant to a share repurchase plan, provided that shares cancelled over a twenty-four month period may not exceed 10% of the Company's outstanding share capital,

     RESOLVED FURTHER that the Board of Directors is hereby authorized to offset the capital decrease on any of the reserves and premium accounts as it deems appropriate,

     GRANTED to the Board of Directors full powers in order to fix the terms and conditions of this or these capital reductions, and to amend the articles of association of the Company, as the case may be, to proceed with all formalities it deems appropriate and to carry out all formalities that are necessary.


     Such authorization shall remain valid for a maximum period of eighteen months from the date of this meeting. It replaces the prior authorization granted by the Sixteenth Resolution adopted at the shareholders meeting held on June 12, 2001.


TWELFTH RESOLUTION

     This Resolution is to delegate to the Board of Directors powers to issue securities of the Company giving immediate or deferred access to the share capital of the Company with preferential subscription right:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors, and has noted that the share capital has been fully paid-up,

     Pursuant to the provisions of Article L.225-129 III of the Commercial Code.

     RESOLVED, to delegate to the Board of Directors full authority to issue various securities with preferential subscription rights, in one or more offerings, in France and/or abroad, either in Euros, a foreign currency, or any other accounting unit established with reference to a group of currencies, it being specified that the Chairman of the Board may be delegated all powers deemed necessary to carry out the share capital increase.

     RESOLVED FURTHER that the nominal value of the share capital increases which may be carried out, either immediately or in the future, by virtue of this delegation shall not exceed 500,000 euros or the exchange value of this sum, with the understanding that this amount does not take into account any adjustments which may be made in compliance with current legislation to protect the rights of security holders giving access to a portion of the share capital of the Company.

     RESOLVED FURTHER that the Board of Directors may issue:

          a) shares,

          b) all securities, subordinated or not in the case of debentures, which entitle the bearer, whether at any time, on a determined date or during defined periods, through subscription, conversion, exchange, redemption, presentation of a warrant or in any other manner, to securities which represent a portion of the share capital of the Company, and which may take any of the forms mentioned in articles L.225-150 to L.225-176 or L.228-91 of the French Commercial Code,

          c) unattached warrants entitling their holders to subscribe for securities representing a portion of the share capital of the Company. These warrants may be distributed at no cost or for consideration.

     RESOLVED FURTHER that, no preferred shares and no investment certificates may be issued by virtue of this delegation.

     RESOLVED FURTHER, that the aggregate nominal value of the securities issued as debt securities giving access to the share capital of the Company may not exceed 200,000,000 euros or the equivalent thereof in the case of issues in foreign currency or units of account based on several currencies.


     RESOLVED that shareholders may exercise, under the terms and conditions provided for by current legislation, their preferential subscription right for new securities. Furthermore, the Board of Directors may grant shareholders the right to subscribe for securities in addition to those to which they are entitled as of right, in proportion to their subscription rights and limited to the number of securities requested. Such additional right to subscribe is a reducible right.

     RESOLVED FURTHER that the Board of Directors may decide that the un-subscribed balance of the share capital increase be distributed totally or partially at its discretion, or offered to the public totally or partially, or that the amount of the capital increase be restricted to the number of subscriptions received provided that the legal requirements are met, it being stipulated that the Board of Directors may, at its discretion, and in the order it shall deem appropriate, exercise all of the rights listed above or only some of them.

     This decision automatically entails a waiver by the shareholders of their preferential subscription rights with respect to other securities to which these securities entitle them, in favor of the holders of the securities mentioned in
(b) above issued by virtue of this delegation other than convertible bonds.

     RESOLVED FURTHER to waive the preferential subscription rights to shares issued upon conversion of convertible bonds and securities mentioned in section
(b) above and to which the warrants referred to in section (c) above may entitle their holders.


     RESOLVED FURTHER that in the event the Company effects a share capital increase by way of incorporation of premiums, reserves or profits, resulting either in an increase of the nominal value of the shares or in the creation and free allocation of shares, or effects a stock split or reverse stock split, the Board of Directors is granted to the extent necessary full powers to adjust the number of securities and nominal value thereof set forth in this Resolution, to reflect the change in capitalization.


     RESOLVED to grant full authority to the Board of Directors, with the right to sub-delegate to its Chairman, to carry out such authorization, in order, namely, to determine the form and characteristics of the securities to be created, as well as the dates and terms and conditions of the issue, to set the amount to be issued, to set, even retroactively, the issuance date, to determine, as required the appropriate means for protecting the rights of holders of securities providing access to the share capital of the Company and, with the understanding that in any event, the sum paid or which may later be paid to the Company for each of the shares issued or to be issued by virtue of this Resolution, must be at least equal to the par value of the shares.

     In the event of securities being issued entitling their bearers to an allotment of securities which represent a portion of the share capital of the Company upon presentation of a warrant, the Board of Directors shall be granted full authority to determine the terms and conditions according to which the Company may purchase said warrants, at any time or within defined periods, in view of their cancellation.

     RESOLVED that the Board of Directors may at its sole discretion, and with the rights to sub-delegate to its Chairman:

     - impute to the paid-in capital all expenses, taxes and fees incurred for the issuance of the shares, and affect to the legal reserve the necessary funds up to one-tenth of the new share capital pursuant to the capital increase,

     - take all actions necessary for the listing of the securities issued, and more generally,


     - take all measures necessary in furtherance of the proposed issue, to record the resulting increase in share capital and to amend the articles of association accordingly.


     If debt securities are issued, the Board of Directors shall have the power, with the right to sub-delegate to its Chairman, to decide whether or not they are subordinate, set their interest rate, term and redemption price (fixed or variable), and determine whether they should be issued at a premium and the method of redemption on the basis of market conditions and the conditions under which these securities grant subscription rights to Company shares.


     RESOLVED that this authorization replaces the Thirteenth Resolution adopted by the extraordinary shareholders meeting on June 5, 2000, as amended by the Fifth Resolution adopted by the extraordinary shareholders' meeting of February 6, 2001.


     This delegation is granted for a period of twenty-six months starting from this general meeting.

THIRTEENTH RESOLUTION

     This Resolution is to delegate to the Board of Directors powers to issue securities of the Company giving immediate or deferred access to the share capital of the Company without preferential subscription right:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors, and has noted that the share capital has been fully paid up,

     Pursuant to the provisions of Article L.225-129 III of the Commercial Code,

     RESOLVED to delegate to the Board of Directors full authority to issue securities with preferential subscription rights waived, in one or more public offerings, in France and/or abroad whether in Euros, a foreign currency, or any other accounting unit established with reference to a group of currencies, it being specified that the Chairman of the Board may be delegated all powers deemed necessary to carry out the share capital increase.

     RESOLVED FURTHER that the nominal value of the share capital increases which may be carried out, either immediately or in the future, by virtue of this delegation shall not exceed 500,000 euros or the exchange value of this sum, with any use of this delegation being imputed to the 500,000 euros ceiling set in the Twelfth Resolution here above, with the understanding that this amount does not take into account any adjustments which may be made in compliance with current legislation then in effect to protect the rights of holders of securities giving access to a portion of the share capital of the Company.

     RESOLVED FURTHER that, no preferred shares and no investment certificates may be issued by virtue of this delegation.

     RESOLVED FURTHER, that the aggregate nominal value of the securities issued as debt securities giving access to the share capital of the Company may not exceed 200,000,000 euros or the equivalent thereof in the case of issues in foreign currency or units of account based on several currencies.

     RESOLVED FURTHER that the Board of Directors may issue:

          a) shares,

          b) all securities, subordinated or not in the case of debentures, which entitle the bearer, whether at any time, on a determined date or during defined periods, through subscription, conversion, exchange, redemption, presentation of a warrant or in any other manner, to securities which represent a portion of the share capital of the Company, and which may take any of the forms mentioned in articles L.225-150 to L.225-176 or L.228-91 of the Commercial Code,

          c) unattached warrants entitling their holders to subscribe for securities which represent a portion of the share capital of the Company; these warrants may be distributed at no cost or for a consideration.


     RESOLVED FURTHER, that any sum paid or to be paid to the Company in consideration for each of the shares issued or to be issued through the exercise of rights attached to securities shall be determined in accordance with article L.225-136 2 of the Commercial Code and shall be at least equal to the average of the reported prices for the Company's shares on the Premier Marche of Euronext Paris S.A. for a consecutive period of ten days chosen from among the twenty trading days preceding the beginning of issuance of said securities, after adjustment of this average to account for the date from which dividends are earned.


     RESOLVED FURTHER, to waive the preferential right of subscription to the securities referred to in (a), (b) and (c) above.

     This decision automatically entails a waiver by the shareholders of their preferential subscription right with respect to other securities to which these securities entitle them, in favor of the holders of the securities mentioned in
(b) hereabove issued by virtue of this delegation other than convertible bonds.

     For issues on the Premier Marche of Euronext Paris S.A. or a foreign exchange market, the Board of Directors may implement a priority right to the benefit of shareholders, for a period and under terms to be determined by the Board of Directors, entitling such shareholders to subscribe for securities referred to in (a), (b), and (c) above, in proportion to the number of shares held by each shareholder, it being specified that the priority right shall not entail the creation of transferable rights. Securities not subscribed for by shareholders shall be offered to the public. The priority right shall be exercisable, as the Board of Directors deems advisable, in respect of non-reducible subscription rights or reducible excess subscription rights.

     RESOLVED FURTHER to waive the preferential subscription right with respect to shares issued upon conversion of convertible bonds and securities to which the warrants referred to in section c) above may entitle holders.


     RESOLVED to grant full authority to the Board of Directors, with the right to sub-delegate to its Chairman, to carry out such authorization, in order to namely, to determine the form and characteristics of the securities to be created, as well as the dates and terms and conditions of the issue, to set the amounts to be issued, to set, even retroactively, the issuance date to determine, as required, the appropriate means for protecting the rights of holders of securities providing access to the share capital of the Company, it being stipulated that in the event of an issue of shares with stock warrants, the issue price of ordinary or priority shares issued or issuable upon presentation of said warrants shall be determined in accordance with article L.225-136 2 of the Commercial Code and shall be at least equal to the average of the prices reported for the Company's Ordinary Shares on the Premier Marche of Euronext Paris S.A. for a consecutive period of ten days chosen from among the twenty trading days which precede the beginning of issuance, after adjustment of this average to account for the date from which dividends are earned.


     In the event of securities being issued entitling their bearers to an allotment of securities which represent a portion of the share capital of the Company upon presentation of a warrant, the Board of Directors shall be granted full authority to determine the terms and conditions according to which the Company may purchase said warrants, at any time or within defined periods, in view of their cancellation.


     RESOLVED FURTHER that in the event the Company effects a share capital increase by way of incorporation of premiums, reserves or profits, resulting either in an increase of the nominal value of the shares or in the creation and free allocation of shares, or effects a stock split or reverse stock split, the Board of Directors is granted to the extent necessary full powers to adjust the number of securities and nominal value thereof set forth in this Resolution, to reflect the change in capitalization.


     RESOLVED that the Board of Directors may, with the right to sub-delegate to its Chairman:

     - at its sole initiative and if it deems appropriate, impute all expenses, taxes and fees incurred in relation to the issue to the total amount of the corresponding issue premium, and draw from this amount the sums necessary to bring the legal reserve to one-tenth of the new total share capital subsequent to each issue;

     - take all action necessary to the listing of the securities to be issued and, more generally;

     - take all measures, conclude all agreements and undertake all formalities necessary to ensure the outcome of the proposed issue, to record the resulting increase in share capital and to amend the articles of association accordingly.

     If debt securities are issued, the Board of Directors shall have the power, with the right to sub-delegate to its Chairman, to decide whether or not they are subordinate, set their interest rate, term and redemption price (fixed or variable), and determine whether they should be issued at a premium and the method of redemption on the basis of market conditions and the conditions under which these securities grant subscription rights to Company shares.

     RESOLVED that, this authorization replace the Fourteenth Resolution adopted by the extraordinary shareholders' meeting on June 5, 2000,

     This delegation is granted for a period of twenty-six months starting from this general meeting.

FOURTEENTH RESOLUTION

     This Resolution is to authorize the Board of Directors to increase the share capital of the Company by incorporation of premiums, reserves or profits:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and has further acknowledged that the share capital of the Company is fully paid-up,

     RESOLVED, that the Board of Directors is hereby granted all powers, with the right to sub-delegate to its Chairman, to increase the share capital of the Company, once or more than once, upon its own deliberation, by way of incorporation of premiums, reserves or profits into the share capital, either by increase in the nominal value, or by the creation and free allocation of shares, or by the simultaneous execution of both procedures.

     RESOLVED FURTHER, that the total nominal value of shares issued by virtue of this delegation shall not exceed the limit of 500,000 euros, with the understanding that this amount does not take into account any adjustment which may be made in compliance with current legislation to protect the rights of the securities holders, with any use of this delegation being imputed to the maximum amount increases set in the Twelfth Resolution.

     RESOLVED FURTHER, that the Board of Directors is granted all powers to, and may sub-delegate such powers to the Chairman, determine all dates, terms and conditions of the issuances, to fix their price and amount, and generally to take all measures to ensure its successful completion, to carry out all acts and formalities in order to finalize the increase(s) in the share capital and to amend the articles of association of the Company accordingly.

     RESOLVED FURTHER that rights corresponding to fractional shares shall not be negotiable and the corresponding shares shall be sold.

     RESOLVED FURTHER, that each holder of such fractional rights shall receive cash in lieu thereof no later than thirty (30) days after the whole number of new shares have been registered in the name of such holder.

     This authorization voids and replaces all prior authorizations granted to the Board of Directors to increase the share capital of the Company by incorporation of premiums, reserves or profits.

     In accordance with article L.225-129 of the Commercial Code, this authorization is granted for a period expiring twenty-six month following this meeting.

FIFTEENTH RESOLUTION


     This Resolution is to confirm the waiver of the shareholder's preferential subscription right to both warrants and the underlying shares and the decision to reserve these subscription to both warrants and the underlying shares to the three concerned Directors under the Seventh, Eighth and Ninth Resolutions of the Shareholder Meeting of June 12, 2001:


     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors presented at the shareholders meeting of June 12, 2001,

     WHEREAS, pursuant to the Seventh, Eighth and Ninth Resolutions of the shareholder's meeting of June 12, 2001, the shareholders waived their preferential subscription right to subscribe to both the 45,000 warrants and the underlying 45,000 shares reserved to certain Directors,

     WHEREAS, due to a misprint, the French text of these Resolutions presented to and approved by the shareholders meeting of June 12, 2001 relating to warrants issued to certain Directors omitted to stipulate that shareholders waived their preferential subscription right to the shares underlying the warrants issued and to reserve the subscription of such shares to the Directors,

     RESOLVED to acknowledge a misprint has been made,

     RESOLVED FURTHER to confirm that the shareholders waived their preferential subscription right for 15,000 shares given to shareholders pursuant to article L.225-132 of the Commercial Code and that the subscription of the 15,000 new shares to be issued was reserved to Mr. Bernard Charles, under the Seventh Resolution of the shareholder meeting of June 12, 2001,

     RESOLVED FURTHER to confirm, that the shareholders waived their preferential subscription right for 15,000 shares given to shareholders pursuant to article L.225-132 of the Commercial Code and that the subscription of the 15,000 new shares to be issued was reserved to Mr. Albert Eisenstat, under the Eighth Resolution of the shareholders meeting of June 12, 2001,

     RESOLVED FURTHER to confirm, that the shareholders waived their preferential subscription right for 15,000 shares given to shareholders pursuant to article L.225-132 of the Commercial Code and that the subscription of the 15,000 new shares to be issued was reserved to Mr. Arnold Silverman, under the Ninth Resolution of the shareholders meeting of June 12, 2001.

SIXTEENTH RESOLUTION

     This Resolution is to amend the article 12 of the articles of association relating to the powers of the Board of Directors in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to amend the article 12 of the articles of association as follows:


     "The Board of Directors determines the directions of the Company's activities and oversees their implementation. Within the limits of the company's corporate purpose and the powers expressly reserved by law to shareholders, the Board addresses and resolves through its deliberations all questions relating to the Company's good standing. The Board of Directors implements all controls and verifications that it deems appropriate. Each Director receives information necessary to the fulfillment of his or her duties and may request communication of all documents he or she deems appropriate."


SEVENTEENTH RESOLUTION

     This resolution is to amend the article 13 of the articles of association relating to the powers of the Chairman of the Board, in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to amend the article 13 of the articles of association, as follows:

"ARTICLE 13 -- CHAIRMAN OF THE BOARD


     The Board of Directors elects among its members a Chairman of the Board who must be a natural person. The Board determines the term of office of the Chairman, which may not exceed his or her term of office as a Director. The Board sets the Chairman's compensation.


     In the absence of the Chairman at a given meeting, the Board elects a Director to chair that meeting.

     The Chairman of the Board represents the Board of Directors. The Chairman directs and organizes the activities of the Board of Directors and reports to the shareholders on such activities. The Chairman sees that the various bodies of the Company operate correctly and, in particular, that Directors are each able to fulfill their duties.

     The Chairman of the Board cannot be more than sixty five (65) years old. Should the Chairman reach that age limit during his term of office as Chairman, his or her office would automatically terminate. Subject to this provision, the Chairman of the Board may always be reelected."

EIGHTEENTH RESOLUTION

     This resolution is to amend the article 14 of the articles of association relating to the general management of the Company, in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to amend the article 14 of the articles of association, as follows:

"ARTICLE 14 -- GENERAL MANAGEMENT OF THE COMPANY

     The general management of the Company is carried out, under the responsibility of and at the election of the Board of Directors, by either the Chairman of the Board or by another natural person named Chief Executive Officer ("CEO" or "Directeur General") by the Board of Directors. The Board selects between these two alternatives at each election or renewal of the Chairman of the Board, or at each election or renewal of the CEO if the office of the Chairman and the office of the CEO are separate.

     The CEO, or the Chairman if he or she assumes the duties of the CEO, is vested with the most extensive powers to act under all circumstances on behalf of the Company within the limits of the corporate purpose of the Company, except for those powers expressly granted by law to the meetings of shareholders and those specially reserved to the Board of Directors. The CEO represents the Company vis-a-vis third parties. Any limitation of the CEO's powers imposed by the Board of Directors is not enforceable vis-a-vis third parties.

     The Board determines the term of office and the compensation of the CEO.

     The Board of Directors, upon the proposal made by the CEO or the Chairman of the Board if he or she assumes the duties of the CEO, may appoint one or more persons, subject to limitations set forth by the law, to assist the office of the CEO. Such persons may be Directors or non Directors, must be natural persons, and have the title of "Directeur General Delegue".

     Each Directeur General Delegue can be dismissed at any time by the Board of Directors, upon proposal made by the CEO or the Chairman of the Board if he or she assumes the duties of the CEO.

     In the event of death, resignation or dismissal of the CEO or the Chairman of the Board if he or she assumes the duties of the CEO, each Directeur General Delegue stays in office, unless the Board of Directors resolves otherwise, until a new CEO is appointed.

     With the agreement of the CEO or the Chairman of the Board if he or she assumes the duties of the CEO, the Board of Directors determines the powers and duration of such powers delegated to each Directeur General Delegue. The Board sets his remuneration. When a Directeur General Delegue is a director, his term of office may not exceed that of his directorship.

     Vis-a-vis third parties, each Directeur General Delegue has the same powers as the CEO or the Chairman of the Board if he or she assumes the duties of the CEO.

     The CEO and the Directeur General Delegue cannot be more than sixty five
(65) years old. Should the CEO or the Directeur General Delegue reach that age limit during his term of office as CEO or as Directeur General Delegue, his or her office would automatically terminate. This term may be prolonged however until the next meeting of the Board during which the new CEO or Directeur General Delegue will be appointed. Subject to this provision, the CEO and the Directeur General Delegue may always be reelected."

NINETEENTH RESOLUTION

     This Resolution is to broaden the scope of the article 15 of the articles of association relating to the agreements subject to prior authorization or disclosure, in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to amend the heading of the article 15 of the articles of association as follows:


"ARTICLE 15 -- AGREEMENTS SUBJECT TO PRIOR AUTHORIZATION OR DISCLOSURE."


     RESOLVED FURTHER to amend article 15.2 of the articles of association as follows:


     "Any agreement to be entered into, directly or indirectly, between the Company and its Directors, Chief Executive Officer, Directeur General Delegue, a shareholder owning at least 5% of the voting rights, or if such shareholder is a company, the company controlling such shareholder under the meaning of article L.233-3 of the Commercial Code, must be submitted to the prior authorization of the Board of Directors.



     Such prior authorization is also required for transactions in which one of the persons listed in the first paragraph above has an indirect interest.


     Such prior authorization is also required for agreement between the Company and another enterprise, should one of the Company's Director, Chief Executive Officer, or Directeur General Delegue own such other enterprise or be an unlimited liability partner, director, general manager, member of the supervisory board or more generally a member of the management of the other enterprise.

     Agreements which are entered into in the ordinary course of business and with terms and conditions which are not out of the ordinary, are not subject to the prior authorization of the Board of Directors. Nevertheless, such agreements must be disclosed by the interested party to the Chairman of the Board. The list and purpose of such agreements must be communicated by the Chairman of the Board to the Board of Directors and to the statutory auditors".

     RESOLVED FURTHER that the remainder of article 15 of the articles of association remains unchanged.

TWENTIETH RESOLUTION

     This Resolution is to amend article 11.2 of the articles of association in order to allow Directors, representing one third at least of the members of the Board or the Chief Executive Officer to request the Chairman to call a Board of Directors meeting on a specific agenda, in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to amend the article 11.2 of the articles of association as follows:

     "The meetings of the Board of Directors are convened by the Chairman. Notices of meetings may be made by any means, in verbal or written form.

     When no meeting of the Board of Directors has taken place for a period of two months, Directors representing at least one third of the members of the Board may request the Chairman to call a Board meeting on a specific agenda. The Chief Executive Officer may also request the Chairman to call a Board of Directors meeting on a specific agenda.

     When a workers committee (comite d'entreprise) has been formed, the representatives of such committee, appointed in accordance with the provisions of the Labor Code, shall be invited to attend all meetings of the Board of Directors.

     The meetings of the Board of Directors are held at the registered office or at any other place, in France or abroad."

TWENTY-FIRST RESOLUTION

     This Resolution is to amend the article 7.2 of the articles of association in order to apply certain notification obligations to the intermediaries holding shares on behalf of shareholders which are not resident of France, in accordance with the Commercial Code, as amended:

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED to add after the second paragraph of the article 7.2 of the articles of association as follows:

     "The above notification obligations apply, pursuant to applicable legal regulations and subject to sanctions provided for by applicable laws and regulations, to the intermediary registered with the company or an authorized financial intermediary, on behalf of shareowners which are not resident of France under the meaning of article 102 of the Civil Code."

     RESOLVED FURTHER that the remainder of article 7.2 of the articles of association remains unchanged.

TWENTY-SECOND RESOLUTION


     This Resolution is to amend the form but not the content of articles 1, 7, 8, 11, 16, 18 and 21 of the articles of association of the Company in order to reflect the terminology of the law n.2001-420 of May 15, 2001 and the renumbering of the law n.66-537 of July 24, 1966, due to the consolidation of this law into the French Commercial Code:


     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     WHEREAS the law n.2001-420 of May 15, 2001 has amended the terminology of some terms of the articles of association,

     RESOLVED to replace "Directeur General" with "Directeur General Delegue" under article 16 relating of the articles of association to the prohibited agreements.

     RESOLVED to replace "The copies or extracts of the minutes of the meeting are certified by the Chairman of the Board, by a Director acting as Directeur General, or by the Secretary of the meeting." with "The copies or extracts of the minutes of the meeting are certified by the Chairman of the Board, by the Chief Executive Officer, by a Director acting as Directeur General Delegue, or by the Secretary of the meeting;" under article 18 of the articles of association.


     WHEREAS the law n.66-537 of July 24, 1966 relating to the commercial companies has been consolidated into the Commercial Code, without any amendment of its provisions, but with a renumbering of its articles.

     RESOLVED to replace all references in the Company's articles of association to the French law n.66-537 of July 24, 1966 relating to the commercial companies by the new equivalent references in the French Commercial Code.

     RESOLVED THEREFORE, to replace "law of July 24, 1966 relating to commercial companies" with "Part II of the Commercial Code" under the article 1 of the articles of association; to replace "the article 355-1 of the law n.66-537 of July 24, 1966" with "the article L.233-3 of the Commercial Code" under the article 7 of the articles of association, to replace "the article 269-8 of the law n.66-537 of July 24, 1966" with "the article L.228-9 of the Commercial Code" under the article 8 of the articles of association, "the articles 208-1 et seq. of the law n.66-537 of July 24, 1966" with "the articles L.225-177 et seq. of the Commercial Code" under article 11 of the articles of association, and to replace "the article 347 of the law n.66-537 of July 24, 1966" with "the article L.232-12 of the Commercial Code" under article 21 of the articles of association.

     RESOLVED FURTHER that the remainder of articles 1, 7, 8, 11, 16, 18 and 21 of the articles of association remains unchanged.

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER
                          AMENDED AS OF MARCH 28, 2002

ORGANIZATION

     This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board on at least a quarterly basis. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent and internal auditors that the independent and internal auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

     - The Committee shall have the ultimate authority and responsibility to evaluate the experience and qualifications of the senior members of the independent and internal audit teams and the quality controls procedures of the independent and internal auditors and, where appropriate, recommend the replacement of the independent and internal auditors.

     - Annually, the Committee shall review the performance of and recommend to the Board the selection of the Company's independent auditors. The Committee shall also approve the hiring of any independent audit partner or manager who was engaged on the Company's accounts within the last three years.

     - The Committee shall discuss with the independent and internal auditors the overall scope and plans for their respective audits including the adequacy of staffing and staffing rotation. Also, the Committee shall discuss with management and the independent and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     - The Committee shall review the Company's quarterly interim financial statements with management, the independent and internal auditors prior to the filing of these statements to meet the reporting requirements of all government bodies (France and The United States) which regulate the securities markets where the Company's equities are publicly traded (including the Quarterly Report on Form 10-Q). Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent and internal auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with management and the independent and internal auditors the financial statements to be included in the Company's Annual Report (for the annual report to shareholders if distributed prior to the filing of Form 10-K), to meet the requirements of all government bodies (France and The United States) which regulate the securities markets where the company's equities are publicly traded. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review and approve the annual budget for independent audit and tax related services and review and approve all non-audit and tax related services where the fees for these services are above $100,000 per project.

     - The Committee shall review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternate GAAP (French and US) methods on the Company's financial statements and a description of any transactions as to which management Statement on Auditing Standards No. 50 letters.

     - The Chief Financial Officer is responsible for coordinating the audit committee meeting dates and arrangements. The Committee shall meet with the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other key management of the Company, the independent and internal auditors on a quarterly basis before the publication of the quarterly and annual results in order to:

      - Review and assess the results of all completed audits by both the independent and internal auditors.

      - Review the effect of all new regulatory and accounting changes in SEC, COB and GAAP (French and US) policies and procedures on the company's financial statements

      - Review and insure completion of all action items from the prior audit committee meeting

      - Discuss and agree future audit strategy, plans, and action items

      - Review and agree meeting minutes for presentation to the board by the audit committee chairman

      At the end of each audit committee meeting, the Committee shall meet separately with the independent auditors and/or the internal auditors and without management present, to discuss the results of their examinations.

      The Chairman of the Audit Committee will be responsible for presenting to the Board a report on the results of the Audit Committee meeting.

                                    CUT HERE
 -------------------------------------------------------------------------------

                                    ANNEX B

                             BUSINESS OBJECTS S.A.

                 REGISTERED OFFICE : 157-159 RUE ANATOLE FRANCE

                             92300 LEVALLOIS-PERRET
                         R.C.S. NANTERRE B 379 821 994

                            ------------------------

                           ORDINARY AND EXTRAORDINARY
                GENERAL MEETING OF SHAREHOLDERS ON JUNE 5, 2002

                          REQUEST FOR INFORMATION FORM

     I, the undersigned, residing at  ,
holder of [          ] American Depositary Shares hereby request the sending of the documents and information concerning the mixed general meeting, as referred to in article 135 of the decree of March 23, 1967 on commercial companies.

     Executed in  ,

     On  .

    Documents to be returned to:

     -----------------------------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------

                                    ANNEC C
                            VOTING INSTRUCTION CARD

                             BUSINESS OBJECTS S.A.
              INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
       (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON MAY 30, 2002)

     The undersigned Holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to cause to be voted the Deposited Securities corresponding to such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on April 10, 2002 at the Ordinary and Extraordinary General Meeting of Shareholders of Business Objects S.A. to be held in France, on June 5, 2002 in respect of the Resolutions specified in the Notice of Meeting.

NOTES:
     Instructions as to voting on the specified resolutions should be indicated by an "X" in the appropriate box.

1. It is understood that if (i) a Voting Instruction Card which is signed but on which no voting instructions are indicated, (ii) a Voting Instruction Card is improperly completed, or (iii) no Voting Instruction Card is received by the Depositary from a Holder of American Depositary Receipts on or before May 30, 2002, the Depositary will deem such Holder to have instructed the Depositary to give a proxy to the President of the Annual Meeting to vote in favor of each proposal recommended by the Board of Directors of the Company and against each proposal opposed by the Board of Directors of the Company.

To change your address, please mark this box.  [ ]

To include any comments, please mark this box. [ ]

            PLEASE COMPLETE AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

PROXY CARD GOES HERE.


                                                                                 FOR       AGAINST
Within the authority of the Ordinary General Meeting, the following items will be voted on:

1     To approve the unconsolidated financial statements of Business             [ ]         [ ]
      Objects S.A. for the year ended December 31, 2001.

2     To approve the consolidated financial statements of Business               [ ]         [ ]
      Objects S.A. for the year ended December 31, 2001.

3     To allocate the profits of the year ended December 31, 2001.               [ ]         [ ]

4     To ratify the appointment of Mr. Bernard Bourigeaud as Director of         [ ]         [ ]
      the Company.

5     To renew the term of Mr. Bernard Bourigeaud's office as Director of        [ ]         [ ]
      the Company.

6     To authorize the Board of Directors to repurchase shares of the            [ ]         [ ]
      Company.

Within the authority of the Extraordinary General Meeting, the following items will be voted on:

7     To issue 15,000 share warrants to Mr. Bernard Bourigeaud.                  [ ]         [ ]

8     To reserve 260,000 shares for issuance under the Employee Savings          [ ]         [ ]
      Plan.

9     To re-affirm the price setting conditions of shares reserved for           [ ]         [ ]
      issuance under the Employee Savings Plan.

10    To reserve 240,000 shares for issuance under the 1995 International        [ ]         [ ]
      Employee Stock Purchase Plan.

11    To authorize capital reductions by cancellation of treasury shares.        [ ]         [ ]

12    To delegate to the Board of Directors powers to issue securities of        [ ]         [ ]
      the Company giving immediate or deferred access to the share capital of the Company with preferential subscription rights.

13    To delegate to the Board of Directors powers to issue securities of        [ ]         [ ]
      the Company giving immediate or deferred access to the share capital of the Company without preferential subscription right.

14    To authorize the Board of Directors to increase the share capital          [ ]         [ ]
      of the Company by incorporation of premiums, reserves or profits.

15    To confirm the waiver of the Shareholder's preferential                    [ ]         [ ]
      subscription right of the shares underlying shares warrant issued to certain Director at the shareholder meeting of June 12, 2001.

16    To amend article 12 of the articles of association relating to the         [ ]         [ ]
      powers of the Board of Directors.

17    To amend article 13 of the articles of association relating to the         [ ]         [ ]
      powers of the general management of the Company.

18    To amend article 14 of the articles of association relating to the         [ ]         [ ]
      powers of the general management of the Company.

19    To amend the article 15 of the articles of association relating to         [ ]         [ ]
      the agreements subject to prior authorization or disclosure.

20    To amend the article 11.2 of the articles of association in order          [ ]         [ ]
      to allow Directors, representing one third at least of the members of the Board or the Chief Executive Officer to request the Chairman to call a Board of Directors on a specific agenda.

21    To amend the article 7.2 of the articles of association in order to        [ ]         [ ]
      apply the notification obligations to the intermediary registered with the Company or an authorized financial intermediary, on behalf of shareowners which are not resident of France.

22    To amend the form of the articles 1, 7, 8, 11, 16, 18 and 21 of the        [ ]         [ ]
      articles of association in order to reflect the terminology of the
      Law n.2001-420 of May 15, 2001 and the renumbering of the Law n.66-537 of July 24, 1966, due to the consolidation of this law into the French
      Commercial Code.

                             The Voting Instructions must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instructions must be executed by a duly authorized Officer or Attorney. In the case of joint holders, the signature of any one will suffice.

                                          Dated:          , 2002


                                          --------------------------------------
                                          Signature


                                          --------------------------------------
                                          Signature, if held jointly

                                     ANNEX D

                              BUSINESS OBJECTS S.A.
                1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN,
                               AS OF JUNE 5, 2002

        The following constitute the provisions of the 1995 International Employee Stock Purchase Plan of Business Objects S.A, as amended pursuant to the extraordinary general meetings of shareholders of June 13, 1996, June 19, 1997, June 18, 1998, May 4, 1999, June 5, 2000, June 12, 2001 and June 5, 2002.

1.  PURPOSE.

        The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

(A) "ADR" shall mean an American Depositary Receipt evidencing American Depositary Shares corresponding to Shares.

(B) "ADS" shall mean an American Depositary Share corresponding to Shares


(C) "Board" shall mean the Board of Directors of Business Objects S.A.

(D) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(E) "Company" shall mean Business Objects S.A., a corporation organized under the laws of the Republic of France.


(F) "Compensation" shall mean all base straight time gross earnings and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(G) "Custodian" shall mean Banque Paribas, or any successor or successors thereto.

(H) "Depositary" shall mean the Bank of New York, or any successor or successors thereto.

(I) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(J) "Employee" shall mean any individual who is an Employee of the Company or a Designated Subsidiary for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(K) "Enrollment Date" shall mean the first day of each Offering Period.

(L) "Exercise Date" shall mean the last day of each Offering Period.

(M) "Fair Market Value" means, as of any date, the closing sale price in euros for one Share (or the closing bid, if no sales were registered) as quoted on the Premier Marche of Euronext Paris S.A.. as reported in La Tribune, or such other source as the Board deems reliable, on the last Trading Day prior to the first day of the Offering Period, or on the last Trading Day of the Offering Period.

(N) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, at the beginning of which an option may be granted and at the end of which an option may be exercised pursuant to the Plan. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(O) "Plan" shall mean this 1995 International Employee Stock Purchase Plan.

(P) "Purchase Price" shall mean an amount no less than 85% of the Fair Market Value of a Share on the last Trading Day prior to the Enrollment Date or to 85% of the Fair Market Value of a Share on the Exercise Date, whichever is lower. For countries with currencies denominated in other than the Euro (or tied to the Euro), the local currency equivalent of the Purchase price will be determined using the actual conversion rate from local currency into Euro on the date the funds are transferred to the Business Objects S.A. Employee Benefits Trust. This date may or may not be the exercise date.

(Q) "Shares" shall mean ordinary shares with a nominal value of E0.10, of the Company.

(E) "Reserves" shall mean the maximum number of Shares, which have been authorized for issuance under the Plan pursuant to Section 12 hereof.

(F) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(G) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

(H) "Trust" shall mean the trust created by the Business Objects S.A. Employee Benefits Trust Agreement, attached hereto as Exhibit C.

(I) "Trustee" shall mean the trustee or trustees of the Trust.

3.      ELIGIBILITY.

        (A) Any Employee (as defined in Section 2(J), who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

        (B) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any

        Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined with reference to the fair market value of the Shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.      OFFERING PERIODS.


        The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.      PARTICIPATION.

        (A) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's or a Designated Subsidiary's payroll office prior to the applicable Enrollment Date.

        (B) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.       PAYROLL DEDUCTIONS.

        (A) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount, together with amounts contributed under the Company's Plan d'Epargne d'Entreprise (the "Employee Savings Plan"), not to exceed ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

        (B) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. After the last payday in an Offering Period such payroll deductions shall be transferred to the Trust as soon as practicable. Funds may be advanced by a Designated Subsidiary to the Trust, or by the Trust to the Company, as necessary or convenient under any applicable law or regulation. A participant may not make any additional payments into his or her account, either with the Company, a Designated Subsidiary, or the Trust.

        (C) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company or a Designated Subsidiary a new subscription agreement authorizing a change in payroll deduction rate. The Board or board of directors of a Subsidiary, as the case may be, may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's or Designated Subsidiary's receipt of the new subscription agreement unless the Company or Designated Subsidiary elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

        (D) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0%. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10 hereof.

        (E) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Shares issued under the Plan is disposed of, the participant must make adequate provision for the Company's or Designated Subsidiary's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or Designated Subsidiary may, if required by the laws of the country of residence of the participant, withhold from the participant's compensation the amount necessary for the Company or Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Shares by the Employee.

7.      GRANT OF OPTION.

        On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Shares (in the form of ADSs) determined by dividing such Employee's payroll deductions accumulated and transferred to the Trust on or prior to such Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 500 Shares, subject to adjustment as provided in Section 18 hereof; and provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof, and shall expire on the last day of the Offering Period.

8.      EXERCISE OF OPTION

        With respect to each Exercise Date, the Company shall issue Shares to the Trust in accordance with Section 1.3 of the Trust, sufficient to meet its obligations to participating Employees under the Plan. Unless a participant withdraws from the Plan as provided in Section 10 hereof, notice of exercise of his or her option shall be deemed to have been given by the participant and his or her option for the purchase of Shares (in the form of ADSs) shall be exercised automatically by the Trustee on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such participant by the Trustee at the applicable Purchase Price with the accumulated payroll deductions in his or her account with the Trust, and transferred to the Custodian to be deposited by the Custodian with the Depositary as ADSs; provided, however, no Shares shall be purchased which would result in the Employee receiving a fractional ADS; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full ADS shall be retained in the participant's account for use in the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account (whether due to withdrawal by the participant from the Plan pursuant to Section 10, termination of the Plan in accordance with Section 19, or otherwise) after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase ADSs hereunder is exercisable only by him or her.

9.      DELIVERY

        As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Trustee shall arrange the delivery of ADSs to the Depositary by the Custodian representing the Shares purchased upon exercise of options by the Trustee for the participating Employees.

10.     WITHDRAWAL; TERMINATION OF EMPLOYMENT

        (A) A participant may withdraw all but not less than all the payroll deductions credited to his or her account with the Company or Designated Subsidiary at any time prior to the transfer of funds made pursuant to Section 6(b) by giving written notice to the Company or Designated Subsidiary in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of ADSs will be made during the

Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company or Designated Subsidiary a new subscription agreement.

        (B) Upon a participant's ceasing to be an Employee (as defined in Section 2(J) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated; provided, however, that any payroll deductions held by the Trust in an individual account for an Employee shall be subject to the terms of such Trust. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        (C) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.     INTEREST

        No interest shall accrue on the payroll deductions of a participant in the Plan.

12.     SHARES

        (A) The maximum number of Shares authorized for issuance under the Plan shall be 430,916 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Capital increases to meet the Company's obligations under the Plan shall be determined and approved at extraordinary shareholders' meeting to be held at the same time as the annual shareholders' meetings of the Company, as necessary.

        (B) The Board shall, subject to shareholders authorization, from time to time reserve and issue to the Trust a number of Shares sufficient to meet its obligations under the current Offering Period of the Plan. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall distribute all of the Shares remaining available for purchase under the Plan to the Trust, which shall make a pro rata allocation to the participating Employees.

        (C) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

        (D) ADSs to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, or in street name to be deposited with a broker.

13.     ADMINISTRATION

        The Plan shall be administered by the Board (or a committee thereof) or the board of directors of a participating Subsidiary (or a committee thereof), as the case may be. Such board or committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan with respect to any Employee of such Company or Subsidiary; provided, however, that any such construction, interpretation, application, determination and/or adjudication shall be subject to any terms, constructions, conditions, provisions, interpretations, determinations, adjudications, or decisions as may be adopted or made by the Board from time to time. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

14.     DESIGNATION OF BENEFICIARY

        (A) A participant, except for a participant who is an Employee of Business Objects (U.K) Ltd., may file a written designation of a beneficiary who is to receive any ADSs and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such ADSs and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (B) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall cause such ADSs and/or cash to be delivered to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may cause such ADSs and/or cash to be delivered to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.     TRANSFERABILITY

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive ADSs under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.     USE OF FUNDS

        All payroll deductions received or held by the Company or Subsidiary under the Plan for its Employees may be used by the Company or such Subsidiary, as the case may be, for any corporate purpose, and the Company or Subsidiary shall not be obligated to segregate such payroll deductions. Notwithstanding the preceding sentence, all payroll deductions transferred to and held by the Trust shall be used solely by the Trust as specified in the Trust agreement attached hereto as Exhibit C.

17.     REPORTS

        Individual accounts will be maintained for each participating Employee by the Company or the Designated Subsidiary as well as the Trust. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of ADSs purchased and the remaining cash balance, if any, for the period covered by such statement.

18.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        (A) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an option.

        (B) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period and the Plan will terminate immediately prior to the consummation of such proposed action and any and all accumulated payroll deductions will be returned to the participating Employees in accordance with Section 19(a), unless otherwise provided by the Board.

        (C) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of common stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares and the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding common stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.     AMENDMENT OR TERMINATION

        (A) The Board, but not the board of directors of a Subsidiary, may at any time and for any reason terminate or amend the Plan. Except as provided in
Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. In the event that an Offering Period is terminated (or the Plan is terminated during an Offering Period), any and all accumulated payroll deductions shall be returned to the participating Employees. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under
Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

        (B) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's or Designated Subsidiary's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.     NOTICES.


        All notices or other communications by a participant to the Company or Designated Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Designated Subsidiary at the location, or by the person, designated by the Company or Designated Subsidiary for the receipt thereof.

21.     CONDITIONS UPON ISSUANCE.

        Neither Shares nor ADSs or ADRs shall be issued with respect to an option unless the exercise of such option and the issuance and delivery of such ADSs or ADRs pursuant thereto, as well as the issuance of shares from the Company to the Trust and the transfer of shares from the Trust to the Custodian, shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, French Commercial Code relating to commercial companies, and the requirements of any stock exchange upon which the Shares or ADSs may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company or Trustee may require the person exercising such option to represent and warrant at the time of any such exercise that the ADSs are being purchased only for investment and without any present intention to sell or distribute such ADSs if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN

        The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23. GOVERNING LAW AND JURISDICTION

    This Plan shall be governed by and construed in accordance with the laws of the State of California, except for that body of law pertaining to conflicts of laws.

                                        *

                                      * * *

                                    EXHIBIT A
                              BUSINESS OBJECTS S.A.
                 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                             PARTICIPATION AGREEMENT

___ Original Application                   Original Enrollment Date:____________
___ Change in Payroll Deduction Rate       Change Notice Date:__________________

1. _____________________________________ hereby elects to participate in the
Business Objects S.A. 1995 International Employee Stock Purchase Plan (the "International Employee Stock Purchase Plan").

2. I hereby authorize the Company or any Designated Subsidiary of which I am an Employee to make payroll deductions from each paycheck in the amount of________% of my Compensation on each payday (together with amounts contributed under the Company's Employee Savings Plan, not to exceed 10%) during the Offering Period in accordance with the International Employee Stock Purchase Plan. (Please note that only whole percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated in order to exercise the option(s) granted to me pursuant to the International Employee Stock Purchase Plan and to purchase ADSs representing Shares at the applicable Purchase Price determined in accordance with the International Employee Stock Purchase Plan. I understand that if I do not elect to withdraw from an Offering Period, any accumulated payroll deductions will be used by the Trustee to automatically exercise my option.

4. I have received a copy of the complete International Employee Stock Purchase Plan. I understand that my participation in the International Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Participation Agreement may be subject to obtaining shareholder approval of the International Employee Stock Purchase Plan, any Exhibit thereto and/or any amendment thereto.

5. ADSs purchased for me under the Employee Stock Purchase Plan should be issued in the name of (Employee Only):__________________________________________

6. I understand that, notwithstanding any other provision of this Participation Agreement or the International Employee Stock Purchase Plan:

        (A) neither the International Employee Stock Purchase Plan nor this Participation Agreement shall form any part of any contract of employment between the Company or any Designated Subsidiary and any Employees of any such company, and it shall not confer on any participant any legal or equitable rights (other than those constituting the Options themselves) against the Company or any Designated Subsidiary, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or any subsidiary;

        (B) the benefits to participants under the Plan shall not form any part of their wages, pay or remuneration or count as wages, pay or remuneration for pension fund or other purposes except if applicable for tax purposes

        (C) in no circumstances shall any Employee on ceasing to hold his or her office or employment by virtue of which he or she is or may be eligible to participate in the International Employee Stock Purchase Plan be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan, which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise."

        (D) the Company expressly retains the right to terminate the International Employee Stock Purchase Plan at any time and that I will have no right to continue to receive option grants under the International Employee Stock Purchase Plan in such event.

7. I understand that I may be subject to taxation as a result of my participation under the International Employee Stock Purchase Plan. I understand that although the basis for taxation may be calculated based upon the fair market value of the Shares at the exercise date, the Shares may/will not be deposited into my broker account on that day for at least 5 business days subsequent to the exercise date. I therefore understand that there may be a loss of value between the exercise date and the date Shares are deposited into my broker account., I have consulted any tax advisors in connection with my participation under the International Employee Stock Purchase Plan that I deem advisable, and have not relied on the Company for tax advice.

8. I understand that investment purchasing in Shares purchased under the International Stock Purchase Plan is not a risk free investment and is subject to a risk of loss in whole or part.

9. I hereby agree to be bound by the terms of the International Employee Stock Purchase Plan. The effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the International Employee Stock Purchase Plan.

10. I hereby agree to permit (i) the Company or a Company agent to transfer my tax identification, address and other necessary personal information to a broker selected by the Company for the purpose of opening an International Employee Stock Purchase Plan related brokerage account in my name and ii) a broker selected by company to open said account. I consent to the transfer of the aforementioned personal information to any country as required by Company to administer the International Employee Stock Purchase Plan including, without limitation, the United States.

I UNDERSTAND THAT THIS PARTICIPATION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS I TERMINATE MY PARTICIPATION AS EVIDENCED BY ME.SUBMITTING A NEW PARTICIPATION AGREEMENT WITH THIS SO INDICATED.

Employee's Taxpayer
Identification Number (SS#):        _________________________________

Employer:                           _________________________________

Employee's Address:                 _________________________________

                                    _________________________________




_________________________________
Signature of Employee


Date: _________________

                                    EXHIBIT B

                              BUSINESS OBJECTS S.A.

                 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Business Objects S.A. 1995 International Employee Stock Purchase Plan which began on ____________ (the "Enrollment Date") hereby notifies the Company or Designated Subsidiary that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company or Designated Subsidiary to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with the Company or Designated Subsidiary with respect to such Offering Period. The undersigned understands and agrees that his or her Option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of ADSs in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company or Designated Subsidiary a new Participation Agreement.

                       Name and Address of Participant:

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

                       Signature:

                       ----------------------------------

                       Date:
                            -----------------------------

                                    EXHIBIT C

                              BUSINESS OBJECTS S.A.

                 1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                        EMPLOYEE BENEFITS TRUST AGREEMENT

        This Declaration of Trust and Trust Agreement (the "Trust") is made and entered into this __th day of August, 1999 by and between Business Objects S.A., a corporation organized under the laws of the Republic of France (the "Company") and the 1995 International Employee Stock Purchase Plan (the "Trustee"), in favor of each of the participating employees of Business Objects S.A. or any of its subsidiaries (the "Employees").

                                    RECITALS:

A. The shareholders of the Company formally authorized the Plan on June 21, 1995 the International Employee Stock Purchase Plan (the "Plan"), pursuant to which the Employees will receive options to purchase American Depositary Shares of the Company ("ADSs"), corresponding to shares of common stock of the Company ("Common Stock").

B. On June 21, 1995, the shareholders of the Company also approved the establishment of this Trust as a fiscal intermediary and paying agent to facilitate implementation of the Plan.

        NOW, THEREFORE, the Company and the Trustee agree as follows:

                                    ARTICLE I
                          CREATION AND FUNDING OF TRUST

        I.1 Creation of Trust. Company hereby appoints the Trustee, and irrevocably grants, assigns, transfers, conveys and delivers to the Trustee, and the Trustee hereby accepts, any and all property as specified in Section 1.2, in trust for the use and purposes hereinafter stated, and the Trustee agrees to and does hereby accept the foregoing property subject to such Trust.

        I.2 Initial Funding. Concurrently with the execution of this Trust, the Company is conveying to the Trust twenty-five (25) dollars.

        I.3 Contributions of the Company. From time to time, the Company shall issue Common Stock (to be transferred by the Trustee to Banque Paribas (the "Custodian") which will deposit such shares with the Bank of New York (the "Depositary") as American Depositary Shares ("ADSs") and to be delivered to participating Employees by the Depositary in the form of ADRs or to a broker in the form of ADSs) and/or cash to the Trust in such amounts and at such times as required for the Company to fulfill its obligations under the Plan and this Trust. Such Common Stock or cash, when contributed to the Trust, shall be used and applied by the Trustee in accordance with the terms of this Trust.

        I.4 Contributions of Payroll Deductions. From time to time, as required by and in accordance with the terms of the Plan, the Company and/or any of its subsidiaries (the "Subsidiaries") shall contribute to the Trust the accumulated payroll deductions of the Employees to be applied towards the exercise of options held by such Employees.

                                   ARTICLE II
                                EMPLOYEE ACCOUNTS

        II.1 Individual Accounts. The Trustee shall establish and maintain on its books a separate account for each participating Employee. All contributions of payroll deductions pursuant to Section 1.4 by the

Company shall be allocated to individual accounts within the Trust on the basis of each Employee's accumulated payroll deduction for the relevant offering period under the Plan.

        II.2 Application of Funds in Individual Accounts. The cash contributed to the individual accounts shall be applied to exercise the options of the Employees in accordance with the terms of the Plan.

                                   ARTICLE III
                                  DISTRIBUTIONS

        III.1 Distributions of Stock to Employees. The Trustee shall as soon as practicable after the Exercise Date, exercise the options of each Employee in accordance with the terms of the plan and distribute to the Custodian shares of Common Stock which shall be deposited by the Custodian with the Depositary as ADSs, and the Depositary shall deliver ADRs to each Employee, or ADSs to such Employee's broker, representing the shares of Common Stock that have been exercised in his or her favor by the Trustee.

        III.2 Distributions of Payroll Deductions to the Company. Concurrently with the distribution of shares (in the form of ADSs) to the Custodian, or at any time prior to such date, the Trustee shall distribute the payroll deductions contributed pursuant to Section 1.4 to the Company.

                                   ARTICLE IV
                     NAME, DURATION AND TERMINATION OF TRUST

        IV.1 Name. This Trust shall be known as the "Business Objects S.A. Employee Benefits Trust."

        IV.2 Nature. This trust shall be a grantor trust within the meaning of the Internal Revenue Code of 1986, as amended, and shall be subject to the claims of the Company's general creditors, to the extent that the assets of the Trust would be otherwise so subject.

        IV.3 Duration. This Trust shall be revocable and may be revoked by the Company at any time. Unless sooner revoked, it shall terminate at the earlier of: (a) ten (10) years from the effective date of the Plan, or (b) upon the termination of the Plan.

        IV.4 Distributions by Trustee on Termination. Upon termination of the Trust, the Trustee shall distribute or apply any cash contributed pursuant to
Section 1.3 to the Company, and any cash contributed pursuant to Section 1.4 in the individual accounts to the appropriate Employees; provided, however, that the Trustee may, but only on the advice of counsel, retain a reasonable sum for payment of or to provide for all known claims against and expenses of the Trust and the Trustee, but only from contributions made pursuant to Section 1.3.

                                    ARTICLE V
                   PURPOSE OF TRUST AND LIMITATIONS OF TRUSTEE

        The sole purpose of this Trust is for use in the administration of the Plan. The Trust shall not be nor have the power to be an organization having as a purpose the carrying on of any trade or business. This Trust Agreement is not intended to create and shall not be interpreted as creating an association, partnership, joint venture or any other entity formed to conduct trade or business.

                                   ARTICLE VI
                              POWERS OF THE TRUSTEE

        VI.1 General Powers. In addition to such powers as may from time to time be granted to the Trustee, the Trustee may take all such actions and is hereby granted such powers as may appear necessary or proper to comply with the laws of the appropriate jurisdictions and to effectuate and carry out the terms and purposes of the Trust. The Trustee shall hold legal and equitable title to all assets at any time constituting a part of the Trust and shall hold such assets in Trust to be administered and disposed of by the Trustee pursuant to the terms of this Trust Agreement for the benefit of the Employees or the Company as the case may be.

        VI.2 Specific Powers Exercisable by Trustee. The Trustee shall have the following specific powers, and the enumeration of such powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized in any other section or provision of this Trust
Agreement:

                (A) To sell or otherwise dispose of any of the Trust Assets in exchange for the fair market value thereof.

                (B) To prosecute or defend litigation (in the name of the Trust, the beneficiaries, or otherwise) and to pay, discharge or otherwise satisfy claims, liabilities, and expenses and to pay all expenses incurred in connection therewith, to carry such insurance, as the Trustee shall determine, to protect the Trust and the Trustee from liability.

                (C) To invest any cash not yet available for distribution in accordance with the terms of this Trust in demand and time deposits in banks or savings institutions, short term certificates of deposit, Treasury bills, or money market account instruments. Any interest earned from such investments shall be applied towards payment of the Trustee's compensation (determined pursuant to Section 9.1) or other expenses of the Trust. Notwithstanding the preceding sentence, if such interest is in excess of the amount required to compensate the Trustee or to pay any other expenses of the Trust, such excess shall be distributed to the Company.

                (D) While serving as Trustee to engage legal counsel for the benefit of the Trustee. The Company, however, shall be obligated to pay the fees and expenses of such counsel. In addition, the Trustee may engage such other consultants as the Trustee shall see fit to assist in the administration of the Trust, and such consultant's fees shall also be the obligation of the Company.

                                   ARTICLE VII
                               AMENDMENT OF TRUST

        This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company.

                                  ARTICLE VIII
                              ACCEPTANCE BY TRUSTEE

        VIII.1 Acceptance of Appointment. The Trustee hereby accepts its appointment made in this Trust subject to the conditions enumerated below and agrees to act as Trustee pursuant to the terms hereof.

                (A) The Trustee shall in no case or event be liable for any damage caused by the exercise of its discretion as authorized in this Trust in any particular manner, or for any other reason, except gross negligence or willful misconduct, nor shall the Trustee be liable or responsible for forgeries or false personation. The Trustee shall not be liable for honest mistakes of judgment or for losses or liabilities due to such honest mistakes of judgment.

                (B) If any controversy arises between the parties hereto or with any third person with respect to the subject matter of the Trust or its terms or conditions, the Trustee shall not be required to determine the same or take any action in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Trustee may reasonably require.

                (C) The Trustee may utilize or be reimbursed only from the trust assets contributed pursuant to Section 1.3 (to the extent that it is not directly paid by the Company) with respect to all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, or as attorneys' fees and expenses) reasonably incurred by the Trustee in connection with the defense or disposition of any action, suit or other proceeding in which the Trustee may be involved or with which the Trustee may be threatened by reason of its being or having been a Trustee pursuant to this Trust Agreement, except with respect to any matter as to which the Trustee shall have been adjudicated to have acted in bad faith or with willful misfeasance, reckless disregard of its duties or gross negligence.

                (D) Notwithstanding any other provision of this Trust, the Trustee's responsibility for payment of or provision for any claims against or liabilities or expenses of the Trust or the Trustee shall be limited to the property and assets in the Trust and shall be dischargeable only therefrom.

                                   ARTICLE IX
                               TRUSTEE'S EXPENSES

        IX.1 Trustee Compensation. The Trustee shall be entitled to such reasonable compensation for its services as shall be agreed upon in writing by the Company and the Trustee. To the extent the compensation and expenses of the Trustee are not paid directly by the Company, they shall be paid by the Trust pursuant to Section 6.2(c) or out of assets contributed pursuant to Section 1.3, or a combination thereof. Notwithstanding the preceding two sentences or any other provision of this Trust, if the Trustee is an Employee he or she shall receive no additional compensation for service as Trustee.

                                    ARTICLE X
                       RESIGNATION AND REMOVAL OF TRUSTEE

        X.1 Trustee Resignation. The Trustee shall have the right to resign at any time upon fifteen (15) days written notice to the Company. Upon such resignation, the Company shall appoint a successor Trustee.

        X.2 Removal of Trustee. A Trustee may be removed and its duties terminated at any time, and its successor appointed, by the Company.

                                   ARTICLE XI
                                  GOVERNING LAW

        The Trust has been accepted by the Trustee and will be administered in the State of California, and its validity, construction and all rights hereunder, and the validity and construction of this Trust shall be governed by the laws of that State.

        All matters affecting the title, ownership and transferability of any security, whether created or held hereunder, shall be governed by all applicable federal, state, foreign securities laws.

                                   ARTICLE XII
                                  SEVERABILITY

        In the event any provision of this Trust or the application thereof to any person or circumstance shall be finally determined to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

                                  ARTICLE XIII
                                  COUNTERPARTS

        This Trust may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust on the day and year hereinabove first written.

"Company"                            Business Objects S.A., a corporation
                                     organized under the laws of the Republic of France

                                     By: Bernard Liautaud
                                     President and Chief Executive Officer

"Trustee"                            Great Lakes Strategies (1), a corporation
                                     organized under the laws of________________

                                     By: ________________________________

                                     ____________________________________

                                     ____________________________________


(1) "Great Lakes Strategies" amended its company name and is became "Allecon Stock Associates" since January 2, 2002.

                                    ANNEX E

                              BUSINESS OBJECTS S.A.
                          COMPANY SAVINGS PLAN, AMENDED
                               AS OF JUNE 5, 2002

        By:

        Business Objects SA ("the Company"), headquartered at 157/159 rue Anatole France, 92309 Levallois-Perret, represented by Mr. Bernard Liautaud, acting in his capacity as Chairman of the Board of Directors.

        It shall be recalled that an Employee Savings Plan (the Savings Plan) was established on July 4, 1991, with effect as of January 1, 1991, and was further amended on November 16, 1995. Its purpose is to enable employees of the Company to participate, with the Company's help, in the constitution of a collective portfolio of investment securities. The Savings Plan rules stated that the amounts contributed the Savings Plan could be used to acquire securities issued by the Company, subject to the terms and conditions defined by the shareholders of the Company and its Board of directors. Shares issued by the Company were to be subscribed directly by each of the participating employee.

        In order to simplify the administration of the Savings Plan, the Company resolved to implement a Company Mutual Fund (Fonds Common de Placement d'Entreprise) and therefore to amend the rules of the Savings Plan.

        As a result, the Savings Plan rules dated December 17, 1998 were adopted and replaced those adopted on November 16, 1995, it being specified that all shares of the Company from the effective date of the Savings plan as amended can be subscribed for only through the Company Mutual Fund Business Objects Actionnariat.

        This Savings Plan, dated December 20, 2001, replaces the Savings Plan dated December 17, 1998, in compliance with the law related to employee Savings (loi sur l'egargne salariale) dated February 19, 2001, it being specified that the unavailability and tax treatment of funds invested in the Plan prior to this Savings Plan are not affected in any manner.

                =================================================

                                        I
                                  BENEFICIARIES
                =================================================

ARTICLE 1:     PARTICIPATING EMPLOYEES

        1.1 All employees of the Company are eligible to participate in the Savings Plan once they have been with the Company for least three (3) months as of the date they entered the Savings Plan.

        1.2 Former employees who have retired or taken an early retirement, and who entered the Plan before they left, may continue to make contributions provided they have not closed out their account.

        1.3 No employee contribution, except for incentive-plan disbursements ("interessement") can be made on or after the date on which the employee ceases to be employed by the Company for any reason other than retirement or early retirement.

ARTICLE 2:     PARTICIPATION REQUIREMENTS

        2.1    VOLUNTARY PARTICIPATION

        Each employee voluntarily participating in the Savings Plan pursuant to
Article 4.2, fills out a participation form provided by the personnel department. A sample form is attached hereto.

        By purchasing shares in the Company Mutual Fund Business Objects Actionnariat or purchase of shares in the mutual funds Expansion Tresorerie (ex-Selection 900) and Expansion Diversifie (ex-Selection 903), a participant automatically adheres to the rules of the Savings Plan. Such adhesion is formalized by remitting the subscription form to the personnel department.

        2.2    MANDATORY PARTICIPATION

        Since amounts in the special profit-sharing reserve ("reserve speciale de participation") are mandatorily deposited into the Savings Plan in application of the rider to the profit-sharing agreement signed on November 16, 1995, no individual adhesion formality is required in this regard.

                =================================================

                                       II
                          CONTRIBUTIONS TO THE SAVINGS
                                      PLAN
                =================================================

ARTICLE 3:     FUNDING OF THE SAVINGS PLAN

        The Savings Plan is funded by:

        -- the annual contribution, on behalf of the employees, of the special profit-sharing reserve;

        -- voluntary contributions by employees, if any, made in accordance with Article 4;

        --     supplemental contributions by the Company, if any,

        -- the reinvestment of revenues and capital gains from investments made in the Savings Plan.

ARTICLE 4:     VOLUNTARY EMPLOYEE CONTRIBUTIONS

        4.1    INCENTIVE-PLAN CONTRIBUTIONS ("INTERESSEMENT")

        Each participant may decide to apply to the Savings Plan all or part of the incentive-plan disbursement he/she is allotted in application of the incentive-plan agreement in effect within the Company.

        Upon each incentive-plan disbursement, the recipient employees must, within 15 days of receiving the individual incentive-plan statement, inform the personnel office of the fraction they wish to contribute to the Savings Plan.

        Incentive plan disbursements may not exceed, foe each employee, half of the annual social security ceiling. This ceiling is prorated based on the time of employment with the Company for those employees who have not employed for a full year within the Company.

        Incentive-plan disbursements contributed to the Savings Plan are exempt from income tax, up to an amount equal to half of the social security ceiling. Incentive-plan disbursements are subject to the Cotisation Sociale Generalisee
(CSG) and the Contribution au Remboursement de la Dette Sociale (CRDS), even if partially or fully contributed to the Savings Plan. As a result, such taxes are withheld from the incentive-plan disbursement before contribution to the Savings Plan.

        4.2 PERIODIC CONTRIBUTIONS RESULTING FROM AN ANNUAL SAVINGS AGREEMENT

        Any employee who wishes to make voluntary contributions pursuant to an annual savings agreement states the annual amount of his/her contribution upon entering the Savings Plan. This annual amount may be increased or decreased at the beginning of each calendar year. The minimum annual amount is 160 euros.

        The employee's annual contribution, divided by four, is deducted from his/her salary in the last month of each quarter. These quarterly contributions may be suspended, increased, or decreased during the year, provided that the personnel department is notified before the 5th day of the month for which the suspension, increase or decrease is to occur.

        4.3    NON-PERIODIC CONTRIBUTIONS

        Outside the framework of any annual savings agreement, employees may subscribe shares of the mutual funds Expansion Tresorerie (ex-Selection 900) and Expansion Diversifie (ex-Selection 903), as well as shares of the Company Mutual Fund Business Objects Actionnariat if and when an offering period is open, either by making a payment in cash or by direct deduction from their salary. Participants may also purchase shares of the Company Mutual Fund Business Objects Actionnariat by contributing shares of the Company which they subscribes prior to the effective date of this Savings Plan.

        4.4    ANNUAL LIMIT ON VOLUNTARY CONTRIBUTIONS

        By law, total contributions during any one calendar year may not exceed one fourth of the employee's gross annual salary. The calculation of maximum annual contributions includes incentive-plan contributions and periodic and non-periodic voluntary contributions as defined in Articles 4.1, 4.2 and 4.3 above. The special profit-sharing reserve, however, is not included in this calculation.

        4.5    MAXIMUM NUMBER OF COMPANY'S SHARES

        No employee may purchases shares in Company Mutual Fund Business Objects Actionnariat, representing more than 500 shares of the Company per subscription period. Moreover, no employee may purchases more than the maximum limit set forth in section 423(b)(8) of the United States Internal Revenue Code of 1986 as amended, under all stock purchase plans of the Company.

ARTICLE 5:     MANAGEMENT COSTS

        The Company is responsible for:

        --     the cost of maintaining the individual savings accounts;

        -- the setup fees for Mutual Funds to which Savings Plan contributions are made;

        --     the cost of holding the Company's securities;

        -- the administrative and financial management commissions payable to the management company of the Company Mutual Fund Business Objects Actionnariat,

        -- the securities trading costs, statutory auditors costs and more generally all transaction costs relating to the Company Mutual Fund Business Objects Actionnariat.

        The annual administrative and financial management commissions payable to the management company relating to Expansion Tresorerie (ex-Selection 900) and Expansion Diversifie (ex-Selection 903) shall remain the responsibility of the employees participating in the Savings Plan, as are the stock exchange costs related to arbitrage on securities issued by the Company.

                =================================================

                                       III
                                  INVESTMENT OF
                               AMOUNTS CONTRIBUTED
                =================================================

ARTICLE 6:     MANAGEMENT OF THE FUNDS

        6.1    INVESTMENT CHOICES OFFERED

        Amounts received by the Savings Plan are credited to the individual account opened in the name of the participating employee at Banque Worms, trustee of the Savings Plan. They are allocated to one of the following types of investment, at the option and in the proportions desired by the employee:

        -- Shares of the Company Mutual Fund "Business Objects Actionnariat". This Fund is invested in shares of Business Objects S.A., when issued in the context of an offering period reserved for subscription to employees. The shares of Business Objects S.A. are traded on the Nasdaq National market in the form of American depositary shares.

        --     Shares of the Mutual Fund "Expansion Tresorerie" (ex-"Selection
               900").

        --     Shares of the Mutual Fund "Expansion diversifiee" (ex-"Selection
               903").

        Amounts contributed in application of the Savings Plan are allocated to one of the three types of investment within fifteen days from the contribution or due date.

        If the employee does not select an option, the contributions shall be allocated entirely to the Expansion Tresorerie (ex-Selection 900) Fund.

        6.2 EXPANSION TRESORERIE (EX-SELECTION 900) AND EXPANSION DIVERSIFIEE (EX-SELECTION 903) MUTUAL FUNDS

        La Societe Generale, having its registered office 29, boulevard Hausseman 75 009 Paris France, is the trustee of each of the Expansion Tresorerie (ex-Selection 900) and Expansion Diversifiee (ex-Selection 903) Mutual Funds. The management company is Epargne Expansion, having its registered office at 23 rue Balzac 75 008 Paris France.

        This agreement includes approval of the attached rules governing each of the two Funds.

        The Board Committee ("Conseil de Surveillance") for each of the Mutual Funds shall include an employee representative, elected by the Worker Committee, and a Company's representative.

        The Board Committee is required to meet each year to review the management report on the operations of the Fund and the results obtained during the past year.

        No modification of the Mutual Fund rules can be decided without the approval of the Board Committee.

        6.3    BUSINESS OBJECTS ACTIONNARIAT MUTUAL FUND

        La Societe Generale, having its registered office 29, boulevard Hausseman 75 009 Paris France, is the trustee of Business Objects Actionnariat Mutual Fund. The management company is Epargne Expansion, having its registered office at 23 rue Balzac 75 008 Paris France.

        This agreement includes approval of the rules governing Funds, as attached in exhibit.

        The Fund is classified as a Company Mutual Fund ("Fond Commun de Placement d'Entreprise") invested in listed securities. As such, it is allowed to invest more than 10% of its net equity in securities of the Company, subject to the terms and conditions defined by the Company's general meetings of shareholders and Board of directors. The portfolio of the Fund shall be invested exclusively in shares of Business Objects S.A., in the form of American depositary shares traded on the Nasdaq National Market, it being specified that the Fund may not hold more than 10% of the voting securities of the Company.

        The Board Committee ("Conseil de Surveillance") for each of the Fund shall include four employee representatives, elected by the Worker's Council, and four Company's representatives.

        The Board Committee is required to meet each year to review the management report on the operations of the Fund and the results obtained during the past year.

        No modification of the Mutual Fund rules can be decided without the approval of the Board

        6.4    INCOME FROM THE PORTFOLIO

        Income from the Expansion Tresorerie (ex-Selection 900) and Expansion Diversifiee (ex-Selection 903) Mutual Funds, including dividend tax credits and other tax credits, are mandatorily reinvested in the Fund and thereby increase its value.

        In the case of securities transactions that include the attribution of shares or other rights of the Company, those rights are, at the election of the Fund, either transferred to Business Objects Actionnariat Mutual Fund, or an equivalent cash value is credited to the Fund. The latter then invests such cash in one or both of the other Mutual Funds.

        Other income arising from Business Objects securities and paid in cash are reinvested in either Expansion Tresorerie (ex-Selection 900) or Expansion Diversifiee (ex-Selection 903), at the election of the employee. In the absence of election made, income is reinvested in Expansion Tresorerie (ex-Selection
900) Mutual Fund shares.

ARTICLE 7:     INVESTMENT MODIFICATIONS BY EMPLOYEES

        Any employee or former employee may, under the following conditions, modify the investment of his funds during the waiting period:

        -- No modifications may be made with regard to amounts deposited prior to November 16, 1995.

        -- In order to facilitate management, orders will be centralized once a month and processed once a month. A participant wishing to modify the investment of his funds during a given month must so notify Epargne Expansion before the 15th of that month (or the business day preceding that date).

        -- No fund-investment modifications may be made in those cases where the amounts contributed by the employee have been supplemented by an employer contribution under the conditions set forth in Article L. 443-7, Paragraph 2, of the Labor Code.

        _ Any participant who modifies the investment of his funds shall pay the related modification costs, namely, the setup costs for the Mutual Fund into which his savings are to be transferred, and any other stock-exchange costs related to arbitrage on Company securities.

        _      The cost of any arbitrage is to be borne by the employee.

        _ No arbitrage can be performed on Business Objects Actionnariat Mutual Fund shares if those shares have not been paid in full.

                =================================================

                                       IV
                            AVAILABILITY AND PAYMENTS
                =================================================

ARTICLE 8:     WAITING PERIOD

        Without prejudice to Article 9 of these rules, holdings invested in the name of an employee after these rules become effective shall not be available until the first day of the fourth month of the fifth fiscal year following the year in which the securities or mutual fund shares are acquired.

        However, if for any reason, there is no longer a profit-sharing agreement in effect within the Company, the waiting period shall expire on the first day of the seventh month of the fifth fiscal year following the year in which the shares or securities were acquired.

        Investment arbitrage as cited in Article 7 of these rules shall not affect the original availability date as defined above.

ARTICLE 9:     EARLY AVAILABILITY

        Participants or their beneficiaries may, however, gain access to their benefits before expiration of the five-year period in the following cases, as cited in article R. 442-17 of the Labour Code, as modified by Decree No. 2001-703 of 31 July 2001 (establishing "domestic partnership agreements": pacte civil de solidarite):

     - Marriage of the employee or his/her execution of a domestic partnership agreement

     - Birth or adoption of a third child in the family, and of every child thereafter.

     - Divorce, separation or dissolution of a domestic partnership agreement when terminated by a court order awarding full or shared custody of at least one child to employee

     - The disability of employee, or employee's child, spouse or domestic partner subject to a domestic partnership agreement. The invalidity must fall within the meaning of paragraphs 2 and 3 of article L 341-4 of the Social Security Code, or be recognised by the technical commission on professional guidance and placement as set forth in article L. 323-11 or by the departmental commission on special education on condition that the invalidity rate reach at least 80% and that the disabled person exercise no professional activity.

     - The death of employee, employee's spouse or domestic partner subject to a domestic partnership agreement

     -  Termination of the employment contract.

     - Use of funds for: the formation or purchase, by the employee, employee's children, spouse, or domestic partner subject to a domestic partnership agreement, of an industrial, commercial, craft or farming business, either as an individual or in the form of a company, provided the person actually controls the company as defined in article R. 351-43; for the establishment for the purpose of exercising a non-salaried occupation; or for the acquisition of partnership shares of a co-operative production society

     - Use of funds for the acquisition of or an addition to the primary residence involving the creation of new living space as defined by article R 111-2 of the Construction and Housing Code, subject to the existence of a building permit or of a preliminary construction statement;

        or for the restoration of the primary residence damaged by a natural disaster duly declared by ministerial order

     - Employee overindebtedness, as defined in article L 331-2 of the Consumer Code, upon a request sent to the organisation managing the funds or to the employer by the chairman of the overindebtedness situation review commission or a judge, if same deems that releasing the funds will contribute to resolution, or is required for the proper performance of a settlement or reorganisation plan.

In order to release the invested funds, the employee must submit his/her request with six months of the day of occurrence of the event, except for the following cases:

     -  Termination of the employment contract

     - The death of employee, employee's spouse or domestic partner subject to a domestic partnership agreement, or

     -  Employee overindebtedness

when the request can be made at anytime.

If the request is granted, the available funds shall be released in a single payment of either partial of entire invested amounts, as directed by the employee.

ARTICLE 10:    PAYOUT OF HOLDINGS

        Holdings which become available, either because the waiting period has expired or an early-availability circumstance has arisen, may, at the employee's or his/her beneficiary's option, either be:

        --     left in the Savings Plan, or

        --     paid out in part or in whole.

        Payout requests and any necessary supporting documents must be sent in writing to Epargne Expansion at least 4 business days before the valuation date, precisely indicating the type and number of shares or securities for which payment is requested.

        Expansion Tresorerie (ex-Selection 900), Expansion Diversifiee (ex-Selection 903) and Business Objects Actionnariat Mutual Fund shares are purchased according to the procedures set forth in the rules for each of these Three Mutual Funds.

ARTICLE 11:    FORMER EMPLOYEES

        11.1 If an employee leaves the Company without exercising his/her early availability rights or before the Company is in a position to liquidate, on the date of his/her departure, all of the benefits which he/she holds, the Company will:

        -- issue the employee a declaration indicating the nature and amount of his/her benefits as well as the date(s) on which those benefits will become tradeable or payable;

        -- issue or made issued by the trustee the documents stipulated by the article L.444-5 and L.444-1-3 of the Labor Code;

        -- ask for the address where interest, dividends and notices relating to his/her benefits, and, upon their maturity, the securities or corresponding amounts should be sent;

        -- inform the employee that he/she is responsible for informing the Company of any change of address.

        11.2 When an employee who has left the company cannot be reached at the most recent address he/she has indicated, the holdings in his/her name shall be held by the management organization. Upon expiration of the statue of limitations, the management organization shall liquidate the assets and deposit the resulting sum in the public Treasury.

                =================================================

                                        V
                            MISCELLANEOUS PROVISIONS
                =================================================

ARTICLE 12:    INFORMING PARTICIPANTS

        Information relating to this Savings Plan shall be communicated by posting or through informational memos. Every time a transaction, subscription or purchase occurs, a personalized statement indicating the number of stock shares acquired or purchased and the price of the subscription (or value of the purchase) shall be remitted to the participant. Participants shall receive at least one statement per year, reminding them of their situation, the date on which their holdings become available, and the circumstances under which those holdings may exceptionally become available earlier. Each subscription offering on Company securities shall be communicated in an informational memorandum remitted in advance to the employees. The memorandum shall indicate the nature and terms of the offering.

ARTICLE 13:    SETTLEMENT OF DISPUTES

        Before filing an action with the courts having jurisdiction, the Company and participants shall attempt to resolve, within the corporate framework, any disputes related to the Savings Plan.

ARTICLE 14:    TERM AND EFFECTIVE DATE

        This Savings Plan becomes effective on December 21, 1998 and shall be renewed by tacit agreement unless terminated by the Company prior to January 1st of each year.

        Termination or any modification shall be documented in the same form and manner as the Savings Plan was concluded.

Signed in Levallois-Perret on December 17, 1998

---------------------------------------
[signature]
Bernard Liautaud
Chairman of the Board of Directors